As filed with the Securities and Exchange Commission on July 11, 1997



                                                              File No. 333-15151

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                        PRE-EFFECTIVE AMENDMENT NO. 3 TO


                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                      FEDERAL MORTGAGE MANAGEMENT II, INC.
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

       FLORIDA                        6211                     65-0625618
------------------------   ----------------------------   ----------------------
(State of Incorporation)   (Primary Standard Industrial     (I.R.S. Employer
                            Classification Code Number)   Identification Number)

                          1800 SECOND STREET, SUITE 780
                             SARASOTA, FLORIDA 34236
                                (941) 954-2328
          -------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                          1800 SECOND STREET, SUITE 780
                             SARASOTA, FLORIDA 34236
                    ----------------------------------------
                    (Address of principal place of business)

                       GUY S. DELLA PENNA, PRESIDENT & CEO
                   EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.
                             2323 STICKNEY POINT RD.
                             SARASOTA, FLORIDA 34231
                                 (941) 921-9700
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:
                           Gregory C. Yadley, Esquire
                         Shumaker, Loop & Kendrick, LLP
                        101 E. Kennedy Blvd., Suite 2800
                                 Tampa, FL 33602
                                 (813) 229-7600

Approximate date of proposed commencement of sale to the public: As soon as practical after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
TITLE OF                         PROPOSED          PROPOSED
EACH CLASS OF   DOLLAR AMOUNT    MAXIMUM OFFERING  MAXIMUM         AMOUNT OF
SECURITIES TO   TO BE            PRICE PER         AGGREGATE       REGISTRATION
BE REGISTERED   REGISTERED       UNIT (1)          OFFERING PRICE  FEE
-------------------------------------------------------------------------------
Series 1997A
Promissory Notes $5,000,000      $1,000             $5,000,000     $1,515.15
================================================================================

                      FEDERAL MORTGAGE MANAGEMENT II, INC.

            $5,000,000 Aggregate Principal Amount of Promissory Notes

         FEDERAL MORTGAGE MANAGEMENT II, INC. (the "Company") is a newly formed Florida corporation based in Sarasota, Florida. The Company is offering its Promissory Notes (the "Notes") in aggregate principal amount of $5,000,000. Within such aggregate principal amount of $5,000,000, the Notes are available in the following maturities and Note interest rates ("Note Rate"):


                                     SELLING

  SERIES        AMOUNT      COMMISSION        MATURITY DATE         RATE
 --------    ----------     ----------      -----------------       ----

1997 A-I     $  500,000       3.00%         September 30, 2001      8.00%
1997 A-II     1,000,000       4.50%         September 30, 2002      9.00%
1997 A-III    3,500,000       7.00%         September 30, 2003     10.00%


         Interest on the Notes will be payable monthly at the applicable Note Rate commencing on the first day of the first month following attainment of the Minimum Requirement (as hereinafter defined) and the release of the proceeds from the sale of the Notes to the Company, and thereafter, on the first day of each month (each a "Payment Date"). The amount of interest payable on each Payment Date will equal the interest accrued during the month ending on the day prior to such Payment Date ("Interest Accrual Period"). All Note Rates are fixed and not subject to adjustment during the Note term. The Notes are non-callable.

         Subject to certain conditions, interest at the Note Rate will begin to accrue upon acceptance of a subscription for a Note by the Company and after attainment of the minimum requirement. The minimum subscription for Notes is $5,000. See "TERMS OF NOTE OFFERING." Utilizing the net proceeds received from the sale of the Notes, the Company will originate, acquire, hold and deal in a portfolio of residential real estate mortgage loans (each a "Portfolio Loan" and collectively, the "Portfolio Loans") to be acquired in accordance with an acquisition policy described herein (the "Acquisition Policy"). See "BUSINESS OF THE COMPANY - PLAN OF OPERATION."


         AN INVESTMENT IN THE NOTES IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK, WITH THE HIGHEST DEGREE OF RISK BEING ASSOCIATED WITH THE SERIES 1997 A-III NOTES DUE IN 2003. INVESTORS SHOULD CAREFULLY CONSIDER THE MATERIAL RISKS SET FORTH UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 7.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
              UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The Notes are being offered on a best efforts basis by Executive Wealth Management Services, Inc. ("Executive"), which will receive average selling commissions at the rate of 6.1% of Note proceeds. As indicated in Notes (2) and
(3) below, Executive and its affiliates also will receive certain other fees and expense allowances.

--------------------------------------------------------------------------------
                                         MAXIMUM SELLING       PROCEEDS TO
                      PRICE TO PUBLIC     COMMISSIONS(2)        COMPANY(3)
--------------------------------------------------------------------------------
Per Note (1)          $     1,000          $     128             $   878
Total Minimum (4)       1,500,000            191,500           1,308,500
Total Maximum           5,000,000            580,000           4,420,000
--------------------------------------------------------------------------------


(1) Subscriptions for Notes may be made in increments of $1,000, subject to a minimum investment of $5,000 principal amount of Notes. Subscribers may request that their subscriptions be allocated between the three sub-Series of Notes in $1,000 increments, subject to availability. The Company and Executive, the selling agent for the Notes, are affiliates. In accordance with the provisions of the Bylaws of the National Association of Securities Dealers, Inc. (the "NASD"), the fairness of the Note offering made hereby has been reviewed by Kashner Davidson Securities Corporation, a "qualified independent underwriter" as such term is defined in Rule 2720 of the NASD Rules of Conduct. See "PLAN OF DISTRIBUTION" and "DESCRIPTION OF NOTES AND CUSTODY AGREEMENT."

(2) The Notes are being sold on a best efforts basis by Executive, as selling agent, and may also be sold through the facilities of other securities broker-dealers who are members of the NASD and are authorized by the Company to offer the Notes and are permitted to do so under the laws of the jurisdictions in which the Notes may be offered. Average selling commissions at the rate of 6.1% of the Note proceeds will be paid to Executive and the other qualified securities broker-dealers if the Minimum Requirement is attained (as described in Note 4 below). Additionally, Executive will be entitled to receive a 3% Note offering management fee charged against gross Note offering proceeds in connection with the sale of the Notes offered hereby, as well as a non-accountable expense allowance equal to 2% of gross Note offering proceeds. The Company will pay a fee of $15,000 to Kashner Davidson Securities Corporation for its service as a "qualified independent underwriter" in connection with the offering of the Notes, and will also pay the expenses of Kashner Davidson's counsel arising in connection with its representation of Kashner Davidson in this matter, estimated to be $10,000. The payment of all selling commissions, fees and the non-accountable expense allowance to Executive and other qualified securities broker-dealers is subject to the attainment of the Minimum Requirement described in Note (4) below.

(3) The amount reflected in the table does not take into account expenses incurred and to be incurred by or on behalf of the Company in connection with the organization of the Company and the Note offering and consisting primarily of legal, accounting and filing fees, printing expenses and other miscellaneous fees and expenses which are in excess of $220,000. Upon the attainment of the Minimum Requirement, the Company will pay $120,000 of such expenses. If at least $2,000,000 principal amount of Notes is sold by the Company, the Company will reimburse Capital Management Group, Inc. ("CMG") for up to an additional $100,000 of such expenses which may have been paid previously or accrued by CMG. Such expenses are in addition to selling commissions, the management fees and the non-accountable expense allowance described in Note (2) above. CMG will pay or absorb expenses of the Company in connection with the organization of the Company and the Note offering in excess of such amounts. See "USE OF PROCEEDS."

(4) The offering of Notes made hereby is subject to the requirement that the Company receive and accept subscriptions for Notes in the minimum principal amount of $1,500,000 on or before midnight on the 90th day after the date of this Prospectus, subject to a one-time extension effected at the sole option of the Company of up to 90 days from such date. Pending the receipt and acceptance of such subscriptions for Notes, all subscription funds delivered by investors to Executive shall be deposited promptly in an escrow account and maintained therein in accordance with an Escrow Agreement between the Company, Executive and SouthTrust Asset Management Company of Florida, N.A., Sarasota, Florida (the "Escrow Agent"). Such minimum subscriptions for Notes requirement is referred to in this Prospectus as the "Minimum Requirement." If the Minimum Requirement is not successfully attained, all subscription funds maintained in the escrow account shall be returned promptly to investors with the interest earned thereon. See "TERMS OF NOTE OFFERING." If the Minimum Requirement is timely attained, the Note offering will continue until the earlier of (a) the 270th day from the date of this Prospectus, (b) the sale of the entire $5,000,000 principal amount of Notes, or (c) termination of the Note offering at the sole election of the Company (the "Offering Period"). See "USE OF PROCEEDS" and "BUSINESS OF THE COMPANY."

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE NOTE OFFERING DESCRIBED HEREIN AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR EXECUTIVE. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THERE HAS NOT BEEN ANY CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROSPECTUS.

         THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE NOTES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

         UNTIL _____________, 1997 [90 DAYS AFTER THE DATE OF THIS PROSPECTUS], ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER A

PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO OTHER UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                      Interested Investors Should Contact:

                   Executive Wealth Management Services, Inc.
                            2323 Stickney Point Road
                             Sarasota, Florida 34231
                                  941/921-9700


                       The date of this Prospectus is July __, 1997.

                                TABLE OF CONTENTS
                                -----------------

                                                                         PAGE
                                                                         ----
GLOSSARY OF CERTAIN TERMS..................................................1
INVESTOR SUITABILITY...................................................... 1
PROSPECTUS SUMMARY........................................................ 2
SUMMARY FINANCIAL INFORMATION............................................. 7
RISK FACTORS.............................................................. 7
MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATIONS........................15
TERMS OF NOTE OFFERING....................................................15
PLAN OF DISTRIBUTION......................................................17
CONFLICTS OF INTEREST; TRANSACTIONS WITH MANAGEMENT AND AFFILIATES........17
USE OF PROCEEDS...........................................................19
CAPITALIZATION............................................................20
BUSINESS OF THE COMPANY - PLAN OF OPERATION...............................21
   Background
   Principal Activity
   Summary of Portfolio Loan Acquisition Policy
   Portfolio Loan Acquisition Policy
   Supply of Portfolio Loans
   Portfolio Loan Servicing
   Competition
   Eligible Collateral as Security for the Note Obligations
MANAGEMENT................................................................27
   Information Concerning Mr. Della Penna
   Compensation
   Indemnification
   Key-Man Life Insurance
PRINCIPAL SHAREHOLDERS....................................................28
DESCRIPTION OF THE NOTES AND THE CUSTODY AGREEMENT........................28
   General
   Eligible Collateral
   Summary of the Custody Agreement
   The Trustee
   Action by the Trustee upon Default by the Company
   Note Prepayment
   Transfer Agent
REPORTS TO NOTE HOLDERS...................................................31
LITIGATION................................................................32
LEGAL MATTERS.............................................................32
EXPERTS...................................................................32
ADDITIONAL INFORMATION....................................................32
INDEX TO FINANCIAL STATEMENTS............................................F-1
APPENDIX A -  PRIOR PERFORMANCE INFORMATION

EXHIBIT A -   NOTE SUBSCRIPTION AGREEMENT

EXHIBIT B -   INDENTURE AND CUSTODY AGREEMENT

                            GLOSSARY OF CERTAIN TERMS

         The information presented in this Prospectus concerning the Company's activities in connection with the acquisition of residential real estate mortgage loans utilizes certain terms to describe such loans and their characteristics with respect to past and present loan payment performance of the borrower obligated under a particular Portfolio Loan (the mortgagor), current financial status of the mortgagor, the manner of origination of the loan, factors affecting the Company's ability to sell the loan in the secondary mortgage loan market and other factors and characteristics which may be material in connection with the Company's purchase, ownership and subsequent sale of a Portfolio Loan. Unless the text of this Prospectus clearly indicates otherwise, the terms below which are descriptive of residential real estate mortgage loans shall have the meanings or definitions indicated:

              "Residential real estate mortgage loan" means a mortgage loan secured by a lien on real estate which is either improved with a one to four family residential dwelling or is unimproved but zoned and intended for use as a building lot for a one to four family residential dwelling.

              "Conforming loan" means a residential real estate mortgage loan which has been originated in compliance with the origination criteria of the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"), both of which are federally chartered corporations. Such loan origination criteria include loan amount to value of collateral real estate ratios, mortgagor payment history and the ability of the mortgagor to repay the loan. A conforming loan may also be a loan not originated in compliance with FNMA or FHLMC origination criteria but which at the time of acquisition for the Company is salable to FNMA or FHLMC.

              "Non-conforming loan" means a residential real estate mortgage loan (a) whose mortgagor has an acceptable payment and credit history but which is otherwise non-conforming to the loan transaction documentation criteria of FNMA or FHLMC, or (b) which is in compliance with FNMA or FHLMC loan transaction documentation criteria but does not otherwise conform to FNMA or FHLMC loan underwriting requirements in terms of loan to value ratios, credit history or other underwriting criteria.

         Within the conforming and non-conforming loan categories, there are three standards of loan performance:

              A "performing loan" is a residential real estate mortgage loan which, during the prior six months, has been current in terms of scheduled principal and interest payments or has not been in excess of 30 days delinquent in any such payment.

              An "under-performing loan" is a residential real estate mortgage loan (a) which is more than 30 days delinquent with respect to one or more current or historical scheduled principal or interest payments but with respect to which at least one payment has been received in the last 90 days, or (b) which has been more than 30 days delinquent with respect to one or more current or historical scheduled principal or interest payments in the prior six months but which, on a current basis, is now meeting scheduled principal and interest payments as required by the loans terms and has done so for a minimum period of 60 days.

              A "non-performing loan" is a residential real estate mortgage loan
         (a) with respect to which no payment has been received in the past 90 days, or (b) the mortgagor of which, together with the underlying collateral real estate, is or may be subject to a foreclosure or bankruptcy proceeding.

                              INVESTOR SUITABILITY

         In the view of the Company, the Notes offered by this Prospectus should be acquired only if the purchasing investor (a) is able to hold the Notes over the term thereof and recognizes that until maturity, the Notes offered by this Prospectus represent an illiquid investment; (b) is able to assume on a continuing basis with respect to the Note investment the risk of loss of a substantial portion of the investor's investment in the Notes; and (c) has a net worth sufficient to permit the assumption of the risks inherent in the Company's intended activities. See "RISK FACTORS."

         In keeping with the foregoing, the Company will accept subscriptions for Notes only from (i) individuals who, alone or together with his or her spouse, have a minimum net worth (exclusive of home and automobiles) of $150,000, or (ii) entities which have a net worth of at least $150,000. Further, no subscriber may subscribe for Notes representing more than ten (10) percent of such subscriber's net worth.

         The Notes offered by this Prospectus involve a high degree of risk and each investor's investment in Notes will be at risk in the activities of the Company. If the Company is unsuccessful or only marginally successful in carrying out its business activities with respect to the purchase and sale of Portfolio Loans, the Company's ability to meet the interest and principal obligations represented by outstanding Notes in a timely manner will be impaired. Accordingly, investors should only purchase Notes with the full understanding of the risks which must be assumed in order to obtain the opportunity of receiving the rate of return on their invested capital offered by the Notes. See "RISK FACTORS."

                               PROSPECTUS SUMMARY

         Set forth below is a summary of certain information which is contained in this Prospectus. Such information is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus.

The Company        Federal Mortgage Management II, Inc. (the "Company") was
                   incorporated under Florida law on November 13, 1995. The
                   Company was formed and is being capitalized primarily to originate, underwrite, acquire, hold and deal in a portfolio of primarily first lien residential mortgage loans (the
                   "Portfolio Loans"). As a general matter, the Company expects to buy Portfolio Loans which represent higher credit risks, and therefore offer a higher yield, than loans generally originated by commercial banks or other institutional lenders. During a period of generally from three to six months after the acquisition of a Portfolio Loan, the Company will endeavor to bring all loan documentation for the loan into compliance with the institutional mortgage loan market
                   (referred to as "scrubbing" the loan) and, with respect to under-performing or non-performing loans, will attempt to work with the mortgagor to have the loan payments brought to current status in terms of principal and interest payments.
                   After servicing the loan for a three to nine month period and bringing a delinquent loan current, or at least improving its performing status (referred to as "seasoning" the loan), the Company will then package together a number of "scrubbed" and "seasoned" Portfolio Loans and attempt to sell them into the institutional mortgage loan market at a premium over the price the Company paid for them.

                   Pending the purchase of Portfolio Loans, the Company may invest available cash in deposit or certificate accounts of state or federally chartered banking institutions with at least $500 million of assets or debt securities of the United States or instrumentalities thereof ("Federal Instruments") or money market or equivalent funds at a New York Stock Exchange member firm with net assets of at least $200 million ("Money Market Funds"). See "BUSINESS OF THE COMPANY - PLAN OF OPERATION."

                   The Company's offices are located at 1800 Second Street, Suite 780, Sarasota, Florida 34236; its telephone number is 941/954-2328.

Securities Being   The Company is offering $5,000,000 in aggregate principal
Offered            amount of Promissory Notes, in varying maturities and with varying Note Rates, as set forth below:

          SERIES        AMOUNT             MATURITY DATE          RATE
        ----------    ----------         ------------------      -------
        1997 A-I      $  500,000         September 30, 2001       8.00%
        1997 A-II      1,000,000         September 30, 2002       9.00%
        1997 A-III     3,500,000         September 30, 2003      10.00%



                   Interest will be calculated on the principal amount of outstanding Notes on the basis of a 365 day year and will be paid to Note holders by the Company on a monthly basis. The principal obligation of the Notes will be due at Note maturity. The principal obligation of outstanding Notes may not be prepaid by the Company prior to maturity.

                   A maximum principal amount of $5,000,000 of such Notes may be issued by the Company.

                   Interest will accrue on each Note at the Note Rate from the time of acceptance of the subscription for the Note by the Company. Payment of the interest on subscribed Notes will commence on the first day of the first month following attainment of the Minimum Requirement and the release of Note subscription funds to the Company. Thereafter, Note interest will be paid on a calendar month basis on the first day of each month. Such will also be the case for Note subscriptions accepted subsequent to the attainment of the Minimum Requirement. If the Company does not attain the Minimum Requirement within 90 days of the date of this Prospectus, subject to a one-time extension of up to 90 days from such date effected at the sole option of the Company, all subscription funds will be returned promptly to investors with the interest earned thereon. See "TERMS OF NOTE OFFERING."


Custody Agreement  The Notes will be issued pursuant to an indenture and custody agreement (the "Custody Agreement"), and the notes and mortgages comprising the Portfolio Loans will be held by, and in the name of, Michael Hric, P.A., as trustee (the "Trustee"), acting as agent for the holders of the Notes. The Custody Agreement does not contain provisions meeting the requirements of the Trust Indenture Act of 1939, although the holders of the Notes and the Trustee will have certain rights which correspond to some of the requirements of such act. The Trustee will acquire and maintain a lien on the Portfolio Loans (as well as the proceeds of any sale of a Portfolio Loan until the same is reinvested in another Portfolio Loan or paid out to the Noteholders) and any real estate acquired upon foreclosure of a Portfolio Loan. Pending the purchase of Portfolio Loans, the Company may invest available cash in Federal Instruments or Money Market Funds which will also be held by the Trustee under the Custody Agreement. The Portfolio Loans and Federal Instruments, as well as the cash proceeds from the sale thereof, Money Market Funds, and any real estate acquired upon foreclosure of a Portfolio Loan are hereinafter referred to as Eligible Collateral. As a general matter, cash payments on the Portfolio Loans, representing the repayment of principal and interest thereon, will be paid directly to the Company, and the Trustee will not have possession and control over the cash from these payments. At the time of the release of subscription funds to the Company upon the attainment of the Minimum Requirement and for an indefinite period thereafter, the face amount or value of the Eligible Collateral will be less than the aggregate principal obligation of outstanding Notes, as approximately 15% to 22% of the gross proceeds from the sale of the Notes will be used immediately to pay offering and other accrued expenses. Pursuant to the Custody Agreement, the Trustee will at all times hold Eligible Collateral with an aggregate Unadjusted Value (as defined below) equal to at least 60% of the aggregate outstanding principal balance of the Notes. The Unadjusted Value of a Federal Instrument is the cash value of the instrument. Money Market Funds are considered cash equivalents and the Unadjusted Value of Money Market Funds is the current balance of such funds. The Unadjusted Value of a Portfolio Loan is equal to the outstanding balance due under the loan, and may exceed the amount which could be obtained upon an immediate sale of the same. The Unadjusted Value of real estate owned by the Company as a result of a Portfolio loan foreclosure will be valued at the lesser of the estimated fair market value of the property received by the Company upon foreclosure or the principal balance of the loan at the time of foreclosure plus accrued interest and fees and costs incurred by the Company in connection with such foreclosure process, and also may exceed the amount which could be obtained upon an immediate sale of the same. The remaining assets of the Company, including other items of Eligible Collateral, may be held by the Company. Accordingly, the principal and interest obligations represented by the Notes may never be fully collateralized by Eligible Collateral held by the Trustee, and may be secured by collateral which may have a liquidation value equal to less than 60% of the aggregate outstanding principal obligations due under the Notes. To the extent that the value of the Eligible Collateral held by the Trustee is less than the aggregate principal and interest obligations represented by the Notes, or if the Trustee does not maintain a perfected security interest on the Eligible Collateral held by it, the Notes will be general unsecured obligations of the Company. See "RISK FACTORS - Source of Note Repayment," "USE OF NOTE PROCEEDS," "BUSINESS OF THE COMPANY - PLAN OF OPERATION," and "DESCRIPTION OF THE NOTES AND THE CUSTODY AGREEMENT."

                   The Company will act in the capacity of paying agent with respect to the principal and interest obligations of outstanding Notes.


Terms of Note      The Company must receive and accept on or before midnight
Offering           _____________, 1997, subject to a one-time extension effected at the sole option of the Company of up to 90 days from such date, subscriptions for Notes in the minimum principal amount of $1,500,000 or more (the "Minimum Requirement"). Pending the receipt of such subscriptions for Notes, all subscription funds delivered by investors to Executive (or other securities broker-dealers participating in the sale of Notes) shall be promptly deposited in an escrow account and maintained therein in accordance with an Escrow Agreement between the Company, Executive and the Escrow Agent. If the Minimum Requirement is not successfully attained, all subscription funds maintained in the Escrow Account will be returned promptly to subscribers with the interest earned thereon. If the Minimum Requirement is timely attained, the Note subscription funds then on hand and under the control of the Escrow Agent will be disbursed promptly to the Trustee for utilization by the Company in the acquisition of Portfolio Loans, Federal Instruments and Money Market Funds and in the payment of selling commissions, offering management and due diligence fees, the non-accountable expense allowance and other incurred expenses. In such event, the Note offering is expected to continue until the earlier of (a) the 270th day from the date of this Prospectus, (b) the sale of the entire $5,000,000 principal amount of Notes, or (c) termination of the Note offering at the sole election of the Company (the "Offering Period").


                   Upon receipt of Note subscription funds from investors and prior to the attainment of the Minimum Requirement, the Escrow Agent promptly will invest subscription funds in investments selected for their safety of invested principal, liquidity and the rates of interest offered. If the Minimum Requirement is attained within a period of 90 days from the date of this Prospectus, subject to a one-time extension of up to 90 days from such date effected at the sole option of the Company, interest on Notes subscribed to at the Note Rate will accrue from the time that the Company accepts each subscription to Notes delivered by investors and such interest will be paid to Note holders as described above. See "TERMS OF NOTE OFFERING."

Minimum            Subscriptions for Notes may be made in increments of $1,000,
Investment         subject to a minimum investment of $5,000 principal amount of
                   Notes (except for Individual Retirement Accounts, for which the minimum investment will be $2,000). Subscribers may request that their subscriptions be allocated between the three sub-Series of Notes in $1,000 increments, subject to availability.


Use of Note        Upon the attainment of the Minimum Requirement, Note proceeds
Proceeds           will be utilized to pay selling commissions, management fees, the non-accountable expense allowance, capitalized interest and the direct costs and expenses of the Note offering. Net
                   Note proceeds remaining will be utilized to originate, underwrite, acquire, hold and deal in Portfolio Loans and, pending full investment in Portfolio Loans, Federal
                   Instruments and Money Market Funds. In connection with the organization of the Company and the Note offering, CMG has provided assistance and has advanced certain costs. CMG will be reimbursed on an accountable basis for such assistance and advances in an amount not to exceed $100,000 if $2,000,000 or more principal amount of Notes is sold. CMG is wholly owned by Guy S. Della Penna, a director and officer and sole shareholder of the Company. See "USE OF PROCEEDS" and
                   "MANAGEMENT."

Management;        The management of the Company is comprised of Guy S. Della
Principal          Penna. Mr. Della Penna serves as the sole member of the Board
Shareholders       of Directors and the sole officer of the Company. See
                   "MANAGEMENT." All of the outstanding voting Common Stock of the Company is owned beneficially by Mr. Della Penna.

Risk Factors       An investment in the Notes offered by this Prospectus and the intended activities of the Company are subject to certain risks, including but not limited to the following: (a) following the release of funds from the sale of the Notes, the assets of the Company will be approximately 15% to 22% less than the aggregate obligations of the Company under the Notes and there can be no assurance that the Company will be successful in generating sufficient profits through the trading of Portfolio Loans to permit the Company to pay its operating expenses and service the interest and principal obligations represented by the Notes; (b) the occurrence of material adverse changes in the secondary market for residential real estate loans which might affect the ability of the Company to generally sell the Portfolio Loans for a premium over the price paid for them, which will be necessary for the Company to be able to repay the principal amount of the Notes; (c) the occurrence of increases in interest rates generally and mortgage interest rates specifically which may cause the value of the Portfolio Loans held by the Company to decline in value; (d) the occurrence of decreases in property values in areas where the Company owns real property as a result of foreclosures on Portfolio Loans which may cause the value of the Company's property to decline in value; (e) the fact that the Notes will be only partially collateralized for an indefinite period and may never be fully collateralized;
                   (f) the Company intends to invest in mortgage loans with mortgagors who have impaired credit and which, therefore, have a high risk of default; (g) the Company is only recently formed and has no operating history; (h) in valuing a property for computing loan to value ratios, the Company may use various nonstandardized property evaluation methods; (i) the Company will not maintain any loss reserve or credit enhancements with respect to the Notes; (j) there can be no assurance that an adequate supply of mortgage loans meeting the Company's Acquisition Policy will be available; (k) the performance of the Trustee under the Custody Agreement will not be covered by a fidelity bond; (l) the fact that the Notes will constitute an illiquid investment; and (m) the fact that the offering of the Notes and the management of the Company will involve numerous and significant conflicts of interest. See "RISK FACTORS."


Acquisition of     The Acquisition Policy gives the Company wide latitude in the
Portfolio Loans    type of Portfolio Loans which it may acquire and, with the exception of complying with certain loan to value ratios at acquisition, the Company may obtain Portfolio Loans which are conforming or non-conforming in terms of certain loan origination criteria established by the Federal National
                   Mortgage Association and the Federal Home Loan Mortgage
                   Corporation or which may be performing, non-performing or under- performing in terms of each borrower's (mortgagor's) performance with respect to scheduled principal and interest payments or the mortgagor's credit history. The Portfolio
                   Loans originated or acquired by the Company generally will be loans on improved residential real property (home and property), but they may include loans on parcels of unimproved real property which is zoned for residential use, subject to certain limitations on the percentage amount of unimproved real estate loans which can be originated or purchased by the Company. It is anticipated that the Company may purchase a substantial portion of its Portfolio Loans from affiliates, and certain fees may be paid to affiliates in connection with such purchases. See "RISK FACTORS -
                   Conflicts of Interest," "BUSINESS OF THE COMPANY - PLAN OF
                   OPERATION - Portfolio Loan Acquisition Policy" and "CONFLICTS
                   OF INTEREST; TRANSACTIONS WITH MANAGEMENT AND AFFILIATES."

Supply of          Portfolio Loans may be purchased by the Company from a
Portfolio Loans    variety of sources known to management, although in the
                   recent past there has been a limited supply of the type of mortgage loans intended to be purchased as Portfolio Loans.
                   The type of loans sought by the Company are not generally available through any recognized national market; rather, in each geographic region there appears to be a limited number of buyers and sellers involved in the market. Mr. Della Penna has established relationships with several buyers and sellers in Arkansas, California, Florida, Kansas, Missouri, North Carolina, Ohio, Oklahoma,
                   Pennsylvania and Texas. Management believes that such sellers should be able to provide a steady source of Portfolio Loans for the Company, and that such buyers will provide a ready market for all of the mortgage notes purchased by the Company after the Company has "seasoned" and "scrubbed" such loans.
                   At present, one company in Texas, Homevestors of America, Inc., is providing a majority of the residential mortgage loans being purchased by other companies under the control of Mr. Della Penna which are engaged in the same or similar business as the Company, and such loan originator may be the source of a significant amount of the mortgage loans purchased as Portfolio Loans. Mr. Della Penna beneficially owns approximately 17% of the common stock of Homevestors.
                   Homevestors is establishing a network of individuals and companies to buy and sell residential real estate, with a focus on sales to credit- impaired buyers and, in connection with such sales, originate mortgage loans on such real estate which will meet the Acquisition Policy of the Company. See
                   "RISK FACTORS - Supply of Portfolio Loans," "BUSINESS OF THE
                   COMPANY - PLAN OF OPERATION - Supply of Portfolio Loans" and
                   "CONFLICTS OF INTEREST; TRANSACTIONS WITH MANAGEMENT AND
                   AFFILIATES."

Conflicts of       Guy S. Della Penna serves as a general partner of Federal
Interest;          Mortgage Investors, Ltd., a limited partnership formed in
Transactions with  1991 ("FMIL"), and as the sole director and officer of the
Management and     corporate general partner of FMIL. He also serves as the sole
Affiliates         director and officer of Federal Mortgage Management, Inc., a corporation formed in 1993 ("FMMI"). FMIL and FMMI are engaged in the acquisition, holding and disposition of residential real estate mortgage loans having the same or substantially similar characteristics as the residential real estate mortgage loans to be acquired by the Company. Mr.
                   Della Penna serves as the sole director and officer of the Company. Accordingly, in the identification of suitable
                   Portfolio Loans, it is expected that Mr. Della Penna may be subject, from time to time, to certain conflicts of interest relating to the manner in which desirable mortgage loans will be acquired and allocated among the Company, FMIL and FMMI or which entity will first liquidate mortgage loans when the opportunity for loan sales are limited. Such conflicts of interest will be resolved by Mr. Della Penna in his discretion, considering such factors as he deems relevant, including the financial condition and needs of each entity.
                   There is no requirement and can be no assurance that conflicts will be resolved in a manner that is in the best interests of the Company. See "CONFLICTS OF INTEREST;
                   TRANSACTIONS WITH MANAGEMENT AND AFFILIATES."

                   From time to time the Company, FMIL and FMMI may act jointly in the acquisition or disposition of pools of loans. Such transactions may involve conflicts of interest or the creation of profit or gain for FMIL, FMMI or Mr. Della Penna as a result of the consummation of such transactions. Joint transactions by the Company, FMIL and FMMI will be undertaken in order to acquire or sell loans on a pooled basis which is perceived to be more favorable than otherwise would be available. See "BUSINESS OF THE COMPANY - PLAN OF OPERATION -- Portfolio Loan Acquisition Policy."


                   Mr. Della Penna beneficially owns approximately 17% of the common stock of Homevestors of America, Inc., an entity which is currently a major originator of mortgage loans for other similar programs in which Mr. Della Penna is involved. Homevestors is establishing a network of individuals and companies which will buy and sell residential real estate with a focus on sales to credit impaired buyers and, in connection with such sales, originate mortgage loans on such real estate which will meet the Acquisition Policy of the Company. It is anticipated that the Company may purchase a substantial portion of its Portfolio Loans through such network, and certain fees, such as mortgage placement fees, may be paid to affiliates of Mr. Della Penna in connection with such purchases. Such fees will not exceed the fees generally charged for similar services by independent third parties.

                   The Company will pay to FMIL a monthly servicing fee of $1,500 plus .5% (on an annual basis) of the aggregate outstanding principal balance of the Portfolio Loans as of the end of the prior month. Such servicing fees have not been determined by arm's length negotiation, even though management believes that such fees fairly relate to fees which would be charged by non-affiliated servicing entities. Such fees are intended to defray the compensation paid by FMIL to its employees who carry out such servicing activities. See "BUSINESS OF THE COMPANY - PLAN OF OPERATION -- Portfolio Loan Acquisition Policy." For his general management services, Mr. Della Penna will receive an annual management fee equal to 3% of the aggregate face value of the Eligible Collateral as of December 31 of the prior year. See "MANAGEMENT - Compensation." Mr. Della Penna is also a director, president and the controlling shareholder of Executive Wealth Management Services, Inc. ("Executive"). Executive will receive commissions, Note offering management fees and a non-accountable expense allowance aggregating 11.10% of gross Note proceeds, assuming average commissions at the rate of 6.10%. CMG, an affiliate of Executive which is also controlled by Mr. Della Penna, will receive reimbursement for certain expenses paid by it on behalf of the Company and for support services rendered to the Company with respect to this Note offering on an accountable basis in an amount not to exceed $100,000 if $2 million or more principal amount of Notes is sold by the Company. Such arrangements have not been negotiated on an arm's length basis. See "CONFLICTS OF INTEREST; TRANSACTIONS WITH MANAGEMENT AND AFFILIATES" and "USE OF PROCEEDS."

                   The Trustee, Michael Hric, P.A., is a law firm in Sarasota, Florida. Michael Hric, P.A. has performed legal services for Mr. Della Penna and his affiliates in the past and may perform additional services in the future. See "CONFLICTS OF INTEREST; TRANSACTIONS WITH MANAGEMENT AND AFFILIATES."



                          SUMMARY FINANCIAL INFORMATION


                                         PERIOD FROM INCEPTION                            THREE MONTHS
                                          NOVEMBER 13,1995 TO                                ENDED
                                            MARCH 31, 1997           YEAR ENDED          MARCH 31, 1997
                                             (UNAUDITED)         DECEMBER 31, 1996        (UNAUDITED)
                                          --------------------   -----------------      --------------
Statement of Income (Loss) Data:
Revenues                                     $        -             $      -
Operating expenses                              104,068                3,057                101,011
Income (Loss) from operations                  (104,068)              (3,057)              (101,011)
Net income (Loss)                              (104,068)              (3,057)              (101,011)
Net income (Loss) per share 100 shares         (1040.68)              (30.57)             (1,010.11)


                                               MARCH 31,
                                                 1997
Statement of Financial Condition Data:         --------
Working Capital                               (199,428)
Total assets (1)                                99,309
Long-term debt, net of current portion               -
Shareholders' equity                          (103,068)

----------
(1) Consists primarily of deferred financing costs. See Note B to Notes to Financial Statements.

                                  RISK FACTORS

         AN INVESTMENT IN THE NOTES IS SPECULATIVE AND PRESENTS SUBSTANTIAL RISKS. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD REVIEW CAREFULLY THE FOLLOWING RISKS CONCERNING THE COMPANY AND ITS INTENDED BUSINESS ACTIVITIES BEFORE PURCHASING ANY OF THE NOTES OFFERED HEREBY. THE RISK FACTORS IDENTIFIED AND DISCUSSED BELOW CONSTITUTE SOME BUT PERHAPS NOT ALL OF THE MATERIAL

RISKS WHICH MAY AFFECT ADVERSELY THE INTENDED ACTIVITIES OF THE COMPANY, THE PORTFOLIO LOANS AND AN INVESTMENT IN THE NOTES OFFERED HEREBY.


         SOURCE OF NOTE REPAYMENT. There is no requirement that the Eligible Collateral and other assets of the Company have at any time a face amount or value equal to the outstanding principal obligations due under the Notes. At the time of the release of subscription funds to the Company upon the attainment of the Minimum Requirement and for an indefinite period thereafter, the face amount or value of the Eligible Collateral and such other assets will be less than the aggregate principal obligation of outstanding Notes, as approximately 15% to 22% of the gross proceeds from the sale of the Notes will be used immediately to pay offering and other accrued expenses and other expenses of operation. See "USE OF PROCEEDS." Further, as the Eligible Collateral will be comprised primarily of debt instruments (including Portfolio Loans and Federal Instruments), the value of the Eligible Collateral will decrease from time to time when interest rates increase (and increase when interest rates decrease). To the extent that the Company forecloses on Portfolio Loans in default, the value of the Eligible Collateral will likely decline if and when the value of real estate in the area in which the foreclosed property is located declines. Further, any such general decline in property values will likely increase the risk of defaults on the Portfolio Loans as the amount of each mortgagor's equity in its property declines, especially if the market value of the property decreases below the outstanding amount owed under the mortgage loan on the property. In a similar mortgage program organized by Guy Della Penna, there has been a continuing deficiency between the outstanding principal obligations of the promissory notes issued by such company and the aggregate value of the mortgages and other investments which provide the source of those note repayments. At this point in time, it is anticipated that Mr. Della Penna will make up this deficiency from his own financial resources, even though he has no obligation to do so. Similar deficiencies exist in another mortgage program, organized by Mr. Della Penna as a limited partnership. See "APPENDIX A PRIOR PERFORMANCE INFORMATION."

         A deficiency between the value of the Eligible Collateral and the outstanding principal obligations under the Notes does not constitute an event of default giving rise to any remedy on the part of Note holders. The principal and interest obligations represented by outstanding Notes as well as the operating expenses of the Company are expected to be paid using the cash flow generated by the receipt of principal and interest payments on the Portfolio Loans, Federal Instruments and Money Market Funds, the receipt of funds from the early payoff of Portfolio Loans by the mortgagors and proceeds from the sale of Portfolio Loans, Federal Instruments and real estate received upon loan foreclosures. In order for the Company to repay the principal amount due under the Notes, it will have to generate substantial profits from the trading of Portfolio Loans. There can be no assurance that such cash flow will be sufficient at all times to meet the outstanding interest obligations with respect to the Notes and the principal repayment obligation at the maturity of the Notes. Potential declines in the value of the Eligible Collateral caused by increases in interest rates or decreases in property values and the 15% to 22% gap described above between the face amount of the Notes and the amount of proceeds from the sale of the Notes which are left to be invested in Portfolio Loans after the payment of all offering and other accrued expenses are expected to be made up primarily by profits made by the Company from the trading of Portfolio Loans by the Company. It is not anticipated that any significant number of Portfolio Loans will be held to maturity. There can be no assurance that the Company will be successful in its efforts to generate profits through the trading of Portfolio Loans.


         The status of Portfolio Loans at the time of any Portfolio Loan liquidation as performing, non-performing or under-performing may have an adverse affect on the amount of proceeds that the Company may realize as a result of the liquidation of such loans. To the extent that Portfolio Loans are non-performing or under-performing, their value in any secondary market for residential real estate mortgage loans will be less than would be the case if they were performing.


         To the extent that at the time of any required liquidation of Eligible Collateral (such as upon the maturity of any of the Notes) the value of the Eligible Collateral has declined due to increases in interest rates or decreases in property values, or if any Portfolio Loans which are to be sold include a substantial number of non-performing or under-performing loans, or if the Company has not been successful in trading Portfolio Loans, the Company may have insufficient resources with which to meet its obligations under the Notes and may be placed in circumstances where it will be forced to default on all or part of the obligations represented by outstanding Notes. IF ALL OF THE NOTES OFFERED HEREUNDER ARE SOLD, THIS RISK WILL BE THE GREATEST FOR HOLDERS OF THE SERIES 1997 A-III NOTES, DUE IN 2003, SINCE THE SERIES 1997 A-I AND A-II NOTES ARE DUE TO BE PAID IN FULL IN 2001 AND 2002, AND THE PAYMENT OF THE PRINCIPAL OBLIGATIONS OF SUCH NOTES WILL LEAVE THE COMPANY WITH A REDUCED AMOUNT OF ASSETS WITH WHICH

TO MEET THE REMAINING INTEREST AND PRINCIPAL REPAYMENT OBLIGATIONS ON THE SERIES 1997 A-III NOTES, AS WELL AS ITS OPERATING EXPENSES. TO THE EXTENT THAT FEW IF ANY OF THE SERIES 1997 A-III NOTES ARE SOLD, THIS RISK WILL ALSO IMPACT HOLDERS OF THE SERIES 1997 A-II NOTES. THERE CAN BE NO ASSURANCE AS TO THE PRINCIPAL AMOUNT OF NOTES IN ANY SERIES WHICH MAY BE SOLD IN THE OFFERING, SUBJECT TO THE REQUIREMENT THAT AT LEAST $1,500,000 OF NOTES MUST BE SUBSCRIBED FOR AND SOLD IN ORDER FOR THE COMPANY TO SELL ANY NOTES. The Company has not made any arrangements for any alternative source of funds in the event that cash flow from operations and sales of Eligible Collateral is inadequate to fund operations and meet its interest and principal obligations under the Notes, and it is not anticipated that any other sources will be available. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATIONS", "BUSINESS OF THE COMPANY - PLAN OF OPERATION," "DESCRIPTION OF THE NOTES AND THE CUSTODY AGREEMENT" and "MANAGEMENT - Compensation."


         Investors will be subject to additional risk if only the minimum $1,500,000 principal amount of Notes is sold because the Company will likely be able to invest in a smaller, less diverse group of Portfolio Loans.


         NOTES NOT FULLY SECURED BY ELIGIBLE COLLATERAL; NOTES AS UNSECURED OBLIGATIONS OF THE COMPANY. There is no requirement that the Eligible Collateral have at any time a face amount or value equal to the outstanding principal obligation represented by the Notes. At the time of the release of subscription funds to the Company upon the attainment of the Minimum Requirement and for an indefinite period thereafter, the face amount or value of the Eligible Collateral will be less than the aggregate principal obligation of outstanding Notes, as approximately 15% to 22% of the gross proceeds from the sale of the Notes will be used immediately to pay offering and other accrued expenses and reserves. See "USE OF NOTE PROCEEDS." Such deficiency in terms of relative values does not constitute an event of default giving rise to any remedies on the part of Note holders. Under the Custody Agreement, the Trustee will at all times hold Eligible Collateral with an aggregate Unadjusted Value (as defined below) equal to at least 60% of the aggregate outstanding principal balance of the Notes. The remaining assets of the Company, including other items of Eligible Collateral, may be held by the Company. The Unadjusted Value of a Federal Instrument is the cash value of the instrument. Money Market Funds are considered cash equivalents and the Unadjusted Value of Money Market Funds is the current balance of such funds. The Unadjusted Value of a Portfolio Loan is equal to the outstanding balance due under the loan, and may exceed the amount which could be obtained upon an immediate sale of the same. The Unadjusted Value of real estate owned by the Company as a result of a Portfolio Loan foreclosure will be valued at the lesser of the estimated fair market value of the property received by the Company upon foreclosure or the principal balance of the loan at the time of foreclosure plus accrued interest and fees and costs incurred by the Company in connection with such foreclosure process, and also may exceed the amount which could be obtained upon an immediate sale of the same. Accordingly, the principal and interest obligations represented by the Notes may never be fully collateralized by Eligible Collateral held by the Trustee, and may be secured by collateral which may have a liquidation value equal to less than 60% of the outstanding principal obligations due under the Notes. To the extent that the value of the Eligible Collateral held by the Trustee is less than the aggregate principal and interest obligations represented by the Notes, or if the Trustee does not maintain a perfected security interest on the Eligible Collateral held by it, the Notes will be general unsecured obligations of the Company. It is not anticipated that the Company will acquire significant assets other than the Portfolio Loans. See "USE OF NOTE PROCEEDS," "BUSINESS OF THE COMPANY - PLAN OF OPERATION," and "DESCRIPTION OF THE NOTES AND THE CUSTODY AGREEMENT."


         No assurance can be given that Note holders will be able to recoup the amount of their investment in the Notes in the event of the Company's default under the Notes or the Custody Agreement. The Portfolio Loans should be viewed as illiquid collateral for the Note obligations since neither the Company nor the Trustee, acting on behalf of the Note holders, will have any ability to accelerate the obligations represented by the Portfolio Loans at any particular time or times except in instances where the Portfolio Loans are in a default status. Under most likely circumstances, if the Trustee is required to sell the Portfolio Loans over a short period of time in order to satisfy the aggregate obligation represented by the Notes, the Portfolio Loans and any Federal Instruments will have to be sold at a substantial discount from the aggregate face amount of the Portfolio Loans and Federal Instruments at the time of such sale. Under such circumstances, it is unlikely that the Trustee will obtain sufficient proceeds from the sale of the Portfolio Loans and Federal Instruments to be able to meet the then outstanding principal and interest obligations due under the Notes. See "ABSENCE OF QUALIFYING TRUST INDENTURE" below and "DESCRIPTION OF THE NOTES AND THE CUSTODY AGREEMENT."

         CHARACTER OF PORTFOLIO LOANS. Certain of the Portfolio Loans acquired by the Company may be non-performing or under-performing. For a definition of non-performing loans and under-performing loans, see "GLOSSARY OF CERTAIN TERMS" and "BUSINESS OF THE COMPANY - PLAN OF OPERATION - Portfolio Loan Acquisition Policy." Due to the greater discount at which such mortgage loans can be acquired, the Company intends to acquire mortgage loans which present a higher risk of default. These loans will generally involve credit impaired borrowers who may not qualify for traditional mortgage financing because of a prior bankruptcy, poor or no credit history or previous foreclosures. Also, such loans may have been originated by small independent mortgage companies or brokers or individual sellers of real estate who may not have generated the complete credit and loan file necessary to sell the mortgage loans into the institutional mortgage market. While it is the intention of the Company to complete the paperwork necessary to qualify such loans for resale into the institutional mortgage loan market and to work with the mortgagors under any non-performing or under-performing loans to have such loans brought into performing status so that the Company can resell such Portfolio Loans for a premium over their acquisition price, there can be no assurance that the Company will be successful in such effort. Significant levels of default on such Portfolio Loans may occur as a result of a number of factors entirely beyond the control of the Company, including the development of adverse and recessionary economic conditions in the United States generally or in areas where the Company has acquired significant numbers of Portfolio Loans, adverse economic circumstances which affect individual mortgagors, such as loss of employment, ill health or death, or losses not adequately covered by insurance. It is not anticipated that the Portfolio Loans will be covered by any mortgage insurance that will protect the Company from loss in the event of a default by the mortgagor. To the extent that the Company acquires significant numbers of under-performing and non-performing Portfolio Loans, the Company's ability to service the interest and principal payments required by outstanding Notes could be materially and adversely affected since such non-performing and under-performing loans may not themselves generate sufficient cash flow to permit the Company to meet its operating expenses and the obligations represented by outstanding Notes and the Company may be unable to sell the loans for a premium over their acquisition prices. The Acquisition Policy of the Company permits the acquisition of any number of non-performing or under-performing loans, if the Company determines that such loans are acceptable from a cash flow standpoint and the loans meet the other criteria of the Acquisition Policy. The possibility exists that non-performing and under-performing loans may constitute substantially all of the Portfolio Loans from time to time. See "BUSINESS OF THE COMPANY - PLAN OF OPERATION - Portfolio Loan Acquisition Policy."

         COMPANY ONLY RECENTLY FORMED. The Company has been formed recently and has no operational history. The Company is totally dependent upon the receipt of the net proceeds from the sale of the Notes offered hereby to commence its business activities. The Company as an entity has no previous experience with respect to the acquisition of residential real estate mortgage loans, unimproved real estate mortgage loans and Federal Instruments. See "BUSINESS OF THE COMPANY
- PLAN OF OPERATION." Management of the Company, however, has experience with respect to the acquisition and trading of residential real estate mortgage loans and Federal Instruments. See "MANAGEMENT" and Appendix A to this Prospectus which contains summary information regarding the performance of Federal Mortgage Management, Inc. and Federal Mortgage Investors, Ltd., two similar programs sponsored by Mr. Della Penna.

         DETERMINATION OF VALUE OF COLLATERAL REAL ESTATE. The Company's Acquisition Policy does not require any fixed procedure for the determination of the current estimated fair market value of the real estate collateralizing the Portfolio Loans. In determining the current estimated fair market value of the underlying real estate, the Company may use one or a combination of methods, including a review of the original in-file appraisal which was made at the time of loan origination, a review of the current tax or assessed value for ad valorem taxes with respect to the property, procurement of a current appraisal, including a "drive-by" appraisal. The method or combination of methods utilized by the Company in each case is at the sole discretion of the Company. See "BUSINESS OF THE COMPANY - PLAN OF OPERATION - Portfolio Loan Acquisition Policy."

         NO LOSS RESERVE OR CREDIT ENHANCEMENTS. Since the Company will have no other significant assets except for the proceeds of the Note offering, no reserve for losses can or will be provided. There are no guarantees by any third parties of the repayment obligations of the Company under the Notes, nor are there any insurance arrangements or other sources of funds to repay Note holders in the event of a default by the Company in its repayment obligations under the Notes.

         SUPPLY OF PORTFOLIO LOANS. Currently, management believes that there is a limited number of mortgage loans available for purchase that meet the criteria of the Acquisition Policy of the Company. This may impact the ability of the Company to invest the proceeds of the Note offering in a timely manner, which may negatively impact the Company's cash flow. The type of loans sought by the Company are not generally available through any recognized national market; rather, in each geographic region there appears to be a limited number of buyers and sellers involved in the market. Mr. Della Penna has established relationships with several buyers and sellers in Arkansas, California, Florida, Kansas, Missouri, North Carolina, Ohio, Oklahoma, Pennsylvania and Texas. Management believes that such sellers should be able to provide a steady source of Portfolio Loans for the Company, and that such buyers will provide a ready market for all of the mortgage notes purchased by the Company after the Company has "seasoned" and "scrubbed" such loans. There can be no assurance, however, that such sellers or buyers will continue to sell and purchase mortgage loans on terms acceptable to the Company or that other sellers or buyers can be found which will sell and purchase a sufficient quantity of the type of mortgage loans which meet the Company's acquisition policy. At present, one company in Texas, Homevestors of America, Inc., is providing a majority of the residential mortgage loans being purchased by other companies under the control of Mr. Della Penna which are engaged in the same business as the Company, and such loan originator may be the source of a significant amount of the mortgage loans purchased as Portfolio Loans. Mr. Della Penna beneficially owns approximately 17% of the common stock of Homevestors. Homevestors is establishing a network of individuals and companies which will buy and sell residential real estate with a focus on sales to credit impaired buyers and, in connection with such sales, originate mortgage loans on such real estate which will meet the Acquisition Policy of the Company. A majority of the loans currently available to the Company for purchase from its present supply sources are on real estate located in Texas, Oklahoma, Missouri and Florida. This may continue to be the case in the future. In the event that the Company's Portfolio Loans are geographically concentrated, the Company's operations may be affected to a greater degree by local and regional economic conditions. The Company, FMMI and FMIL may be in competition for the same mortgage loans from time to time. See "CONFLICTS OF INTEREST; TRANSACTIONS WITH MANAGEMENT AND AFFILIATES."


         The Company is unable to predict changes in the current interest rate environment affecting residential real estate mortgage loans or the impact that a change in rates will have on the continuing availability of loans which are suitable for acquisition by the Company. An increase or decrease in such mortgage loan interest rates could affect, in a material adverse fashion, the Company's ability to procure Portfolio Loans in sufficient numbers and amounts to permit the Company to meet the interest and principal obligations represented by outstanding Notes. Among other effects, a significant increase in mortgage interest rates could result in a decreased supply of available mortgage loans which are suitable for the Company since fewer potential mortgagors will qualify for desired mortgage loans due to their inability to meet the greater periodic principal and interest obligations required by higher interest rate loans. To the extent that residential real estate mortgage loan interest rates decline, mortgagors may be inclined to refinance their existing mortgage loans to obtain a lower interest rate. The Company can make no prediction as to what trends will occur with respect to the levels of residential real estate mortgage loan interest rates. See "BUSINESS OF THE COMPANY - PLAN OF OPERATION."


         PRIOR PERFORMANCE. Information concerning the loan acquisition, ownership and disposition activities of FMIL and FMMI with respect to their portfolios is presented in Appendix A to this Prospectus. The information reflected in Appendix A is at March 31, 1997. At March 31, 1997, the loan portfolios of FMIL and FMMI reflected delinquency rates of approximately 8% and 16%, respectively, in terms of the carrying value of portfolio loans which were 31 or more days delinquent with respect to any historical or current scheduled loan principal and interest payment. One loan contained in the FMIL portfolio and 11 loans contained in the FMMI portfolio were delinquent in such fashion at March 31, 1997. The one loan of FMIL was making scheduled monthly principal and interest payments. In addition to these delinquency problems, FMIL and FMMI historically have had only limited success at trading mortgage notes. It is not anticipated that the operations of FMMI (which issued promissory notes to investors in order to obtain funds with which to acquire mortgage loans) together with the sale of all of the portfolio loans and other assets of FMMI (primarily other investment securities), will generate enough income and sales proceeds for FMMI to be able to repay all of the promissory notes issued by it. Since FMIL is a limited partnership, there exists no absolute contractual obligation to effect cash distributions. FMIC sold an aggregate of $4,252,500 principal amount of Secured Promissory Notes denominated as its 1993A-I, II, III and IV Series. Series 1993A-I and II in aggregate principal amount of $512,500 have been paid (together with interest due thereon). Series III and IV in aggregate principal amount of $3,740,000 become due in December 1997 ($1,000,000) and December 1998 ($2,740,000). In May 1997, the management of FMIL and FMIC (which is the management of the Company) liquidated the mortgage portfolios of FMIL and FMIC in order to preclude any possible further deterioration of portfolio value. In such liquidation, FMIL experienced a loss calculated on the basis of loan acquisition cost of approximately $54,000 and FMMI experienced a loss calculated on the same basis of approximately $88,000. The portfolios of FMIL and FMIC are now constituted substantially by mortgage loans acquired from Homevestors of America, Inc. In such regard, FMIL acquired loans having a carrying value of approximately $38,000 and FMMI acquired loans having a carrying value of approximately $1,250,000. See "RISK FACTORS" "CONFLICTS OF INTEREST - Transactions with Management and Affiliates" and BUSINESS OF THE COMPANY - PLAN OF OPERATIONS." The possibility exists that the Company will experience similar delinquencies or trading history with respect to its Portfolio Loans, and the existence of such delinquencies and such trading history could materially impair the ability of the Company to pay the interest payments required by outstanding Notes or to repay the principal of the outstanding Notes at maturity.

         As noted above, FMIL and FMMI have experienced delinquencies with their current portfolio of mortgage loans. Management of FMMI and FMIL, which will also be the management of the Company, believes it has isolated the cause of this increase in delinquencies and has implemented corrective measures, described below. Management believes that the delinquencies were a result of underwriting standards in effect at the time. Management believes that the two most significant factors in assessing the likelihood of a mortgage loan becoming delinquent are the amount of down payment and the credit history of the mortgagor. While each of these two factors alone would not necessarily predict a high probability for the mortgage loan to become delinquent, in the experience of management of FMIL and FMMI, when both factors are present the probability increases significantly. In order for FMIL and FMMI to purchase mortgage loans at the discounts they had been seeking, the mortgages were typically with mortgagors who had a history of credit problems and had not made substantial down payments.


         In the experience of the management of FMIL and FMMI, mortgagors with past credit problems who have attempted to resolve delinquencies with their lenders present an acceptable credit risk. In the last quarter of 1996, management of FMIL and FMMI implemented new credit review procedures on the prospective mortgage loans they buy, providing that if a mortgagor has past credit problems and that mortgagor has not made a good faith effort to rectify the situation, the mortgage loan will not be purchased unless there are compensating factors contributing its purchase. Additionally, loans generally will not be purchased unless a down payment equal to at least 5% of the purchase price was made at the inception of the loan, unless there are compensating circumstances making the purchase of the loan feasible. In the past, depending on the circumstances, a mortgage loan with a down payment of as little as 3% might have been purchased. With the new criteria described above in place, the management of FMIL and FMMI believe that the delinquencies within the mortgage loan portfolios of FMIL and FMMI will decrease in the future. The results for the first quarter of 1997 were promising, but management believes that it is too early to draw definite conclusions about long-term performance. The Company intends to follow the above described procedures with respect to its Acquisition Policy.


         In connection with the delinquencies in its portfolio, FMIL filed a lawsuit in July 1995, regarding the purchase of 19 first lien residential mortgage notes in July 1993 for approximately $1,193,000. FMIL's complaint alleged that the mortgages were worth considerably less than such amount. FMIL entered into a Mediation Settlement Agreement dated October 7, 1996, with the defendants in that litigation, pursuant to which FMIL is entitled to earn a profit of approximately $1 million in connection with the sale of mortgages and portfolios of mortgages to the defendants. Any funds received as a result of this litigation will inure to the benefit of FMIL only. The Company will not receive any of such funds.

         ABSENCE OF QUALIFYING TRUST INDENTURE. The Notes are not being issued pursuant to a trust indenture which meets the requirements of the provisions of the Trust Indenture Act of 1939 (the "Trust Indenture Act") in reliance upon an exemption thereunder. In summary, the Trust Indenture Act requires that debt securities be issued pursuant to the provisions and terms of a trust indenture instrument and that such issuance and the administration of the trust indenture be vested in an independent trustee, such as a bank with trust powers or a trust company. The Company is relying on an exemption from the Trust Indenture Act for the issuance of debt securities in principal amount of $5,000,000 or less over a specified period of time. The enactment of the Trust Indenture Act was intended to assure the independence of indenture trustees and to afford protection to investors who acquire debt securities issued under the authority of a trust instrument qualified under the Trust Indenture Act. Under usual circumstances, the services of an independent trustee acting for the benefit of noteholders include authentication of the debt securities issued to investors under the terms of such indenture, periodic assurance that collateral is maintained in accordance with the terms of the trust indenture, and oversight to ensure that the issuer of the debt securities performs its obligations under the trust indenture on an initial and continuous basis with respect to certain debt to equity ratios, operation of certain aspects of the business of the issuer of the debt securities and similar matters. Additionally, in the event of specified defaults with respect to the obligation represented by the debt instruments issued under the trust indenture, the trustee acting on its own initiative or upon request of the holders of the debt securities will initiate curative, remedial action intended to cure such default or to act on behalf of the holders of the debt securities with respect to action on any collateral securing the obligation of such debt securities.

         The Notes will be issued under the Custody Agreement, pursuant to which the Trustee will acquire and maintain a lien on certain Eligible Collateral for the benefit of the holders of the Notes. The Custody Agreement does not contain provisions meeting the requirements of the Trust Indenture Act, although the Note holders and the Trustee will have certain rights which correspond to some of the requirements of the Trust Indenture Act. There is no requirement that the Trustee hold all items of Eligible Collateral or that the Eligible Collateral held by the Trustee have a value equal to the outstanding principal obligation represented by the Notes. Pursuant to the Custody Agreement, the Trustee will at all times hold Eligible Collateral with an aggregate Unadjusted Value (as defined below) equal to at least 60% of the aggregate outstanding principal balance of the Notes. The remaining assets of the Company, including other items of Eligible Collateral, may be held by the Company. The Unadjusted Value of a Federal Instrument is the cash value of the instrument. Money Market Funds are considered cash equivalents and the Unadjusted Value of Money Market Funds is the current balance of such funds. The Unadjusted Value of a Portfolio Loan is equal to the outstanding balance due under the loan, and may exceed the amount which could be obtained upon an immediate sale of the same. The Unadjusted Value of real estate owned by the Company as a result of a Portfolio Loan foreclosure will be valued at the lesser of the estimated fair market value of the property received by the Company upon foreclosure or the principal balance of the loan at the time of foreclosure plus accrued interest and fees and costs incurred by the Company in connection with such foreclosure process, and also may exceed the amount which could be obtained upon an immediate sale of the same. Accordingly, the principal and interest obligations represented by the Notes may never be fully collateralized by Eligible Collateral held by the Trustee, and may be secured by collateral which may have a liquidation value equal to less than 60% of the outstanding principal obligations due under the Notes. To the extent that the value of the Eligible Collateral held by the Trustee is less than the aggregate principal and interest obligations represented by the Notes, or if the Trustee does not maintain a perfected security interest on the Eligible Collateral held by it, the Notes will be general unsecured obligations of the Company. In the event of a continuing default, if the Trustee does not take action, a vote of persons holding at least 75% in principal amount of the Notes is required to force the Trustee to take action to collect the amount due under the Notes. See "DESCRIPTION OF THE NOTES AND THE CUSTODY AGREEMENT."

         Michael Hric, P.A., a law firm in Sarasota, Florida, will serve as the Trustee under the Custody Agreement. The principal of Michael Hric, P.A. is Michael Hric. Mr. Hric has performed legal services for Mr. Della Penna and his affiliated companies in the past and may perform additional services in the future. Mr. Hric did not provide any services with respect to the formation of the Company and the offer and sale of the Notes. See "CONFLICTS OF INTEREST; TRANSACTIONS WITH MANAGEMENT AND AFFILIATES."


         ABSENCE OF FIDELITY BOND. Due to the cost involved, no fidelity or surety bond will be obtained covering the actions of the Trustee. In the event of the loss or misappropriation of a substantial part of the Eligible Collateral held by the Trustee, the Company will be adversely affected and will likely be unable to repay the Notes in full.

         NOTE INVESTMENT ILLIQUID - NO MARKET FOR NOTES. The Notes offered by this Prospectus have been registered pursuant to the provisions of the Securities Act of 1933, as amended, and have been qualified for sale in Florida and California. Accordingly, the Notes are freely transferable by the holders thereof (other than affiliates of the Company) under applicable Federal and certain state securities laws. However, the Company does not expect that any active market will develop at any time for the Notes. Accordingly, purchasers of Notes should be prepared to hold the Notes for the entire Note term. If a purchaser desires to sell a Note prior to its maturity, such purchaser likely will be required to locate a buyer on his own. With respect to any Note transfer by a holder thereof, the Company will be required to cancel the Note being transferred and to issue a new Note as a result of such transfer. The Company reserves the right to obtain certain information from the intended Note transferee in any transaction in order to assure that such intended Note transferee is a suitable investor with respect to the Note being transferred. See "INVESTOR SUITABILITY" and "DESCRIPTION OF THE NOTES AND THE CUSTODY AGREEMENT."

         TERMS OF THE NOTES. The terms of the Notes, including their maturity and the Note Rate, have been solely determined by the Company in consultation with Kashner Davidson Securities Corporation, Sarasota, Florida. Because of the affiliation between Executive and the Company, Kashner Davidson Securities Corporation has acted as a qualified independent underwriter pursuant to Rule 2720 of the NASD Rules of Conduct, and in such role, has passed upon the fairness of the terms of the Note offering made hereby and the terms of the Notes. See "PLAN OF DISTRIBUTION."

         ABSENCE OF RATING. The Notes offered by this Prospectus have not been afforded any rating by any recognized rating agency such as Standard & Poors or Moodys, and the Company does not intend to seek any such rating. The Company does not believe that the Notes would be afforded any investment grade rating by any recognized rating agency and believes that such rating agencies would likely view the Notes as speculative debt securities.


         NATURE OF THE NOTE OFFERING. The Notes offered by this Prospectus will be offered to investors through the best efforts of Executive. Executive is under no obligation to purchase any of the Notes offered hereby. Additionally, this offering is subject to the requirement that the Company receive and accept subscriptions for Notes in the minimum principal amount of $1,500,000 by midnight _____________, 1997, subject to a one-time extension of up to 90 days from such date (the "Minimum Requirement"). If the Minimum Requirement is timely met, the subscription funds will be released to the Trustee and the Company may continue offering Notes and accepting subscriptions for additional Notes through the termination of the Offering Period. See "TERMS OF NOTE OFFERING." To the extent that only the minimum principal amount of Notes are sold, the Company will be required to purchase a reduced number of Portfolio Loans, thereby increasing risk because of reduced diversification of the Portfolio Loans. Also, the Company may sustain the adverse consequences of a reduction in economic scale as a result of certain costs of the Note offering, the organization and capitalization of the Company and the fees to be paid to certain affiliates of the Company. See "PROSPECTUS SUMMARY" and "USE OF PROCEEDS."


         DEPENDENCE ON MANAGEMENT. Note holders will be entirely dependent upon the ability of management of the Company to carry out the Company's business and to acquire and manage the Portfolio Loans, Federal Instruments and Money Market Funds which will constitute substantially all of the Company's assets. The death, disability or inability to serve of Mr. Della Penna could have a material, adverse affect on the ability of the Company to implement and carry out its business and plan of operation. However, the Company intends to obtain a key-man life insurance policy on Mr. Della Penna in the amount of $1,000,000, the proceeds of which could be used to repay up to $1,000,000 of the principal and interest due under the Notes in the event of Mr. Della Penna's death. See "BUSINESS OF THE COMPANY - PLAN OF OPERATION" and "MANAGEMENT."

         CONFLICTS OF INTEREST. Guy S. Della Penna serves as an individual general partner of FMIL and the sole director and officer of the corporate general partner of FMIL. Additionally, Mr. Della Penna serves as the sole director and officer of FMMI. FMIL and FMMI are engaged in the acquisition, holding and disposition of residential real estate mortgage loans having the same or substantially the same characteristics as the Portfolio Loans to be acquired by the Company. Mr. Della Penna serves as the sole director and officer of the Company. As a result of such multiple relationships, conflict of interest situations may arise between and among the Company, FMIL and FMMI with respect to the acquisition or sale of residential real estate loans for the Company and FMIL and FMMI. Mr. Della Penna will deal with such conflict of interest situations among the Company, FMIL and FMMI in his discretion, considering such factors as he deems relevant, including the financial condition and needs of each entity. There is no requirement and can be no assurance that conflicts will be resolved in a manner that is in the best interests of the Company. See "CONFLICTS OF INTEREST; TRANSACTIONS WITH MANAGEMENT AND AFFILIATES."


         Mr. Della Penna beneficially owns approximately 17% of the common stock of Homevestors of America, Inc., an entity which is currently a major originator of mortgage loans for other similar programs in which Mr. Della Penna is involved. Homevestors is establishing a network of individuals and companies which will buy and sell residential real estate with a focus on sales to credit impaired buyers and, in connection with such sales, originate mortgage loans on such real estate which will meet the Acquisition Policy of the Company. It is anticipated that the Company may purchase a substantial portion of its Portfolio Loans through such network, and certain fees, such as mortgage placement fees, may be paid to affiliates of Mr. Della Penna in connection with such purchases. Such fees will not exceed the fees generally charged for similar services by independent third parties.


         The Company will pay to FMIL a monthly servicing fee of $1,500 plus .5% (on an annual basis) of the aggregate outstanding principal balance of the Portfolio Loans as of the end of the prior month. Such servicing fees have not been determined by arm's length negotiation, even though management believes that such fees fairly relate to fees which would be charged by non-affiliated servicing entities. Such fees are intended to defray the compensation paid by FMIL to its employees who carry out such servicing activities. See "BUSINESS OF THE COMPANY - PLAN OF OPERATION - Portfolio Loan Servicing." For his general management services, Mr. Della Penna will receive an annual management fee equal to 3% of the aggregate face value of the Eligible Collateral as of December 31 of the prior year. See "MANAGEMENT - Compensation."

         Executive will receive average selling commissions, a Note offering management fee and a non-accountable expense allowance of 6.1%, 3% and 2%, respectively. Additionally, CMG will receive expense reimbursement on an accountable basis in the amount of $100,000 if $2,000,000 or more principal amount of Notes is sold. Such commission, Note offering management fee and non-accountable expense allowance amounts and reimbursement which will be paid to Executive and CMG have not been determined as a result of arm's length negotiations but have been determined principally by Guy S. Della Penna, the principal shareholder of Executive and the sole shareholder of the Company and CMG. See "PLAN OF DISTRIBUTION."


         The Trustee, Michael Hric, P.A., is a Florida professional association (corporation) which engages in the practice of law in Sarasota, Florida. The principal of Michael Hric, P.A. is Michael Hric. Mr. Hric has performed legal services for Mr. Della Penna and his affiliated companies in the past and may perform additional services in the future. Mr. Hric did not provide any services with respect to the formation of the Company and the offer and sale of the Notes. See "CONFLICTS OF INTEREST; TRANSACTIONS WITH MANAGEMENT AND AFFILIATES" and "DESCRIPTION OF THE NOTES AND THE CUSTODY AGREEMENT."

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATIONS

         The Company was formed pursuant to the Florida Business Corporation Act in November 1995, and initially capitalized by the issuance of 100 shares of Common Stock, $.01 par value, to Guy S. Della Penna, for the nominal cash consideration of $1,000. See "MANAGEMENT" and "PRINCIPAL SHAREHOLDERS." The Company is entirely dependent on the receipt of the proceeds of the sale of Notes to initiate and conduct its operations.

         The Company was formed and is being capitalized for the purpose of originating, acquiring, holding and dealing in a portfolio of residential real estate mortgage loans ("Portfolio Loans") secured by liens on residential real estate properties, which for the most part will be improved, in accordance with a specific acquisition policy. See "BUSINESS OF THE COMPANY - PLAN OF OPERATION." The Company intends to utilize the net proceeds of the Notes offered hereby to acquire the Portfolio Loans. The principal and interest obligations represented by outstanding Notes are expected to be paid using the cash flow generated by the receipt of principal and interest payments on the Portfolio Loans, Federal Instruments and Money Market Funds, the receipt of funds from the early payoff of Portfolio Loans by the mortgagors, the trading of Portfolio Loans and proceeds from the sale of Portfolio Loans, Federal Instruments and real estate received upon loan foreclosures. The Portfolio Loans will have maturities which are in excess of the maturities of the Notes.

         In order for the Company to repay the principal amount due under the Notes, it will have to generate substantial profits from the sale of Portfolio Loans that the Company has originated or purchased and then "scrubbed" and/or "seasoned." No assurance can be given that the Company will generate sufficient profits or cash flow on an initial or continuing basis to permit the Company to meet its obligations with respect to outstanding Notes. See "RISK FACTORS - Source of Note Repayment" and "BUSINESS OF THE COMPANY - PLAN OF OPERATION."

                             TERMS OF NOTE OFFERING

         The Company must receive and accept subscriptions for Notes in the minimum principal amount of $1,500,000 on or before midnight _____________, 1997, subject to a one-time extension effected at the sole option of the Company of up to 90 days from such date, in order for the offering to continue and for the Note proceeds to be utilized in the business of the Company (the "Minimum Requirement"). In the event that the Minimum Requirement is not successfully attained, all subscription funds will be returned promptly to subscribers without diminution and with interest as provided below. If the Minimum Requirement is timely attained, the Note offering will continue until the earlier of (a) the 270th day from the date of this Prospectus, (b) the sale of the entire $5,000,000 principal amount of Notes, or (c) termination of the Note offering at the sole election of the Company (the "Offering Period").

         Subscription funds for the first $1,500,000 in principal amount of Notes will be deposited into an escrow account pursuant to an escrow agreement (the "Escrow Agreement"), dated ______________, 1997, between the Company, Executive and SouthTrust Asset Management Company of Florida, N.A., Sarasota, Florida (the "Escrow

Agent"). The Escrow Agreement provides that the Escrow Agent will receive and accumulate such Note subscription funds until midnight _____________, 1997, subject to a one-time extension of up to 90 days effected at the sole option of the Company. If at any time there is on deposit in the escrow account $1,500,000 or more in cash or in securities purchased with Note subscription funds, then the Escrow Agent will deliver custody of such funds (and cash equivalent items) to the Trustee for use by the Company in its intended business activity. If at the end of such period there is less than $1,500,000 of cash (or investments purchased with Note subscription funds), then the Note offering will terminate and the Escrow Agent will return such Note subscription funds to the respective Note subscribers with interest as described below.

         During the time period in which the Escrow Agent is accumulating Note subscription funds prior to attaining the Minimum Subscription, the Escrow Agent will invest and reinvest such Note subscription funds in debt securities which in the opinion of the Escrow Agent assures safety of principal and liquidity. Interest earned as a result of such investment and reinvestment activities will be paid to the Company in the event the Minimum Requirement is attained. If the Minimum Requirement is not attained, such interest shall be paid to the Note subscribers, taking into account the period of time that each Note subscriber's subscription funds were on deposit with the Escrow Agent and the amount of each subscriber's funds. The amount of such interest will be less than the applicable Note Rate.

         Subscriptions for Notes may be made in increments of $1,000, subject to a minimum investment of $5,000 principal amount of Notes (except for Individual Retirement Accounts, for which the minimum investment will be $2,000). Subscribers may request that their subscriptions be allocated between the three sub-Series of Notes in $1,000 increments, subject to availability.


         The Notes will be offered on a best efforts basis by Executive. Guy S. Della Penna, who also serves as the sole Director and Chief Executive Officer of the Company, beneficially owns approximately 57% of the outstanding common stock of Executive. Mr. Della Penna is also the beneficial owner of all of the outstanding voting Common Stock of the Company. As a result, Executive and the Company are deemed affiliates as such term is defined in Rule 2720 of the NASD Rules of Conduct. Accordingly, the Company is subject to and will comply with certain provisions required by Rule 2720 in connection with this offering, which provisions relate principally to the fairness of the terms of the Notes and their distribution.

         In summary, Rule 2720 requires that the fairness of the terms of debt securities and their issuance offered by affiliates of NASD members be passed upon by another NASD member. Such other NASD member must be independent of the issuer of the debt securities and the NASD member assisting in the distribution of such debt securities and also meet the definition of "qualified independent underwriter" as set forth in Rule 2720. Generally, in order to be a qualified independent underwriter acting in a Rule 2720 capacity, during the five year period immediately preceding the filing of the registration statement covering the securities proposed to be distributed by the affiliated NASD member, the independent NASD member must (i) have been actively engaged in the investment banking or securities business; (ii) have generated net income from its operations as a securities broker-dealer during the last three of such five years; and (iii) have a board of directors constituted by a majority of persons who have been actively engaged in the investment banking or securities business for such five year period. Such qualified independent underwriter also must have been actively engaged in the underwriting of public offerings of securities of a similar size and type for at least such five year period.


         In addition to passing upon the fairness of certain terms of the debt securities and their issuance, the qualified independent underwriter also must participate in the preparation of the registration statement and the prospectus for the public offering of such debt securities and must exercise the usual standards of due diligence with respect to such activity. The qualified independent underwriter is subject to the liabilities imposed on underwriters of securities by the Securities Act of 1933, as amended.


         In connection with this offering of the Notes, Executive and the Company have engaged Kashner Davidson Securities Corporation ("Kashner Davidson") to act as the qualified independent underwriter. Executive, the Company and Kashner Davidson believe that Kashner Davidson is a qualified independent underwriter pursuant to Rule 2720 and that the terms of the Note offering made hereby are in compliance with the provisions of Rule 2720. The Company will pay Kashner Davidson a fee of $15,000 for its services as qualified independent underwriter, and will also pay the expenses of Kashner Davidson's counsel arising in connection with its representation of Kashner Davidson in this matter, estimated to be $10,000.

         In connection with its function as a qualified independent underwriter for the Notes offered by this Prospectus, Kashner Davidson has assisted in the preparation of the Registration Statement of which this Prospectus is a part and has reviewed the appropriateness and fairness of the terms to maturity and rates of interest of the Notes and has concluded that such terms and rates are fair and appropriate under currently existing market conditions, taking into account the rates of interest, terms to maturity, and partially secured nature of the Notes, as well as the amounts of selling commissions, Note offering management fee and non-accountable expense allowance items of compensation allowed to Executive. The net income of the Company, if any, will inure to the benefit of Mr. Della Penna, the sole shareholder of the Company. See "MANAGEMENT" and "PRINCIPAL SHAREHOLDERS."

                              PLAN OF DISTRIBUTION

         The aggregate $5,000,000 principal amount of the Notes offered by this Prospectus will be offered on a best efforts basis through Executive, an affiliate of the Company. See "TERMS OF THE NOTE OFFERING." Executive is a registered securities broker-dealer pursuant to the provisions of the Securities Exchange Act of 1934, as amended, and the Blue Sky laws of various states, including Florida. Executive is a member of the NASD and the Securities Investor Protection Corporation ("SIPC").

         For its best efforts in connection with the sale of the Notes, Executive will be entitled to receive average selling commissions at the rate of 6.10% of the principal amount of Notes sold by it, at the specific rates set forth on the cover of this Prospectus. In addition, Executive will be entitled to receive a Note offering management fee equal to 3% of the gross proceeds of Notes sold by Executive or other Qualified Dealers and a non-accountable expense allowance equal to 2% of such Note proceeds. Accordingly, Executive will be entitled to receive additional fees and allowance equal to $50 per $1,000 principal amount of Notes sold and $250,000 if the entire $5,000,000 principal amount of Notes is sold. Notes may also be sold by Qualified Dealers. Such Qualified Dealers may receive all or a portion of the selling commissions payable on account of the sale of the Notes. Executive may also reallow a portion of the non-accountable expense allowance. Selling commissions and the Note offering management and due diligence fee will only be paid if the Minimum Requirement is attained. See "TERMS OF NOTE OFFERING" and "USE OF PROCEEDS."


         The Note offering made hereby is subject to the condition that the Company receive and accept subscriptions for Notes in the minimum principal amount of $1,500,000 on or before midnight __________________, 1997, subject to a one-time extension effected at the sole option of the Company of up to 90 days from such date (the "Minimum Requirement"). Until such time as the Minimum Requirement is attained, investors' checks delivered in connection with subscriptions to Notes will be made payable to the Escrow Agent. Pending the timely attainment of the Minimum Requirement, all Note subscription funds will be deposited in the Escrow Account which is administered by the Escrow Agent. In connection with offerings of securities that involve other than firm underwriting arrangements, the United States Securities and Exchange Commission (the "Commission") has adopted Rule 15c2-4, which requires securities broker-dealers, such as Executive and Qualified Dealers, who participate in offerings of securities which involve a contingency promptly upon receipt to transmit any and all checks, drafts, or money orders from investors, together with a copies of any executed subscription agreement relating to such security, to an escrow agent. The Commission has interpreted the term "promptly" to mean by noon of the next business day following receipt of subscription funds until such time as the minimum offering contingency established in connection with the offering has been met. Accordingly, Executive and any Qualified Dealer effecting a subscription for the Notes offered hereby will transmit such funds directly to the Escrow Agent by noon of the next business day following subscription. If, upon examination of the subscription documents, it is determined by Executive and/or the Company that the Note subscriber is not a suitable investor, the Company and Executive will direct that the subscription funds of such unsuitable subscriber be returned promptly to such subscriber. See "INVESTOR SUITABILITY" and "TERMS OF NOTE OFFERING."


                             CONFLICTS OF INTEREST;
                   TRANSACTIONS WITH MANAGEMENT AND AFFILIATES

         Guy S. Della Penna is the sole director and officer of the Company. Mr. Della Penna also serves as an individual general partner of Federal Mortgage Investors, Ltd., a limited partnership formed in 1991 ("FMIL"), and as the sole director and officer of the corporate general partner of FMIL. He also serves as the sole director and officer of Federal Mortgage Management, Inc., a corporation formed in 1993 ("FMMI"). The organization and capitalization of both of these entities was sponsored by Executive. Mr. Della Penna is an officer, director and owner of a majority of the outstanding stock of Executive.

         Utilizing the proceeds from the public offer and sale of units of limited partnership interests and promissory notes, respectively, FMIL and FMMI have acquired portfolios of residential real estate mortgage loans utilizing an acquisition criteria similar to the criteria to be utilized by the Company. Appendix A to this Prospectus is a presentation of certain information concerning the loan portfolios of FMIL and FMMI. See "RISK FACTORS Conflicts of Interest." To the extent possible, Mr. Della Penna (acting as management of the Company and in his capacity as individual general partner and corporate officer of the corporate general partner of FMIL and as corporate officer of FMMI) will endeavor to cause the Company to become fully invested in Portfolio Loans as quickly as possible following attainment of the Minimum Requirement (subject to the maintenance of the initial reserve for interest payments) for this Note offering prior to making substantial additional portfolio acquisitions on behalf of FMIL or FMMI. However, there is no requirement that this be done and because Mr. Della Penna owes fiduciary duties to FMIL and FMMI as well as to the Company, no assurance can be given that Mr. Della Penna will be successful in such effort.

         The possibility exists that the Company, FMIL and FMMI may be in a conflict of interest situation if they are all in the process of acquiring or selling residential real estate loans for or from their respective portfolios at the same time. In such instances, Mr. Della Penna will be required to allocate available residential real estate loans which meet the respective acquisition criteria of the three entities among them and to determine which entity shall have the first opportunity to sell loans when sale opportunities are limited. Portfolio Loans also may be sold or otherwise conveyed or transferred between or among the Company, FMIL, FMMI, Mr. Della Penna or other affiliates of such persons. Mr. Della Penna intends to resolve such conflicts of interest as he sees fit, considering the factors he considers relevant at the time, including the financial condition and needs of each entity. There is no requirement and can be no assurance that conflicts will be resolved in a manner that is in the best interests of the Company.

         As a result of such possible conflict of interest situations, the possibility exists that the Company may be unable to acquire or sell Portfolio Loans at the time or in the amounts desired. In such case, the financial condition and operations of the Company could be adversely affected in a material fashion. As a result, the Company's ability to pay the obligation of Notes outstanding may also be materially affected. See "RISK FACTORS."

         The Company, FMIL and FMMI may act in a joint fashion in the acquisition or sale of residential real estate mortgage loans for their respective portfolios. Such procedures will only be followed in instances where such joint action is desirable due to economies of scale achieved or other mutually beneficial reasons.

         In the future, Mr. Della Penna or his affiliates, including Executive, may organize additional entities which will pursue mortgage loan acquisition activities similar to those to be undertaken by the Company and will compete with the Company in the same manner as FMIL and FMMI. It is anticipated that the conflict of interest policies described above will be utilized to resolve conflict of interest situations with such entities which may be organized in the future.


         Mr. Della Penna beneficially owns approximately 17% of the common stock of Homevestors of America, Inc., an entity which is currently a major originator of mortgage loans for other similar programs in which Mr. Della Penna is involved. Homevestors is establishing a network of individuals and companies which will buy and sell residential real estate with a focus on sales to credit impaired buyers and, in connection with such sales, originate mortgage loans on such real estate which will meet the Acquisition Policy of the Company. It is anticipated that the Company may purchase a substantial portion of its Portfolio Loans through such network, and certain fees, such as mortgage placement fees, may be paid to affiliates of Mr. Della Penna in connection with such purchases. Such fees will not exceed the fees generally charged for similar services by independent third parties.


         The Company's Portfolio Loans will be serviced by FMIL. The Company will pay a monthly servicing fee to FMIL of $1,500 plus .5% (on an annual basis) of the aggregate outstanding principal balance of the Portfolio Loans as of the end of the prior month. Such servicing cost has not been determined as a result of arm's length negotiations but is believed by the Company to fairly relate to servicing costs which could be obtained from independent, non-affiliated sources. Such monthly servicing fee is intended principally to defray the salary costs of the employees carrying out such servicing activities. Such servicing costs to be paid by the Company to FMIL under such arrangements are expected to range on an annual basis from $16,200 to $33,000, depending upon whether the minimum or maximum principal amount of Notes offered hereby are sold. See "BUSINESS OF THE COMPANY - PLAN OF OPERATION - Portfolio Loan Servicing."

         For his general management services, Mr. Della Penna will receive an annual management fee equal to 3% of the aggregate face value of the Eligible Collateral as of December 31 of the prior year. See "MANAGEMENT - Compensation."

         Executive is an affiliate of the Company by virtue of the ownership of the outstanding voting Common Stock of the Company and Executive by Mr. Della Penna. In connection with the offering made by this Prospectus, Executive will receive average selling commissions of 6.10% of the principal amount of Notes that it sells. Additionally, Executive will receive in connection with the Note offering, a Note offering management fee equal to 3% of the gross Note proceeds realized by the Company, as well as a nonaccountable expense allowance of 2% of such gross Note proceeds. The rate of selling commissions, the Note offering management fee amount and the non-accountable expense allowance amount have not been determined by arm's length negotiations, but have been solely determined by Mr. Della Penna acting on behalf of the Company and Executive with review as to fairness by Kashner Davidson Securities Corporation. Accordingly, conflict of interest circumstances may have existed with respect to the different interests of the Company and Executive in determining such rates. No assurance can be given that more favorable rates to the Company would not have resulted from an arm's length negotiation process. See "PLAN OF DISTRIBUTION."


         In the event that at least $2,000,000 principal amount of Notes is sold by the Company, CMG, also an affiliate of the Company and Executive by virtue of Mr. Della Penna's common ownership of all three entities, will receive reimbursement for certain expenses which it has advanced in connection with the organization of the Company and the Note offering made by this Prospectus, as well as payment for certain support services provided by CMG to the Company in connection with the Note offering. Such reimbursement amount may not exceed $100,000 regardless of the amount of expenses paid by CMG or value of services provided. Such expense reimbursement and service payment will only occur on an accountable basis and CMG will be required to provide documentation to the Company with respect to any such payment. Such expense reimbursement arrangements were determined solely by Mr. Della Penna and, accordingly, may be less favorable to the Company than if they had been determined through an arm's length negotiation process. See "USE OF PROCEEDS."


         Michael Hric, P.A., will serve as the trustee under the Custody Agreement. Michael Hric, P.A., is a Florida professional association (corporation) which engages in the practice of law in Sarasota, Florida. The principal of Michael Hric, P.A. is Michael Hric. Mr. Hric has engaged in the practice of law in Sarasota, Florida since 1979 with a practice emphasis in the areas of taxation and business law. Mr. Hric has performed legal services for Mr. Della Penna and his affiliated companies in the past and may perform additional services in the future. Mr. Hric did not provide any services with respect to the formation of the Company and the offer and sale of the Notes.

                                 USE OF PROCEEDS


         The gross proceeds from the sale of the Notes will range from a minimum of $1,500,000 if only the Minimum Requirement is attained to a maximum of $5,000,000 if the entire principal amount of Notes is sold. Average selling commissions of 6.1% of the principal amount of the Notes sold will be paid to Executive and other Qualified Dealers. A 3% Note offering management fee and a 2% non-accountable expense allowance also will be paid to Executive. Additionally, if at least $2,000,000 principal amount of Notes is sold by the Company, certain expenses will be reimbursed to CMG in the maximum amount of $100,000. The items for which reimbursement will be made to CMG by the Company relate to the payment of certain salaries by CMG to management, clerical, secretarial and administrative staff; the providing of office space, utilities and supplies; certain travel expenses; and the providing of computer hardware and software. Additionally, CMG has accrued or paid certain costs associated with the Note offering relating to consulting, legal and accounting fees, filing fees and printing costs. See "CONFLICTS OF INTEREST; TRANSACTIONS WITH MANAGEMENT AND AFFILIATES." CMG, in its sole discretion but without any obligation to do so, may determine to defer the payment of such expense reimbursement until such time as the Company has realized Note proceeds in excess of $2,000,000.

                                        MINIMUM          PERCENT    $2,000,000        PERCENT    MAXIMUM          PERCENT
                                       -------------     -------   ------------       -------  -----------       --------
Gross Proceeds ...................     $ 1,500,000        100.0%   $ 2,000,000        100.0%   $ 5,000,000        100.0%
Selling Commissions (average) ....         (91,500)         6.1       (122,000)         6.1       (305,000)         6.1
Offering Management Fee ..........         (45,000)         3.0        (60,000)         3.0       (150,000)         3.0
Non-accountable Expense Allowance          (30,000)         2.0        (40,000)         2.0       (100,000)         2.0
Organizational and Offering
  Expense Reimbursement (1) ......               0          0         (100,000)         5.0       (100,000)         2.0
Organizational and Offering
  Expenses (1) ...................        (120,000)         8.0       (120,000)         6.0       (120,000)         2.4
                                       -------------      ------    -----------       ------   -----------       --------
Available for Use in Company

  Activities .....................     $ 1,213,500         80.9%   $ 1,558,000         77.9%   $ 4,225,000         84.5%

Cash Held for Interest Payment (2)         (30,000)         2.0        (40,000)         2.0       (100,000)         2.0
                                       -------------      ------   -----------        ------   -----------       --------
Total to be Invested in Mortgages      $ 1,183,500         78.9%   $ 1,518,000         75.9%   $ 4,125,000         82.5%
                                       =============    ========   ===========        ======   ===========       ========

----------
(1) CMG is entitled to receive expense reimbursement with respect to organizational assistance and expenses incurred on the Company's behalf in connection with the Note offering, up to a maximum of $100,000, provided that at least $2,000,000 principal amount of Notes is sold by the Company. Such amounts will be in addition to the $120,000 organizational and offering expenses payable by the Company upon the attainment of the Minimum Requirement. Such expense reimbursements to CMG may not exceed such amounts even though the amounts actually expended by CMG on behalf of the Company and in connection with the Note offering may exceed such amounts. Organizational and Offering Expenses also includes the fee of $15,000 paid by the Company to Kashner Davidson Securities Corporation for its service as a "qualified independent underwriter" in connection with the offering of the Notes, and the expenses of Kashner Davidson's counsel arising in connection with its representation of Kashner Davidson in this matter, estimated to be $10,000.

(2)      Such amounts will provide for the payment of approximately 90 days of
         Note interest at the Note Rate. To the extent that cash flow is sufficient to meet the interest obligation of outstanding Notes, such amounts or a portion thereof will be utilized to acquire Portfolio Loans. See "RISK FACTORS - No Loss Reserve or Credit Enhancements."

                                 CAPITALIZATION

         The capitalization of the Company as of the date of this Prospectus and as adjusted for the attainment of the Minimum Requirement and the sale of the entire $5,000,000 principal amount of Notes is set forth in the table presented below.

                                     UPON ATTAINMENT       UPON SALE OF ENTIRE
                                       OF MINIMUM          $5,000,000 PRINCIPAL
                     OUTSTANDING       REQUIREMENT           AMOUNT OF NOTES
                     -----------  --------------------    ---------------------
Series 1997            ---        $1,500,000 Principal     $5,000,000 Principal
Notes in authorized                 Amount of Notes           Amount of Notes
principal amount
of $5,000,000

Common Stock,         $1,000            $1,000                   $1,000
$.01 par value,
1,000 shares
authorized, 100
shares outstanding

-----------------

                   BUSINESS OF THE COMPANY - PLAN OF OPERATION

BACKGROUND

         The Company was organized under the Florida Business Corporation Act in November 1995. Guy S. Della Penna may be deemed the promoter of the Company as that term is defined in the Securities Act of 1933, as amended. Other than the development of its business plan, the Company has not engaged in any other business activities. Mr. Della Penna presently serves as the sole director and officer of the Company. See "MANAGEMENT." Guy S. Della Penna is affiliated with FMIL, a Florida limited partnership, and FMMI, a Florida corporation, both of which have acquired, hold and deal in residential real estate mortgage loans in accordance with an acquisition policies similar to the Acquisition Policy to be utilized by the Company. Appendix A to this Prospectus provides summary information concerning the portfolios and portfolio experience of FMIL and FMMI.

PRINCIPAL ACTIVITY

         Utilizing the proceeds from this offering of Notes, the Company will originate, underwrite, acquire, hold and deal in a portfolio of residential mortgage loans ("Portfolio Loans") which are secured by liens on the real estate. Such liens will primarily be first liens, represented by first mortgages, however, the Company may also invest in second lien mortgage loans, represented by second mortgages, provided that the aggregate principal balance of all second lien loans will not at any time exceed 10% of the aggregate principal balance of all Portfolio Loans. The Portfolio Loans acquired by the Company will generally be loans on improved residential real property (home and property), but they may include loans on parcels of unimproved real property which is zoned for residential use, subject to certain limitations on the percentage amount of unimproved real estate loans which can be purchased by the Company. The Company has developed an Acquisition Policy with respect to the acquisition of Portfolio Loans.

         As a general matter, the Company expects to buy Portfolio Loans which represent higher credit risks, and therefore offer a higher yield, than loans generally originated by commercial banks and other institutional lenders. These loans will generally involve credit impaired borrowers who may not qualify for traditional mortgage financing because of a prior bankruptcy, poor or no credit history or previous foreclosures. Also, such loans may have been originated by small independent mortgage companies or brokers or individual sellers of real estate who may not have generated the complete credit and loan file necessary to sell the mortgage loans into the institutional mortgage market. During a period of generally from three to six months after the acquisition of a Portfolio Loan, the Company will endeavor to bring all documentation for the loan into compliance with the institutional mortgage loan market (referred to as "scrubbing" the loan) and, with respect to under-performing or non-performing loans, will attempt to work with the mortgagor to have the loan payments brought up to date. After servicing the loan for a three to nine month period and bringing a delinquent loan current, or at least improving its performing status (referred to as "seasoning" the loan), the Company will then package together a number of "scrubbed" and "seasoned" Portfolio Loans and attempt to sell them into the institutional mortgage loan market at a premium over the price the Company paid for them.

         Portfolio Loans may be marketed directly or through brokers that represent pension funds, insurance companies, banks, savings and loan institutions, credit unions and mortgage bankers. The Company may sell Portfolio Loans from time to time through the facilities of FNMA and FHLMC through approved, authorized sellers. The Company is not required to utilize approved sellers with respect to sales to pension funds, insurance companies, banks, savings and loan institutions, credit unions and mortgage bankers. Generally, approved sellers include mortgage bankers and banks which have received such designation from FNMA and FHLMC. Management has had only limited experience relative to the sale of loans, as constituted by the sales experience of FMIL and FMMI. See Appendix A to this Prospectus.

SUMMARY OF PORTFOLIO LOAN ACQUISITION POLICY

         The Company's Acquisition Policy vests substantial discretion in management with respect to the character of the Portfolio Loans which may be acquired. Under the Acquisition Policy, a detailed description of which is set forth below, the Company will:

                  (a) Originate and acquire residential real estate mortgage loans (i) secured by a first lien on the collateral real estate, and
         (ii) with a loan balance not in excess of 90% of the estimated fair market value of the collateral real estate at the time of acquisition of the Portfolio Loan by the Company or, alternatively, a Portfolio Loan with a loan to value ratio in excess of 90% may be acquired by the Company provided that the Company's cost to acquire the loan does not exceed 85% of the estimated fair market value of the real estate as determined at the time of acquisition of the Portfolio Loan;

                  (b) Originate and acquire unimproved real estate mortgage loans having a loan balance at the time of loan acquisition not greater than 50% of the estimated fair market value of the collateral real estate property, subject to the further condition that the aggregate principal balance of unimproved real estate mortgage loans shall not at any time exceed 10% of the aggregate principal balance of all Portfolio Loans;

                  (c) In cases when the Company is acquiring a promissory note secured by a first lien mortgage on a parcel of property, originate or acquire a residential real estate mortgage loan secured by a second lien on the collateral real estate, provided that both loans, on an aggregate basis, meet the criteria of paragraph (a) above; provided however, that the aggregate principal balance of all second lien loans shall not at any time exceed 10% of the aggregate principal balance of all Portfolio Loans;

                  (d) Originate, without limitation as to amount, short-term (up to 12 months) mortgage loans for purposes of purchasing undervalued residential real estate, as more fully described on below; and

                  (e) In all loan acquisition transactions, take into account the relative contribution in terms of cash flow to be provided by such loan or group of loans in the context of the Company's principal and interest obligations under the outstanding Notes.

         The effect of the Acquisition Policy will be to permit the Company to acquire in individual and pooled loan acquisitions conforming and non-conforming loans, which loans may be performing, under-performing and non-performing, without purchase limitations in terms of the aggregate principal balance of the Portfolio Loans from time to time. See "RISK FACTORS."

         Interested investors are referred to the "GLOSSARY OF CERTAIN TERMS" contained in this Prospectus for definitions of terms utilized in the description of the Company's Acquisition Policy described herein.

PORTFOLIO LOAN ACQUISITION POLICY

         The Company intends to acquire residential mortgage loans which are secured primarily by first liens on residential real estate located throughout the continental United States. In cases when the Company is acquiring a promissory note secured by a first lien mortgage on a parcel of property, it may also originate or acquire a residential real estate mortgage loan secured by a second lien on the collateral real estate, provided that both loans, on an aggregate basis, meet the Company's Acquisition Policy criteria, and provided further that the aggregate principal balance of all second lien loans shall not at any time exceed 10% of the aggregate principal balance of all Portfolio Loans. Some loans may be secured by vacant residential building lots. The Company anticipates that a majority of loan purchases will involve the purchase of groups or pools of loans by the Company from one or more vendors which, in most cases, will have acted as loan originators. The Company will endeavor to acquire performing loans as Portfolio Loans. However, in the instance of pooled loan purchases, a number of the loans acquired and included in the pool may be under-performing or non-performing in terms of current or historical principal and interest payments at the time of acquisition by the Company. See "RISK FACTORS." All loans acquired by the Company, including under-performing and non-performing loans, will be subject to the Acquisition Policy criteria which requires that the loan balance not exceed 90% of the estimated fair market value of the collateral real estate securing such loan at the time of acquisition of the Portfolio Loan by the Company or, alternatively, a Portfolio Loan with a loan to value ratio in excess of 90% may be acquired by the Company provided that the Company's cost to acquire the loan does not exceed 85% of the estimated fair market value of the collateral real estate as determined at the time of acquisition of the Portfolio Loan.

         In addition to the foregoing criteria, the maximum amount of under-performing and non-performing loans in any group of loans being considered for acquisition by the Company will be viewed in the light of the necessary cash flow required to service outstanding Notes. Any group of loans considered for purchase as Portfolio Loans must have sufficient, demonstrated cash flow which, when combined with the cash flow of all other Portfolio Loans and the profits from trading the Portfolio Loans, will assure to the extent possible the servicing of the obligations represented by outstanding Notes. Also, in such purchases, the Company will take into account the pool purchase price, the discount from the unpaid aggregate principal balance of the loan pool, the average age of the pooled loans and the underlying circumstances relating to the under-performing and non-performing loans contained in the pool (such as temporary inability to pay, restoration of scheduled payments, servicing problems and other factors).

         The Company anticipates acquiring Portfolio Loans either on an individual or on a pool basis at discounts from their face amounts, as determined at the time of purchase. Historically, FMIL and FMMI have been able to acquire loans at discounts ranging generally from 15% to 30% of the outstanding principal balance thereof, although no assurance can be given that the Company will be able to acquire Portfolio Loans within such discount range. Monthly payments of principal and interest under the mortgage loans must be determined by reference to amortization schedules with terms not in excess of 360 months (30 years), calculated from the time of loan origination.

         Mortgage loans acquired by the Company may have been originated by a financial or deposit institution, a credit union, an insurance company, a mortgage company or mortgage broker or the seller of the real property which serves as collateral for the mortgage loan (or agents of such sellers). The Company will acquire loans directly from such persons, and also from pension funds, mortgage bankers and the Resolution Trust Corporation as a result of its acquisition of the subject loan from a distressed financial institution.


         Mr. Della Penna beneficially owns approximately 17% of the common stock of Homevestors of America, Inc., an entity which is currently a major originator of mortgage loans for other similar programs in which Mr. Della Penna is involved. Homevestors is establishing a network of individuals and companies which will purchase undervalued residential real estate and then remarket the same, either immediately or after making repairs, with a focus on sales to credit impaired buyers. In connection with such remarketing, the sellers will originate mortgage loans on such real estate which will meet the Acquisition Policy of the Company. It is anticipated that the Company may purchase a substantial portion of its Portfolio Loans through such network, although it will not be required to purchase any loans and the originators will not be required to sell any loans to the Company. Certain fees, such as mortgage placement fees, may be paid to affiliates of Mr. Della Penna in connection with purchases of such mortgage loans by the Company. Such fees will not exceed the fees generally charged for similar services by independent third parties.

         In connection with the network described in the preceding paragraph, the Company may also make short-term mortgage loans to the individuals or companies participating in the network for the purchase of the undervalued residential real estate. The principal amount of such loans will be limited to an amount no greater than 70% of the estimated fair market value of the real property as it exists on the date the loan is made, that is, prior to any needed repairs being made. The loan will be for a term of 12 months or less and will be secured by a first lien on the property. No loans will be made to finance any repairs. It is anticipated that such loans will bear interest at a rate significantly higher than will be charged on a standard, long-term residential mortgage loan, and will generate additional income for the Company. Mr. Della Penna and his affiliates may receive fees from the participants in the network in consideration for various services performed or provided by them and for the right to participate in such network. There is no limitation on the amount of capital that the Company may invest in such short-term mortgage loans.


         The Company may, on a case-by-case basis and in accordance with an individual loan analysis, acquire real estate mortgage loans which are secured by first liens on unimproved real estate, provided that the unpaid principal of any such mortgage loan does not exceed 50% of the estimated fair market value of such unimproved real estate. Such acquisitions are subject to the further condition that the aggregate principal balance of all mortgage loans secured by unimproved real estate may not exceed 10% of the aggregate principal balance of all Portfolio Loans. The Company anticipates that the initial loan acquisition activity of the Company will be directed towards the acquisition of residential real estate mortgage loans and not unimproved real estate mortgage loans and that the acquisition of mortgage loans involving as their underlying collateral unimproved real estate will be an activity undertaken at a time when the cash flow of the Company is sufficient in the judgment of management to assure the timely servicing of the obligation represented by outstanding Notes.

         In considering loans for acquisition, the Company will determine estimated fair market value of the underlying collateral real estate utilizing one or a combination of methods. One such method utilizes the original in-file appraisal which was made at the time of the loan origination, provided such appraisal was done within the past 12 months. Additional methods of determining estimated fair market value include a review of the current tax value or assessed value for ad valorem taxes of the property, the procurement of a new appraisal, including a "drive- by" appraisal. A "drive-by" appraisal consists of a comparison of recent sales of dwellings determined to be comparable to the subject dwelling based upon an examination of the exterior of the dwelling and a search of tax and other records which describe the dwelling. Such appraisals are utilized when the dwelling is occupied and access is limited. The Company will use its best judgment in determining which method or combination of methods will be used in connection with the evaluation of any particular loan. In this regard, the Company may take into account the age of the loan, the status of the documentation relative to the loan, the mortgagor payment history and current economic trends in the geographic area of the continental United States in which the collateral property is located. The Company does not anticipate reappraising loan collateral properties at any regular intervals unless special circumstances arise. The manner of determining the estimated fair market value of the real estate underlying the Company's loans is strictly within the discretion of the Company, and the Acquisition Policy does not provide any uniform or fixed procedure.

         Factors which the Company will consider in evaluating loans for possible acquisition include satisfactory title to the collateral real estate, the sufficiency and adequacy of the initial mortgage loan underwriting procedure, the existence of hazard and liability insurance (with the Company designated as a named insured to the extent of its interest in the property), the credit and payment history of the mortgagor, the adequacy and completeness of the mortgage instrument and other documentation which created and governs the loan, and other matters which could affect the relative credit characteristics or salability of the mortgage loan.

         Non-conforming loans may from time to time constitute up to 100% of the Company's Portfolio Loans. Under-performing loans, if current at the time of consideration for acquisition by the Company (once delinquent but now making regularly scheduled monthly payments on a consistent basis), also may comprise up to 100% of the Portfolio Loans from time to time. Under-performing loans will be subject to the acquisition considerations and standards described above. The Company will acquire non-performing loans only when such loans are part of a pool of loans which the Company desires to acquire and the pool is satisfactory in terms of the considerations described in the Acquisition Policy. As previously described, even when an individual loan or group of loans meets the criteria for acquisition, the Company also will take into account the relative contribution of any such loan or group of loans to the cash flow needed to cover the principal and interest obligations of the Company under the outstanding Notes.

         Regardless of the categorization of particular loans as conforming or non-conforming, all loans which are "performing," in terms of timely principal and interest payments on a monthly basis, are considered by the Company to have low to moderate risk. Non-performing loans and under-performing loans present greater risk, although individual circumstances may have a substantial effect on the level of risk attributable to such loans. The lack of cash flow as to any individual loan or group of loans decreases the liquidity of the Company even though there may be a greater opportunity for gains on the sale of such loans if the Company can bring them from an under-performing or non-performing status to a performing status. See "RISK FACTORS - Source of Note Repayment."

         When it acquires non-conforming loans involving acceptable credit and payment histories, the Company, subsequent to loan acquisition, will undertake the necessary steps to cure the origination deficiencies then present in such loans, thereby permitting the sale of such loans into the secondary mortgage market, specifically the market represented by the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"). Where this corrective activity is successful, the Company will generally be able to improve the liquidity of the loan and obtain a premium on its sale over its acquisition cost.

         The Company expects to acquire both fixed-rate and adjustable-rate mortgage loans ("ARMs") as Portfolio Loans. ARMs provide for automatic adjustment of the interest rate, usually on an annual basis, as market rates change. The Company anticipates that a majority of the Portfolio Loans acquired by the Company will be fixed-rate mortgage loans.

         The Acquisition Policy permits but does not require the acquisition of Federal Instruments and Money Market Funds. In order to maintain sufficient cash to fund principal in interest payment obligations on the Notes, the Company may have up to 10% of its available capital invested in Federal Instruments and Money Market Funds at all times, and may invest any cash received upon the sale of a Portfolio Loan or parcel of real property received upon foreclosure temporarily in Federal Instruments or Money Market Funds pending its use to acquire additional Portfolio Loans. "Federal Instruments" are comprised of deposit or certificate accounts issued by state or federally chartered banking institutions with at least $500 million of assets or debt instruments issued by the United States or instrumentalities thereof. "Money Market Funds" are money market or equivalent funds at a New York Stock Exchange member firm with net assets of at least $200 million.


SUPPLY OF PORTFOLIO LOANS

         In the recent past there has been a limited supply of the type of mortgage loans intended to be purchased as Portfolio Loans. The type of loans sought by the Company are not generally available through any recognized national market; rather, in each geographic region there appears to be a limited number of buyers and sellers involved in the market. Mr. Della Penna has established relationships with several buyers and sellers in Arkansas, California, Florida, Kansas, Missouri, North Carolina, Ohio, Oklahoma, Pennsylvania and Texas. Management believes that such sellers should be able to provide a steady source of Portfolio Loans for the Company, and that such buyers will provide a ready market for all of the mortgage notes purchased by the Company after the Company has "seasoned" and "scrubbed" such loans. At present, one company in Texas, Homevestors of America, Inc., is providing a majority of the residential mortgage loans being purchased by FMIL and FMMI, and such loan originator may be the source of a significant amount of the mortgage loans purchased by the Company as Portfolio Loans. Mr. Della Penna beneficially owns approximately 17% of the common stock of Homevestors. Homevestors is establishing a network of individuals and companies which will buy and sell residential real estate with a focus on sales to credit impaired buyers and, in connection with such sales, originate mortgage loans on such real estate which will meet the Acquisition Policy of the Company.


PORTFOLIO LOAN SERVICING

         The responsibility of servicing the Portfolio Loans of the Company is vested in the management of the Company. See "MANAGEMENT." In that regard, management will be responsible for the collection of all principal and interest payments due under the terms of the Portfolio Loans, for the institution and prosecution of collection proceedings, including foreclosure, with respect to Portfolio Loans which are in default, the sale of property after completion of foreclosure, the acquisition and disposition of Portfolio Loans, including origination activities, and, where appropriate, the elimination of origination deficiencies from nonconforming loans which otherwise involve acceptable credit and payment histories. As of the date of this Prospectus, Company management intends to arrange for the performance of Portfolio Loan service operations through FMIL, utilizing a loan servicing system which complies with FNMA standards. The Company will pay a monthly servicing fee of $1,500 plus .5% (on an annual basis) of the aggregate outstanding principal balance of the Portfolio Loans as of the end of the prior month. Such servicing fee will inure to the benefit of FMIL and are intended to defray the compensation paid by FMIL to its employees who carry out such servicing activities. The monthly servicing fee to FMIL was not determined as a result of arm's length negotiation but it is believed to be fair and reasonable in relationship to the servicing costs which would be incurred by the Company from independent sources. See "CONFLICTS OF INTEREST; TRANSACTIONS WITH MANAGEMENT AND AFFILIATES."

         Mortgagors of Portfolio Loans who do not make timely payment of principal or interest will receive written notice within 15 days after the due date for such payment and personal contact within 30 days after the due date if the payment has not yet been received by the Company. A combination of written and personal contact will continue during the 90 day period following the initial occurrence of loan delinquency. If the Portfolio Loan which is in default is not restored to current and performing status within such 90 day period, the Company will commence loan foreclosure proceedings or will endeavor promptly to negotiate the satisfaction of the loan by taking the collateral property by way of deed in lieu of foreclosure (after determination of the estimated fair market value of the underlying collateral and status of title) or through actual foreclosure proceedings. In certain circumstances, the Company may grant extensions of the note term or enter into other workout arrangements in lieu of foreclosure or negotiation of an immediate satisfaction of the mortgage and note. When collateral property is taken in connection with a defaulted loan, the Company will endeavor to sell such collateral property at the best price obtainable consistent with a speedy disposition of the property. A sale transaction may involve the assumption of the foreclosed loan by the purchaser of the real estate or the origination of a new loan by the Company to the purchaser. If such sale transaction involves the origination of a new loan to the purchaser, the Company generally will require at least a five percent down payment on the purchase price.

COMPETITION

         The Company anticipates that it will encounter competition from many sources in its efforts to acquire acceptable mortgage loans. The type of loans sought by the Company are not generally available through any recognized national market; rather, in each geographic region there appears to be a limited number of buyers and sellers involved in the market. Numerous investment and other entities are in the business of acquiring residential real estate mortgage loans on an ongoing basis. The basis of such competition in Portfolio Loan acquisitions is expected to relate to the ability of the Company to rapidly identify sources of loans for purchase, the ability of the Company to rapidly and effectively evaluate mortgage loans and the price that the Company is able and willing to pay for acceptable residential mortgage loans. FMIL and FMMI, affiliates of the Company and Guy S. Della Penna, are engaged in the acquisition, holding and disposition of residential real estate mortgage loans having the same or substantially the same characteristics as the mortgage loans to be acquired for the Company. In addition, Mr. Della Penna may form additional companies in the future which will engage in the same or similar business. All of such companies may compete with each other from time to time in acquiring mortgage loans from a limited pool of mortgage loans, as well as in the sale of such loans to third parties. See "RISK FACTORS - Conflicts of Interest" and "CONFLICTS OF INTEREST; TRANSACTIONS WITH MANAGEMENT AND AFFILIATES."

ELIGIBLE COLLATERAL AS SECURITY FOR THE NOTE OBLIGATIONS

         The Notes will be issued under the Custody Agreement, pursuant to which the notes and mortgages comprising the Portfolio Loans will be held by, and in the name of, the Trustee for the benefit of the holders of the Notes. The Custody Agreement does not contain provisions meeting the requirements of the Trust Indenture Act, although the Note holders and the Trustee will have certain rights which correspond to some of the requirements of the Trust Indenture Act. The Trustee will acquire and maintain a lien on the Portfolio Loans (as well as the proceeds of any sale of a Portfolio Loan until the same is reinvested in another Portfolio Loan or paid out to the Noteholders). Pending the purchase of Portfolio Loans, the Company may invest available cash in debt instruments of the United States government and certificates or deposit accounts ("Federal Instruments") or money market or equivalent funds at a New York Stock Exchange member firm with net assets of at least $200 million ("Money Market Funds") which will initially also be held by the Trustee under the Custody Agreement. The Portfolio Loans and Federal Instruments, as well as the cash proceeds from the sale thereof, Money Market Funds, and any real estate acquired upon foreclosure of a Portfolio Loan are hereinafter referred to as Eligible Collateral. As a general matter, cash payments on the Portfolio Loans, representing the repayment of principal and interest thereon, will be paid directly to the Company, and the Trustee will not have possession and control over the cash from these payments. Pursuant to the Custody Agreement, the Trustee will at all times hold Eligible Collateral with an aggregate Unadjusted Value (as defined below) equal to at least 60% of the aggregate outstanding principal balance of the Notes. The Unadjusted Value of a Federal Instrument is the cash value of the instrument. Money Market Funds are considered cash equivalents and the Unadjusted Value of Money Market Funds is the current balance of such funds. The Unadjusted Value of a Portfolio Loan is equal to the outstanding balance due under the loan, and may exceed the amount which could be obtained upon an immediate sale of the same. The Unadjusted Value of real estate owned by the Company as a result of a Portfolio Loan foreclosure will be valued at the lesser of the estimated fair market value of the property received by the Company upon foreclosure or the principal balance of the loan at the time of foreclosure plus accrued interest and fees and costs incurred by the Company in connection with such foreclosure process, and also may exceed the amount which could be obtained upon an immediate sale of the same. The remaining assets of the Company, including other items of Eligible Collateral, may be held by the Company. Accordingly, the principal and interest obligations represented by the Notes may never be fully collateralized by Eligible Collateral held by the Trustee, and may be secured by collateral which may have a liquidation value equal to less than 60% of the outstanding principal obligations due under the Notes. To the extent that the value of the Eligible Collateral held by the Trustee is less than the aggregate principal and interest obligations represented by the Notes, or if the Trustee does not maintain a perfected security interest on the Eligible Collateral held by it, the Notes will be general unsecured obligations of the Company. See "RISK FACTORS," "USE OF PROCEEDS," and "DESCRIPTION OF THE NOTES AND THE CUSTODY AGREEMENT."

                                   MANAGEMENT

         The administration of the business and properties of the Company is vested in the Board of Directors of the Company. The day-to-day operations of the Company will be carried out by Guy S. Della Penna who serves as the sole Director and officer of the Company, as well as other key employees. The table set forth below sets forth information concerning Mr. Della Penna.

NAME AND AGE                      POSITIONS HELD WITH THE COMPANY
----------------------            ----------------------------------------------
Guy S. Della Penna, 44            Director, President and Chief Executive
                                  Officer, Secretary, Treasurer and Chief
                                  Financial Officer

INFORMATION CONCERNING MR. DELLA PENNA

         Mr. Della Penna, a resident of Sarasota, Florida, since 1980, has been active in the financial and securities industries for approximately 19 years. Mr. Della Penna acquired Executive, the selling agent for the Notes offered by this Prospectus, in March 1990, and is the principal, a member of the Board of Directors and President and Chief Executive Officer of Executive. Mr. Della Penna is a General Securities Principal and Financial and Operations Principal pursuant to NASD Rules. See "TERMS OF NOTE OFFERING" and "PLAN OF DISTRIBUTION."

         Mr. Della Penna also serves in an individual capacity as a General Partner of Federal Resource Income Program, Ltd. ("FRIP"), a privately capitalized Florida limited partnership, principally engaged in the purchase and holding of producing petroleum leases. Since August 1990, Mr. Della Penna has served as the sole shareholder, director and officer of Midwest Energy Corporation, which acts as the corporate General Partner of FRIP. Capital Mortgage Management, Inc., a Florida corporation wholly-owned by Mr. Della Penna, serves as the General Partner of FMIL, a publicly held Florida limited partnership. Mr. Della Penna has served as the sole director and officer of Capital Mortgage Management, Inc. since August 1991. Since July 1994, Mr. Della Penna has served as the sole shareholder, director and officer of Federal Mortgage Management, Inc. ("FMMI"). FMIL and FMMI were organized to invest, hold and deal in residential real estate mortgage loans.

         Mr. Della Penna is also the President of CMG. CMG was organized by Mr. Della Penna in 1989 to provide financial and advisory services, as well as insurance products, to individuals and corporate entities. CMG acts as general agent for various insurance companies.

         Mr. Della Penna holds a Bachelor of Science degree in Business Administration from Ithaca College, Ithaca, New York and received a Master of Business Administration degree in Finance from the State University of New York, Albany, New York.

COMPENSATION

         As the Company's sole director and officer, Mr. Della Penna will provide management services to the Company, including management of the Portfolio Loans, supervision of the Company's affairs such as the maintenance of books and records and the preparation of reports, and such other managerial responsibilities as may reasonably be required of him in connection with the operation of the Company's business. For his general management services, he will receive an annual management fee equal to 3% of the aggregate face value of the Eligible Collateral as of December 31 of the prior year. Such fees may be paid in monthly or other installments as determined by Mr. Della Penna.

         Mr. Della Penna intends to devote such time to the affairs of the Company as is reasonably required. However, he will continue to serve as an officer and director of the other businesses described herein, as well as other businesses in the future. The amount of time that Mr. Della Penna will devote to the Company may increase or decrease depending on the Company's level of activity at various points in time.

INDEMNIFICATION

         Under the provisions of the Articles of Incorporation and Bylaws of the Company, the officers and directors of the Company and former officers and directors of the Company are entitled to indemnification from the Company to the full extent permitted by law, provided that such director or officer seeking indemnification acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was not unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the United States Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

KEY-MAN LIFE INSURANCE

         The Company intends to obtain a key-man life insurance policy on Mr. Della Penna in the amount of $1,000,000, the proceeds of which could be used to repay up to $1,000,000 of the principal and interest due under the Notes in the event of Mr. Della Penna's death.

                             PRINCIPAL SHAREHOLDERS

         As of the date of this Prospectus, all of the outstanding voting Common Stock of the Company is owned beneficially by Guy S. Della Penna. Mr. Della Penna holds his shares of Common Stock pursuant to the provisions of a family trust.

               DESCRIPTION OF THE NOTES AND THE CUSTODY AGREEMENT

GENERAL


         The Notes offered by this Prospectus have been authorized and designated by the Company as its Series 1997 A-I, A-II and A-III Promissory Notes in the authorized aggregate principal amount of $5,000,000. The Notes of the 1997A Series will represent the general obligation of the Company and will be partially secured by liens on the Eligible Collateral held by the Trustee under the Custody Agreement as described below. As of the date of this Prospectus, there are no other series of Notes of the Company outstanding.


         The Notes are offered in varying maturities and Note Rates as set forth in the table below:


                 PRINCIPAL
                  AMOUNT                                         ANNUAL
 SERIES          AVAILABLE               MATURITY DATE          NOTE RATE
 ------          ---------             ------------------       ---------
1997 A-I        $  500,000             September 30, 2001          8.00%
1997 A-II        1,000,000             September 30, 2002          9.00%
1997 A-III       3,500,000             September 30, 2003         10.00%




         All Note Rates are fixed. The available principal amount within each of the three Series maturities identified in the table is not subject to variation.


         The minimum subscription for Notes is $5,000, with the exception of Individual Retirement Accounts (for which the minimum investment is $2,000). A minimum of $1,500,000 principal amount of Notes of any of the maturities available within the Series 1997A must be timely sold in order for the proceeds to be utilized by the Company in the manner described in this Prospectus. See "TERMS OF NOTE OFFERING."

         Interest on the principal amount of Notes will be calculated on the basis of a 365 day year. With respect to Note interest, such interest will commence to accrue at the time that the subscription for a Note or Notes is accepted by the Company. Each Note subscriber will be promptly advised of such Note subscription acceptance or rejection. During the period that the Minimum Requirement is being attained, interest will not be distributed. Interest on the Notes will be payable monthly at the applicable Note Rate commencing on the first day of the first month following attainment of the Minimum Requirement and the release of the proceeds from the sale of the Notes to the Company and on the first day of each month thereafter. Investors who acquire Notes subsequent to the attainment of the Minimum Requirement will first receive interest on the first interest payment date subsequent to their subscription acceptance and at the Note Rate. Such later investors will also be promptly advised of such subscription acceptance or rejection.

         The principal of each Note will be paid at the stated maturity thereof. The principal and interest obligations represented by outstanding Notes as well as the operating expenses of the Company are expected to be paid using the cash flow generated by the receipt of principal and interest payments on the Portfolio Loans, Federal Instruments and Money Market Funds, the receipt of funds from the early payoff of Portfolio Loans by the mortgagors, profits from the trading of Portfolio Loans and proceeds from the sale of Portfolio Loans, Federal Instruments and real estate received upon loan foreclosures. See "RISK FACTORS - Source of Note Repayment."

         The terms of issuance of the Notes (interest rate, term to maturity, manner of collateral) have been determined by the management of the Company taking into account market rates of interest, the anticipated Portfolio Loan purchase capability of the Company in terms of discount and availability, the observed cash flow of real estate mortgage loans and the experience of FMIL and FMMI. See Appendix A to the Prospectus. Such terms have been reviewed as to fairness by Kashner Davidson Securities Corporation, Sarasota, Florida.

ELIGIBLE COLLATERAL

         The Portfolio Loans and Federal Instruments, as well as the cash proceeds from the sale thereof, Money Market Funds, and any real estate acquired upon foreclosure of a Portfolio Loan are referred to as Eligible Collateral. The Trustee will have possession of and a lien on only a limited amount of the Eligible Collateral. The remaining Eligible Collateral, as well as the other assets of the Company, may be held by the Company and will not directly secure the obligations of the Company under the Notes. As a general matter, cash payments on the Portfolio Loans, representing the repayment of principal and interest thereon, will be paid directly to the Company, and the Trustee will not have possession and control over the cash from these payments, and such cash will not be an item of Eligible Collateral. See "SUMMARY OF THE CUSTODY AGREEMENT" below.

SUMMARY OF THE CUSTODY AGREEMENT

         THE FOLLOWING GENERAL DESCRIPTION OF CERTAIN FEATURES OF THE INDENTURE AND CUSTODY AGREEMENT IS A SUMMARY ONLY AND IS QUALIFIED IN ITS ENTIRETY TO REFERENCE TO THE INDENTURE AND CUSTODY AGREEMENT, WHICH IS ATTACHED AS EXHIBIT B TO THIS PROSPECTUS.

         Upon the attainment of the Minimum Requirement, all of the subscription funds will be turned over to the Trustee by the Escrow Agent. The Trustee will use those funds, as well as all future subscription funds, to pay the expenses of the Company as directed by Mr. Della Penna and purchase Portfolio Loans identified by Mr. Della Penna. The promissory notes and mortgages constituting the Portfolio Loans will be acquired directly by, and in the name of, the Trustee for the benefit of the holders of the Notes. The Trustee will maintain physical custody of such notes and mortgages at its offices in Sarasota, Florida, and will record the mortgage assignments in the public records of the county or other appropriate filing location for the jurisdiction in which the real property which is the subject of the Portfolio Loan is located. Although the Trustee will be the designated mortgagee of record and will hold all legal title to the Portfolio Loans, the Company will receive mortgagor payments of principal and interest under such loans.

         To the extent that sufficient mortgage loans are not available for purchase to fully invest all available funds (other than the cash balance maintained to fund interest payments on the Notes), the Trustee will purchase Federal Instruments or Money Market Funds as directed by Mr. Della Penna. The Trustee will take initial possession of the Federal Instruments or, in the case of Money Market Funds and deposit accounts, the respective account will be in the name of the Trustee, as trustee under the Custody Agreement.


         At the time of the release of subscription funds to the Company upon the attainment of the Minimum Requirement and for an indefinite period thereafter, the face amount or value of the Eligible Collateral will be less than the aggregate principal obligation of outstanding Notes, as approximately 15% to 22% of the gross proceeds from the sale of the Notes will be used immediately to pay offering and other accrued expenses. There is no requirement that the Trustee hold all items of Eligible Collateral or that the Eligible Collateral held by the Trustee have a value equal to the outstanding principal obligation represented by the Notes. Pursuant to the CustodyAgreement, the Trustee will at all times hold Eligible Collateral with an aggregate Unadjusted Value (as defined below) equal to at least 60% of the aggregate outstanding principal balance of the Notes. The Unadjusted Value of a Federal Instrument is the cash value of the instrument. Money Market Funds are considered cash equivalents and the Unadjusted Value of Money Market Funds is the current balance of such funds. The Unadjusted Value of a Portfolio Loan is equal to the outstanding balance due under the loan, and may exceed the amount which could be obtained upon an immediate sale of the same. The Unadjusted Value of real estate owned by the Company as a result of a Portfolio Loan foreclosure will be valued at the lesser of the estimated fair market value of the property received by the Company upon foreclosure or the principal balance of the loan at the time of foreclosure plus accrued interest and fees and costs incurred by the Company in connection with such foreclosure process, and also may exceed the amount which could be obtained upon an immediate sale of the same. The remaining assets of the Company, including other items of Eligible Collateral, may be held by the Company. Accordingly, the principal and interest obligations represented by the Notes may never be fully collateralized by Eligible Collateral held by the Trustee, and may be secured by collateral which may have a liquidation value equal to less than 60% of the outstanding principal obligations due under the Notes. To the extent that the value of the Eligible Collateral held by the Trustee is less than the aggregate principal and interest obligations represented by the Notes, or if the Trustee does not maintain a perfected security interest on the Eligible Collateral held by it, the Notes will be general unsecured obligations of the Company. See "RISK FACTORS - Source of Note Repayment."


         On the last day of each calendar month, the Company will calculate the outstanding Unadjusted Value of all items of Eligible Collateral held by the Trustee. The monthly report also will report the aggregate outstanding principal balance of the Notes as of the corresponding date. A report of such calculations will be delivered to the Trustee within two business days of the end of each calendar month. If such report indicates that the aggregate Unadjusted Value of the Eligible Collateral is less than 60% of the aggregate outstanding principal balance of the Notes, the Company must deliver along with such report Federal Instruments or cash in such amount as may be required to restore the ratio of Unadjusted Value of the Eligible Collateral to the outstanding principal balance of the Notes to .6 to 1.0.

THE TRUSTEE

         Michael Hric, P.A., is a Florida professional association (corporation) which engages in the practice of law in Sarasota, Florida. The office address of the Trustee is 2801 Fruitville Road, Suite 100, Sarasota, Florida 34237. The principal of Michael Hric, P.A. is Michael Hric. Mr. Hric has engaged in the practice of law in Sarasota, Florida since 1979 with a practice emphasis in the areas of taxation and business law. Mr. Hric has performed legal services for Mr. Della Penna and his affiliated companies in the past and may perform additional services in the future. Mr. Hric did not provide any services with respect to the formation of the Company and the offer and sale of the Notes. Due to the cost involved, no fidelity or surety bond will be obtained covering the actions of the Trustee under the Custody Agreement.

ACTION BY THE TRUSTEE UPON DEFAULT BY THE COMPANY

         The Company shall be in default with respect to its obligations under each of the Notes of each Series and the Custody Agreement upon the occurrence of any of the events described below, which events are continuing for the periods of time indicated:

         (1) the Company defaults in the payment of interest on any Note at the Note Rate when the same becomes due and payable and the default in the payment of such Note interest continues for a period of thirty (30) consecutive days;

         (2) the Company defaults in the payment of the principal of any Note when the same becomes due and payable;

         (3) the Company or its assets become subject to any voluntary or involuntary proceeding under the Federal Bankruptcy Act or any state statute which relates to credit relief and/or the liquidation of the Company, which proceeding remains undismissed for a period of sixty (60) or more days; and/or

         (4) the Company fails to perform any of its covenants set forth in the Custody Agreement.

         In the event of an occurrence of an event of default by the Company with respect to outstanding Notes and the Custody Agreement which is continuing, the Trustee on its own initiative or at the request of persons holding at least 75% in principal amount of the Notes may initiate and prosecute available remedies at law or in equity in the Circuit Court of the Twelfth Judicial Circuit in and for Sarasota County, Florida in order to obtain satisfaction of the then outstanding principal and interest obligation of the Notes. The anticipated purpose of such remedial action undertaken by the Trustee will be to accelerate the obligation represented by the Notes as being immediately due and payable to the holders of all Notes then outstanding, as well as such other corrective and remedial action as may be identified and pursued by the Trustee on behalf of the Note holders.

         The court in such proceedings are brought may at the request of the Trustee or by its own action, appoint another trustee or receiver with respect to the liquidation of the Eligible Collateral and the administration and distribution of any proceeds which may be realized as a result of the liquidation of such Eligible Collateral. The cost of prosecuting and concluding such remedial action may reduce the amount payable to the Note holders. Any obligation of the Notes which remains unpaid after the liquidation of the Eligible Collateral and the application of such liquidation proceeds to the obligation represented by the Notes shall remain the general obligation of the Company, which obligation shall be unsecured. See "RISK FACTORS - Source of Note Repayment."

NOTE PREPAYMENT

         The principal obligation represented by an outstanding Note may not be prepaid by the Company in whole or in part prior to the maturity of the particular Note, except upon the written request of a holder and at the discretion of the Company.

TRANSFER AGENT

         The Trustee will act as transfer agent with respect to outstanding
Notes.

                             REPORTS TO NOTE HOLDERS


         The fiscal year of the Company ends December 31 and the first fiscal year of the Company following commencement of operations will end on December 31, 1997. Commencing with the conclusion of the Company's first fiscal year after the commencement of operations and for fiscal years thereafter in which Notes remain outstanding, the Company will provide to the holders of the Notes annual reports which will contain financial statements audited by the independent certified public accountants of the Company. The Company also intends to provide quarterly or other interim reports to Note holders, although such reports are not expected to include financial statements which are audited.


         On the last day of each calendar quarter, the Company will calculate the value of Portfolio Loans. For purposes of such calculation, Portfolio Loans will be valued at the attributed carrying value thereof as reflected in the Company's financial records. Generally, carrying value relates to the cost of such loans to the Company. The Company will also calculate the value of cash and cash equivalents, including Money Market Funds, and Federal

Instruments, as well as the value of owned real estate. A copy of such report reflecting the calculation of such collateral values will be mailed to Note holders of record on a quarterly basis. Additionally, any Note holder may inquire of the Company by telephone or in writing as to the Unadjusted Value of Eligible Collateral held by the Trustee as of the close of any calendar month. Such quarterly reports will indicate the aggregate purchase price of the Portfolio Loans and the aggregate unpaid principal amount of such loans. The quarterly report will also reflect the aggregate loan to value ratio of Portfolio Loans to the aggregate estimated fair market value of the underlying collateral real estate securing the Portfolio Loans. As indicated elsewhere in this Prospectus, only loans meeting certain loan to value requirements will be acquired. Note holders will not be able to independently determine whether such loan to value requirements have been complied with, however. See "RISK FACTORS." Additionally, the annual financial statements which will be provided to Note holders will contain a confirmation of the Unadjusted Value of the Eligible Collateral held by the Trustee and the outstanding Note principal balance as determined by the independent certified public accountants of the Company.

         The quarterly report will be provided within 60 days of the close of the first three fiscal quarters of each year and within 145 days of the close of the fiscal year.

                                   LITIGATION

         As of the date of this Prospectus, the Company and its officers and directors (in their capacities as such) are not parties to any material items of litigation which relate to the conduct of the business of the Company or this issuance of Notes.

                                  LEGAL MATTERS

         The validity of the Notes offered by this Prospectus will be passed upon for the Company by Shumaker, Loop & Kendrick, LLP, Tampa, Florida.

                                     EXPERTS


         The financial statements of the Company reflecting its financial condition for the period November 13, 1995 (inception) through December 31, 1996, are included herein in reliance upon the report of Bobbitt, Pittenger & Co., P.A., Sarasota, Florida, independent certified public accountants, which report appears elsewhere herein and is included herein upon the authority of said firm as experts in accounting and auditing.

         Kashner Davidson Securities Corporation, Sarasota, Florida, has acted in the capacity of qualified independent underwriter in accordance with the provisions of Rule 2720 of the NASD Rules of Conduct. The fairness report of Kashner Davidson Securities Corporation is summarized under "TERMS OF THE NOTE OFFERING" and is included as an exhibit to the Registration Statement of which this Prospectus is a part. The fairness report may be obtained by interested investors upon request to Executive. In addition to rendering its fairness report, Kashner Davidson Securities Corporation also assisted in the preparation of the Registration Statement relating to the Notes, of which this Prospectus is a part. William T. Kirtley, P.A., Sarasota, Florida, assisted Kashner Davidson Securities Corporation with respect to such activity.


                             ADDITIONAL INFORMATION

         This Prospectus constitutes a part of a Registration Statement on Form SB-2 filed by the Company with the Securities and Exchange Commission ("Commission") under the Securities Act through the Electronic Data Gathering and Retrieval ("EDGAR") system with respect to the Notes offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits and schedules for further information with respect to the Company and the Notes offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each such instance reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits and schedules forming a part thereof can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549, and should also be available for inspection and copying at the following regional offices of the
Commission: 7 World Trade Center, Suite 1300, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Registration statements, reports, proxy and information statements filed through the EDGAR system are publicly available through the Commission's Internet web site at "http://www.sec.gov".


         During the fiscal year ending December 31, 1997, the Company will be subject to the information providing requirements of Section 13 of the Securities Exchange Act of 1934, as amended, and in accordance therewith will be required to file certain periodic and annual reports and other information with the Commission. It is anticipated that such obligation on the part of the Company will cease to exist after such fiscal year as the Company will most likely be exempt from such information providing requirements thereafter. The Company does not anticipate being subject to the proxy solicitation rules which have been adopted by the Commission pursuant to its authority under such statute.

                          INDEX TO FINANCIAL STATEMENTS

                      FEDERAL MORTGAGE MANAGEMENT II, INC.
                        (a Development Stage Corporation)

                                                                           PAGE
                                                                           ----

Report of Independent Public Accountants ..............................     F-2

Balance Sheets as of March 31, 1997 (unaudited),
   and December 31, 1996  .............................................     F-3

Statement of Operations and Deficit for the period from
   November 13, 1995 (date of inception) to March 31, 1997
   (unaudited), the three month periods ended March 31, 1997
   (unaudited) and March 31, 1996 (unaudited), the year ended
   December 31, 1996, and for the period from November 13, 1995
   to December 31, 1995  ..............................................     F-4

Statement of Changes in Stockholder's Equity for
   the three months ended March 31, 1997 (unaudited), the year ended December 31, 1996, and for the period from inception
   November 13, 1995 to December 31, 1995 .............................     F-5

Statement of Cash Flows for the period from November 13, 1995
   (inception) to March 31, 1997 (unaudited), the
   three month periods ended March 31, 1997 (unaudited) and
   March 31, 1996 (unaudited), the year ended December 31, 1996, and for the period from inception November 13, 1995 to
   December 31, 1995  .................................................     F-6

Notes to Financial Statements .........................................     F-7

               [Letterhead of Bobbitt, Pittenger & Company, P.A.]

February 21, 1997

TO THE STOCKHOLDER
Federal Mortgage Management II, Inc.
Sarasota, Florida

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying balance sheets of Federal Mortgage Management II, Inc. (A Development Stage Corporation), as of December 31, 1996 and 1995, and the related statements of operations and deficit, changes in stockholder's equity and cash flows for the year ended December 31, 1996 and for the period from inception November 13, 1995 to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Federal Mortgage Management II, Inc. at December 31, 1996 and 1995, and the results of its operations and its cash flows for the year ended December 31, 1996 and for the period from inception November 13, 1995 to December 31, 1995, in conformity with generally accepted accounting principles.

/s/ Bobbitt, Pittenger & Company, P.A.

Certified Public Accountants

                      FEDERAL MORTGAGE MANAGEMENT II, INC.
                        (A Development Stage Corporation)

                                 BALANCE SHEETS

                                                     (UNAUDITED)
                                                       MARCH 31     DECEMBER 31
                                                         1997           1996
                                                     -----------    -----------
      ASSETS

CURRENT ASSETS
    Cash                                               $    449      $    449
    Prepaid expenses                                      2,500          --
                                                       --------      --------
      Total Current Assets                                2,949           449

OTHER ASSETS
    Deferred financing costs                             96,360        93,356
                                                       --------      --------
                                                       $ 99,309      $ 93,805
                                                       ========      ========

      LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
    Accounts payable                                   $    965      $  7,572
    Due to affiliates                                   101,412        88,290
                                                       --------      --------
                                                        102,377        95,862
CONTINGENT LIABILITY                                    100,000

STOCKHOLDER'S EQUITY
    Common stock, $.01 par value, 1,000 shares
      authorized, 100 shares issued
         and outstanding                                      1             1
    Additional paid-in capital                              999           999

    Deficit accumulated during
        the development stage                          (104,068)       (3,057)
                                                       --------      --------

                                                       (103,068)       (2,057)
                                                       --------      --------

                                                       $ 99,309      $ 93,805
                                                       ========      ========

                       See notes to financial statements.

                      FEDERAL MORTGAGE MANAGEMENT II, INC.
                        (A Development Stage Corporation)

                      STATEMENTS OF OPERATIONS AND DEFICIT
                FOR THE PERIOD FROM NOVEMBER 13, 1995 (INCEPTION)
                TO MARCH 31, 1997 (UNAUDITED), THREE MONTHS ENDED
               MARCH 31, 1997 AND 1996 (UNAUDITED), THE YEAR ENDED
            DECEMBER 31, 1996, AND THE PERIOD FROM NOVEMBER 13, 1995
                              TO DECEMBER 31, 1995

                             (UNAUDITED)
                             PERIOD FROM         (UNAUDITED)       (UNAUDITED)                         NOVEMBER 13,
                             NOVEMBER 13,       THREE MONTHS      THREE MONTHS        YEAR ENDED       1995 TO
                           1995 (INCEPTION)     ENDED             ENDED               DECEMBER 31,     DECEMBER 31,
                           TO MARCH 31, 1997    MARCH 31, 1997    MARCH 31, 1996      1996             1995
                           -----------------    --------------    --------------      ------------     ------------
REVENUE                        $   --              $   --            $   --            $   --            $   --
                               --------            --------          --------          --------          --------

EXPENSES
   Accounting                     2,984                 800              --               2,184              --
   Advertising                      165                --                --                 165              --
   Filing fees                      548                 165              --                 383              --
   Occupancy costs               12,000              12,000              --                --                --
   Office supplies                4,052               3,746              --                 306              --
   Other                             19                --                --                  19              --
   Portfolio assembly            30,000              30,000              --                --                --
   Salaries                      46,800              46,800              --                --                --
   Travel                         7,500               7,500              --                --                --
                               --------            --------          --------          --------          --------

NET LOSS                       $104,068            $101,011          $   --            $  3,057          $   --
                               ========            ========          ========          ========          ========

LOSS PER COMMON SHARE          $1040.68            $1010.11          $   --            $  30.57          $   --
                               ========            ========          ========          ========          ========

                       See notes to financial statements.

                      FEDERAL MORTGAGE MANAGEMENT II, INC.
                        (A Development Stage Corporation)

                  STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997,
         THE YEAR ENDED DECEMBER 31, 1996, AND THE PERIOD FROM INCEPTION
                     NOVEMBER 13, 1995 TO DECEMBER 31, 1995

                                                   ADDITIONAL
                                       COMMON       PAID-IN       ACCUMULATED
                                       STOCK         CAPITAL        DEFICIT            TOTAL
                                      --------     ----------     -----------        ---------
BALANCE,
        November 13, 1995
          (Date of inception)         $   --         $   --         $    --          $    --

BALANCE,
        December 31, 1995                 --             --              --               --

ISSUANCE OF COMMON STOCK                     1            999            --              1,000

NET LOSS FROM OPERATIONS                  --             --            (3,057)          (3,057)
                                      --------       --------       ---------        ---------

BALANCE,
        December 31, 1996                    1            999          (3,057)          (2,057)

NET LOSS FROM OPERATIONS                  --             --          (101,011)        (101,011)
                                      --------       --------       ---------        ---------

BALANCE
     March 31, 1997 (Unaudited)       $      1       $    999       $(104,068)       $(103,068)
                                      ========       ========       =========        =========

                       See notes to financial statements.

                      FEDERAL MORTGAGE MANAGEMENT II, INC.
                        (A Development Stage Corporation)

                            STATEMENTS OF CASH FLOWS
                FOR THE PERIOD FROM NOVEMBER 13, 1995 (INCEPTION)
                 TO MARCH 31, 1997 (UNAUDITED), THE THREE MONTHS
   ENDED MARCH 31, 1997 and 1996 (UNAUDITED), THE YEAR ENDED DECEMBER 31, 1996,
      AND THE PERIOD FROM INCEPTION NOVEMBER 13, 1995 TO DECEMBER 31, 1995

                                                     PERIOD
                                                     FROM
                                                     NOVEMBER 13,      THREE MONTHS   THREE MONTHS                   PERIOD
                                                     1995              ENDED          ENDED                          FROM NOVEMBER
                                                     (INCEPTION)       MARCH 31,      MARCH 31,      YEAR ENDED      13 (INCEPTION)
                                                     TO MARCH 31,      1997           1996           DECEMBER 31,    TO DECEMBER 31,
                                                     1997(UNAUDITED)   (UNAUDITED)    (UNAUDITED)       1996         1995
                                                     ---------------   ------------   ------------   ------------    ---------------
CASH FLOWS FROM OPERATING ACTIVITIES

Net Loss                                               $(104,068)      $(101,011)      $   --         $  (3,057)       $   --
Adjustments to reconcile net loss to net cash
 used by operating activities
     Changes in operating assets and liabilities:
          Increase in prepaid expenses                    (2,500)         (2,500)           --             --              --
          (Decrease)/Increase in accounts payable            965          (6,607)           --           (4,767)         12,339
          Increase due to affiliates                     101,412          13,122            --           88,290            --
          Increase in contingent liability               100,000         100,000                           --              --
                                                       ---------       ---------        ------        ---------        --------
NET CASH PROVIDED BY
     OPERATING ACTIVITIES                                 95,809           3,004            --           80,466          12,339

CASH FLOWS FROM FINANCING ACTIVITIES
     Issuance of common stock                              1,000            --              --            1,000            --
     Increase in deferred financing costs                (96,360)         (3,004)           --          (81,017)        (12,339)
                                                       ---------       ---------        ------        ---------        --------

NET CASH USED IN FINANCING ACTIVITIES                     95,360          (3,004)           --          (80,017)        (12,339)
                                                       ---------       ---------        ------        ---------        --------
INCREASE IN CASH                                             449            --              --              449            --

CASH, beginning period                                      --               449            --             --              --
                                                       ---------       ---------        ------        ---------        --------

CASH, end of period                                    $     449       $     449        $   --        $     449        $   --
                                                       =========       =========        ======        =========        ========

                       See notes to financial statements.

                      FEDERAL MORTGAGE MANAGEMENT II, INC.
                        (A Development Stage Corporation)

                          NOTES TO FINANCIAL STATEMENTS
                FOR THE PERIOD FROM NOVEMBER 13, 1995 (INCEPTION)
       TO MARCH 31, 1997, THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996,
         THE YEAR ENDED DECEMBER 31, 1996, AND THE PERIOD FROM INCEPTION
                     NOVEMBER 13, 1995 TO DECEMBER 31, 1995

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Federal Mortgage Management II, Inc. (the "Corporation"), a Florida corporation, was organized on November 13, 1995. The Corporation's fiscal year end is December 31. The purpose of the Corporation is to acquire and market mortgage notes secured by first liens on real estate, and to acquire insured instruments of deposits and/or debt securities issued by the United States government and instrumentalities thereof. Purchase of the mortgage notes, instruments of deposits and debt securities are to be in accordance with policies set forth in the Acquisition Policy of the Corporation as described in the registration statement. Interest payments on the notes and other distributions will be made in accordance with the registration statement.

USE OF MANAGEMENT'S ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - DEFERRED FINANCING COSTS

Deferred financing costs consist of legal and other fees associated with the filing of the registration statement with the Securities and Exchange Commission. These costs will be amortized over the life of the promissory notes commencing on the effective date of the registration statement.

Deferred financing costs were incurred as follows:

                   CUMULATIVE
                 FOR THE PERIOD     FOR THE THREE     FOR THE THREE
                NOVEMBER 13, 1995    MONTHS ENDED     MONTHS ENDED         YEAR ENDED    NOVEMBER 13, 1995
                - MARCH 31, 1997    MARCH 31, 1997   MARCH 31, 1996       DECEMBER 31,    - DECEMBER 31,
                   (UNAUDITED)       (UNAUDITED)       (UNAUDITED)            1996             1995
                -----------------   --------------   --------------       ------------  -----------------
Legal                $ 78,156          $  3,004          $   --            $ 62,813          $ 12,339
Pricing                15,000              --                --              15,000              --
Filing fees             3,204              --                --               3,204              --
                     --------          --------          --------          --------          --------
                     $ 96,360          $  3,004          $   --            $ 81,017          $ 12,339
                     ========          ========          ========          ========          ========

                      FEDERAL MORTGAGE MANAGEMENT II, INC.
                        (A Development Stage Corporation)

                          NOTES TO FINANCIAL STATEMENTS

NOTE C - STOCKHOLDER'S EQUITY

COMMON STOCK

The Corporation is authorized to issue 1,000 shares of common stock having a par value of $.01. The Corporation has issued and outstanding 100 shares.

NOTE D - ESCROW

An interest-bearing escrow account has been established to accumulate, invest and reinvest the proceeds realized from the sale of the promissory notes. The escrow account will hold such proceeds beginning with the commencement of the offering period and shall terminate upon the earlier of the date upon which the escrow agent receives gross proceeds of $1,500,000, or the date of the termination of the offering.

During the escrow period, no amounts deposited in the escrow account are the property of the Corporation, nor subject to the debts of the Corporation.

NOTE E - DEVELOPMENT STAGE OPERATIONS

The Corporation is in the process of filing a registration statement with the Securities and Exchange Commission (SEC) for the sale of promissory notes in the aggregate principal amount of $5,000,000. The notes consist of three series with varying maturities and interest rates. The Corporation will commence its designated operational activities only upon the sale of notes in the minimum principal amount of $1,500,000. Proceeds from the sale of the notes prior to commencement of the Corporation's designated operational activity will be placed in an interest bearing escrow account (see Note D). In the event the Corporation does not sell $1,500,000 of notes within the offering period, all proceeds collected from the sale of these notes, plus applicable interest, will be returned to the respective investors.

NOTE F - INCOME TAXES

The Corporation is recognized as a Sub-Chapter S corporation by the Internal Revenue Service. Therefore, the financial statements include no provision for federal income taxes since the income or loss is reportable on the tax return of the stockholder.

NOTE G - RELATED PARTY TRANSACTIONS AND CONTINGENT LIABILITY

This Corporation's stockholder, promoter of the offering, serves as director and officer of a similar

                      FEDERAL MORTGAGE MANAGEMENT II, INC.
                        (A Development Stage Corporation)

                          NOTES TO FINANCIAL STATEMENTS

mortgage program. Additionally, the stockholder is a director and chief executive officer of the registered securities broker-dealer who will offer the notes for sale to the general public. The broker-dealer will earn commissions averaging 6.1% on notes sold by the broker-dealer. The broker-dealer will also receive an offering management fee of 3% of the note proceeds sold by the broker-dealer and an additional non-accountable expense allowance equal to 2% of note proceeds.

During the Corporation's development stage, the stockholder and affiliates have advanced funds to fund its operations. As of March 31, 1997 and December 31, 1996, the stockholder and other affiliated companies had advanced the Corporation $101,412 and $88,290, respectively, for financing costs associated with the SEC offering. The stockholder and such affiliated companies expect to make additional advances. In accordance with the offering statement, the advances will be reimbursed in the amount of $120,000 upon the sale of $1,500,000 in promissory notes and another $100,000 in the event $2,000,000 or more in promissory notes are sold. Thus, if the Corporation does not successfully raise a minimum of $2,000,000, the additional $100,000 will not be repaid. This liability and the related expenses have been recorded on the financial statements of the Corporation as of March 31, 1997. Advances in excess of such amounts will not be reimbursed; however, the related expenses will be reflected in the financial statements with a corresponding increase in additional paid in capital.

NOTE H - FAIR VALUE OF FINANCIAL INSTRUMENTS IN ACCORDANCE
         WITH THE REQUIREMENTS OF SFAS NO. 107

The Corporation's financial instruments consist of all of its assets and liabilities with the exception of deferred financing costs. The Corporation's management has determined that the fair value of all of its financial instruments is equivalent to the carrying cost.

                           APPENDIX A TO PROSPECTUS OF
                      FEDERAL MORTGAGE MANAGEMENT II, INC.

         Set forth herein is certain summary information concerning the activities of Federal Mortgage Investors, Ltd. ("FMIL") and Federal Mortgage Management, Inc. ("FMMI") relating to their acquisition, ownership and disposition of residential real estate mortgage loans for their portfolios. Such information is provided to interested investors in connection with the Note offering made by the Prospectus of the Company. Such information is unaudited and has been prepared from the financial records of FMIL by the General Partners thereof and the financial records of FMMI by its management. FMIL is a partnership that raised funds from investors through the sale of limited partnership interests for investment by FMIL in mortgage loans. FMMI is a corporation that raised funds from investors through the sale of promissory notes for investment by FMMI in mortgage loans. The information presented in this Appendix with respect to the activities and circumstances of FMIL and FMMI should not be viewed by investors as necessarily indicative of the experience which will be sustained by the Company in connection with its intended assembly and ownership of residential real estate mortgage loans as described in the Prospectus. The results experienced by the Company, assuming that the Minimum Requirement is met, may be more or less favorable than those experienced by FMIL or FMMI.

Table I -   Experience in Raising and Investing Funds

Table II -  Compensation to Sponsor

Table III - Operating Results of Prior Programs

Table IV -  Experience in Trading Mortgage Loans


                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS)

Table I sets forth the dollars raised in prior programs, the amount available for investment and acquisition costs for the Company's affiliated partnership
(Federal Mortgage Investors, Ltd. (FMIL)) and corporation (Federal Mortgage
Management, Inc. (FMMI)).

                                          FEDERAL MORTGAGE INVESTORS, LTD.    FEDERAL MORTGAGE MANAGEMENT, INC.
                                          --------------------------------    ---------------------------------

Dollar amount offered                         $7,500,000                          $5,000,000
                                              ==========                          ==========

Dollar amount raised                          $2,348,000          100.0%          $4,252,500          100.0%
Less offering expenses:
  Selling commissions                            164,360            7.0%             284,020            6.7%
  Offering management fee                         46,960            2.0%             127,875            3.0%
  Non-accountable expense allowance                 --              0.0%              85,250            2.0%
  Organizational expense reimbursed               50,000            2.1%             148,503            3.5%
  Organizational and offering expenses            84,510            3.6%             118,120            2.8%
  Capitalized interest                              --              0.0%              87,755            2.1%
                                              ==========          =====           ==========          =====
Available for investment                      $2,002,170           85.3%          $3,400,977           80.0%
                                              ==========          =====           ==========          =====

Date offering began                       November 20, 1991                   December 21, 1993
Length of offering in months                     14                                  9


                                    TABLE II

                             Compensation to Sponsor
            (Not Covered by Report of Independent Public Accountants)

Table II sets forth the compensation to the General Partner of FMIL and the sole shareholder of FMMI and their affiliates from the offering proceeds and from operations of FMIL and FMMI, respectively, through March 31, 1997. Both FMIL and
FMMI are still in operation, and therefore the general partner, sole shareholder and their affiliates will continue to receive additional compensation from these entities.

                        TYPE OF COMPENSATION                   FMIL                FMMI
-------------------------------------------------              ----                ----
Date offering commenced                                 November 20, 1991    December 21, 1993
Dollar amount raised                                       $ 2,348,000          $ 4,252,500
                                                           -----------          -----------
Amount paid to sponsor from proceeds of offering:
   Offering management fee                                      46,960              127,875
   Non-accountable expense allowance                              --                 85,250
   Organizational expense reimbursement                         50,000              148,503

Dollar amount of cash generated from operations
  before deducting payments to sponsor                         390,989             (321,490)
Amount paid to sponsor from operations:
   Management fees (1)                                         251,118              389,777
   Servicing fees                                                 --                 55,778

----------
(1)  Management fees for FMIL and FMMI are computed as follows:

         FMIL - Management fee equal to three percent (3%) of the aggregate principal balance of the portfolio investments at December 31, plus one percent (1%) of the cash flow of the Partnership (as defined by the partnership agreement). In addition, the management fee also includes one percent (1%) of the net income from capital transactions.

         FMMI - Management fee is equal to three percent (3%) of the aggregate principal balance of the portfolio investments at December 31.

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS
           (Not Covered by Report of Independent Public Accountants)

     Table III sets forth the operating results of the Company's affiliated partnership and corporation, distributions to investors and certain tax information.

     Federal Mortgage Investors, Ltd. and Federal Mortgage Management, Inc.
         (a Florida Limited Partnership and S-Corporation, respectively)

                                                                                                                          QUARTER
                                                            FEDERAL MORTGAGE INVESTORS, LTD. (1)                           ENDED
                                                               YEARS ENDED DECEMBER 31,                                   MARCH 31,
                                                 1992           1993           1994           1995          1996(2)         1997(2)
                                              ---------      ---------      ---------      ---------      ---------      ---------
Gross revenues                                $  91,170      $ 207,782      $ 148,621      $ 135,995      $  97,715      $   7,026
Profit (loss) on sale of mortgages                4,239        194,633         64,324         80,998        (16,171)       (54,133)
Less:
   Operating expenses                            51,374        174,012        151,362        143,486        200,127         21,043
   Interest expense                               3,891            452            653             85           --             --
   Depreciation and amortization                    788          2,851          4,995          4,993          4,482          1,144
                                              ---------      ---------      ---------      ---------      ---------      ---------
Net income - GAAP Basis                       $  39,356      $ 225,100      $  55,935      $  68,429      $(123,065)     $ (69,294)
                                              =========      =========      =========      =========      =========      =========
Taxable income (loss)
   --from operations                          $  39,356      $ 223,361      $  55,286      $  68,951      $(121,140)     $ (68,150)
                                              =========      =========      =========      =========      =========      =========

Cash generated from operations                $  39,796      $  33,770      $  (2,741)     $  (7,491)     $(102,412)     $ (14,017)
Cash generated from sales                         4,239        194,633         64,324         80,998        (16,171)       (54,133)
                                              ---------      ---------      ---------      ---------      ---------      ---------

Cash generated from operations and sales         44,035        228,403         61,583         73,507       (118,583)       (68,150)

Less:  Cash distribution to investors
   --from operating cash flow                    39,796         33,770           --             --             --             --
   --from  sales                                  4,239        194,633         64,324         80,998           --          (54,133)
   --from other                                  83,301         56,035        170,541        133,433        187,652         92,338
                                              ---------      ---------      ---------      ---------      ---------      ---------

Cash generated (deficiency) after cash
distributions                                 $ (83,301)     $ (56,035)     $(173,282)     $(140,924)     $(306,235)     $(106,355)
                                              =========      =========      =========      =========      =========      =========

TAX DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:
   Ordinary income (loss)
   --from operations                          $   29.36      $   88.81      $   22.95      $   31.35      $  (55.08)     $  (39.44)

Cash distributions to investors:
   Source (on GAAP Basis):
     -Investment income                       $   29.36      $   89.50      $   23.22      $   31.11      $  (55.96)     $  (40.10)
     -Return of capital                           65.64           8.00          74.28          66.39         153.46         137.60

                                                                                            QUARTER
                                                  FEDERAL MORTGAGE MANAGEMENT, INC. (1)      ENDED
                                                       YEARS ENDED DECEMBER 31,             MARCH 31,
                                                 1994            1995          1996(2)       1997(2)
                                              ---------      ---------      ---------      ---------
Gross revenues                                $ 187,382      $ 314,531      $ 259,461      $  36,019
Profit (loss) on sale of mortgages              218,050        120,222        (11,699)       (88,086)
Less:
   Operating expenses                           243,944        268,498        160,960         44,960
   Interest expense                             299,428        372,666        347,237         82,414
   Depreciation and amortization                158,716        158,716        158,716         39,679
                                              ---------      ---------      ---------      ---------
Net income - GAAP Basis                       $(296,656)     $(365,127)     $(419,151)     $(219,120)
                                              =========      =========      =========      =========

Taxable income (loss)
   --from operations                          $(294,615)     $(363,450)     $(416,605)     $(219,120)
                                              =========      =========      =========      =========


Cash generated from operations                $ (56,562)     $  46,033      $  98,501      $  (8,941)
Cash generated from sales                       218,050        120,222        (11,699)       (88,086)
                                              ---------      ---------      ---------      ---------

Cash generated from operations and sales        161,488        166,255         86,802        (97,027)

Less:  Cash distribution to investors
   --from operating cash flow                      --           46,033         98,501         (8,941)
   --from  sales                                218,050        120,222        (11,699)       (88,086)
   --from other                                  81,378        206,411        260,435        179,441
                                              ---------      ---------      ---------      ---------

Cash generated (deficiency) after cash
distributions                                 $(137,940)     $(206,411)     $(260,435)     $(179,441)
                                              =========      =========      =========      =========


TAX DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:
   Ordinary income (loss)
   --from operations                                N/A            N/A            N/A            N/A


Cash distributions to investors:
   Source (on GAAP Basis):
     -Investment income                             N/A            N/A            N/A            N/A
     -Return of capital                             N/A            N/A            N/A            N/A

----------
(1) The structure of this partnership differs from that of the Company. The Company uses a promissory note offering verses the limited partnership structure. Thus all distributions are ordinary income in the form of interest.
(2) FMIL and FMMI experienced net losses for the three months ended March 31, 1997, and the year ended December 31, 1996. These losses are primarily attributable to delinquency rates experienced by each. See RISK FACTORS - Prior Performance. As a result of these delinquencies and the changing market place their (FMIL & FMMI) ability to sell portfolio loans has been diminished, resulting in the losses. Since FMIL is a limited partnership, there exists no absolute contractual obligation to effect cash distributions. FMIC sold an aggregate of $4,252,500 principal amount of Secured Promissory Notes denominated as its 1993A-I, II, III and IV Series. Series 1993A-I and II in aggregate principal amount of $512,500 have been paid (together with interest due thereon). Series III and IV in aggregate principal amount of $3,740,000 become due in December 1997 ($1,000,000) and December 1998 ($2,740,000). In May 1997, the management of FMIL and FMIC (which is the management of the Company) liquidated the mortgage portfolios of FMIL and FMIC in order to preclude any possible further deterioration of portfolio value. In such liquidation, FMIL experienced a loss calculated on the basis of loan acquisition cost of approximately $54,000 and FMMI experienced a loss calculated on the same basis of approximately $88,000. The portfolios of FMIL and FMIC are now constituted substantially by mortgage loans acquired from Homevestors of America, Inc. In such regard, FMIL acquired loans having a carrying value of approximately $38,000 and FMMI acquired loans having a carrying value of approximately $1,250,000. See "RISK FACTORS" "CONFLICTS OF INTEREST - Transactions with Management and Affiliates" and BUSINESS OF THE COMPANY - PLAN OF OPERATIONS."




                                    TABLE IV

                      Experience in Trading Mortgage Loans
           (Not Covered by Report of Independent Public Accountants)

     Table IV sets forth certain information relating to the mortgage loans that have been sold by each of FIML and FMMI since inception.

                                                                  FMIL
                                1992         1993          1994          1995          1996           1997*
                            ----------    ----------    ----------    ----------    ----------     ----------
Number of Mortgage Loans          1           56            54             25            12             27

Selling Price               $   47,100    $2,226,316    $2,583,160    $  766,935    $  428,769     $  768,242

Carrying Value                  42,861     2,031,683     2,518,836       685,973       444,941        856,328

                            ==========    ==========    ==========    ==========    ==========     ==========
Gain on Sale                $    4,239    $  194,633    $   64,324    $   80,962    $  (16,172)    $  (88,086)
                            ==========    ==========    ==========    ==========    ==========     ==========




                                                  FMMI
                             1994         1995           1996          1997*
                          ----------    ----------    ----------    ----------
Number of Mortgage Loans      84            59            39             11

Selling Price             $2,065,383    $1,570,547    $1,515,253    $  364,179

Carrying Value             1,847,333     1,450,325     1,503,451       418,312
                          ==========    ==========    ==========    ==========
Gain on Sale              $  218,050    $  120,222    $   11,802    $  (54,133)
                          ==========    ==========    ==========    ==========


* - For the three months ended March 31, 1997.

                           EXHIBIT A TO PROSPECTUS OF
                      FEDERAL MORTGAGE MANAGEMENT II, INC.

                                Promissory Notes
                           Series 1997 A-I, II and III
                          in aggregate principal amount
                                  of $5,000,000

                      FEDERAL MORTGAGE MANAGEMENT II, INC.
                           NOTE SUBSCRIPTION AGREEMENT

                   Executive Wealth Management Services, Inc.
                          1800 Second Street, Suite 780
                             Sarasota, Florida 34236

Gentlemen:
         The undersigned has received a copy of the Prospectus dated ____________________, 1997, of Federal Mortgage Management II, Inc. (the "Company") relating to the public offering, in states where the securities have been qualified for sale, of Promissory Notes designated as the Company's Series 1997 A-I, A-II and A-III, which Notes are offered in the following aggregate principal amounts, maturities and Note Rates in an aggregate principal amount of $5,000,000:


                                  SELLING
  SERIES            AMOUNT       COMMISSION        MATURITY DATE          RATE
  ------            ------       ----------      ------------------      -----
1997 A-I          $  500,000        3.00%        September 30, 2001       8.0%
1997 A-II          1,000,000        4.50%        September 30, 2002       9.0%
1997 A-III         3,500,000        7.00%        Septmeber 30, 2003      10.0%




         The undersigned has made a decision to invest in the Notes as herein provided and in connection with such investment in the Notes, the undersigned represents to the Company as follows:

         1. The undersigned understands that an investment in the Notes and the intended activities of the Company are subject to substantial risk as described in the Prospectus under the heading "RISK FACTORS."

         2. The undersigned, if an individual, acknowledges that (i) the purchase price for the investment in the Notes subscribed for hereby represents not more than ten percent (10%) of his or her total net worth, exclusive of his or her home, home furnishings and automobiles; (ii) the undersigned, alone or together with his or her spouse, has a minimum net worth (exclusive of home and automobiles) of $150,000, (iii) he or she has an overall commitment to investments which are not readily marketable that is not disproportionate to his or her net worth so that an investment in the Notes will not cause such overall commitment to be excessive; and (iv) he or she has such knowledge and experience in business and financial matters that he or she is capable of evaluating the Company and its business and the merits of investment in the Notes. The undersigned further represents that he or she has adequate means of providing for his or her current needs, living expenses and personal contingencies and has no need for liquidity in this investment and can afford to lose the entire amount of the investment.

         The undersigned, if other than an individual, acknowledges that (i) the purchase price for the investment in the Notes subscribed for hereby represents not more than ten percent (10%) of its total net worth; (ii) the undersigned has a minimum net worth of $150,000, (iii) the undersigned has an overall commitment to investments which are not readily marketable that is not disproportionate to its net worth so that an investment in the Notes will not cause such overall commitment to be excessive; and (iv) the individual making the investment decision relating to the Notes on behalf of the undersigned has such knowledge and experience in business and financial matters that he or she is capable of evaluating the Company and its business and the merits of investment in the Notes. The undersigned further represents that it has adequate means of providing for its current needs and has no need for liquidity in this investment and can afford to lose the entire amount of the investment.

         3. The undersigned understands that the minimum subscription to Notes which will be accepted by the Company with the exception of Individual Retirement Accounts is to Notes in aggregate principal amount of $5,000, which $5,000 aggregate principal amount may be allocated among any Division of the Series 1997 Notes in $1,000 increments.

         4. The undersigned understands that the Note subscription funds will be placed in an Escrow Account and accumulated until such time as there has been timely received Note subscription funds of $1,500,000 or more, all as is in accordance with the terms of the Note offering as set forth in the Prospectus section captioned "TERMS OF NOTE OFFERING."

         In accordance with the terms of the Note offering as set forth in the Prospectus and subject to the minimum subscription requirements, the undersigned hereby subscribes for the principal amount of the Notes set forth below:

         Series 1997 A-I   $___________________

         Series 1997 A-II  $___________________

         Series 1997 A-III $___________________

The undersigned acknowledges that the subscription to the above-designated Notes is subject to availability and that Note subscriptions will be considered and accepted or rejected by the Company with respect to the various maturities available within the Series 1997 Notes as received by the Company.

         In connection with the undersigned's subscription to the Notes designated above, the undersigned herewith tenders a check in payment of such subscription made payable to "Southtrust Asset Management Company of Florida, N.A., Escrow Agent - Federal Mortgage Management II, Inc." unless at the time of the undersigned's subscription, the Minimum Requirement as described and set forth in the Prospectus has been timely attained, in which event such check shall be made to the order of "Michael Hric, P.A., Trustee".

         The undersigned understands that the Notes subscribed to herein have been registered pursuant to the Securities Act of 1933, as amended, and pursuant to the provisions of those state securities statutes in those states where the Notes have been qualified for sale and that, accordingly, from the standpoint of Federal securities law and the applicable law of such states, the Notes are freely transferable by the undersigned. With respect to any proposed transfer, however, the undersigned acknowledges that the Company reserves the right to request information of any proposed transferee in order to make a reasoned determination as to the suitability of such proposed transferee as a holder and investor in the Notes subscribed for herein. The undersigned also acknowledges that the Company reserves the right to affix an endorsement to the Note instrument delivered to the undersigned as a result of this subscription setting forth such right of the Company to request information relative to the investor suitability of any proposed transferee.

         This Subscription Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida and shall be binding upon the successors, assigns, heirs and personal representatives of the Company and the undersigned.

         IN WITNESS WHEREOF, the undersigned has executed this Note Subscription Agreement on the ___ day of _______________, 199_.


                        ----------------------------------------------------
                        Name of Subscriber (Please Print)
                        (If a corporation, partnership or other
                        entity, please provide full legal name of subscribing entity)


                        ----------------------------------------------------
                        Signature of individual subscriber or authorized signatory of corporate or other entity)

                        ----------------------------------------------------
                        If subscriber is a corporation, partnership or other entity, please print full name and title of person signing Subscription Agreement)

                        -----------------------------------
                        Social Security Number or
                        Taxpayer Identification Number

INSTRUCTIONS FOR ISSUANCE OF NOTES
(Please Print)

1.       REGISTERED OWNER(S)   ________________________________________________

2.       IF MORE THAN ONE REGISTERED OWNER, METHOD OF OWNERSHIP:

                  _____    JOINT TENANTS WITH RIGHT OF SURVIVORSHIP;
                  _____    TENANTS IN COMMON;
                  _____    TENANTS BY THE ENTIRETIES;

         or otherwise          ________________________________________________

3.       ADDRESS               ________________________________________________

4.       CITY                  ________________________________________________

5.       STATE                 ________________________________________________

6.       ZIP CODE              ________________________________________________

7.       HOME PHONE        ___________________    BUSINESS PHONE_______________

         Accepted this ___ day of _____________, 199_, by Federal Mortgage Management II, Inc.

                                            Federal Mortgage Management II, Inc.

                                            By:________________________________
                                               Guy S. Della Penna, President

                                                                       EXHIBIT B

                      FEDERAL MORTGAGE MANAGEMENT II, INC.

                                       and

                               MICHAEL HRIC, P.A.

                                Sarasota, Florida

                                     Trustee

                         INDENTURE AND CUSTODY AGREEMENT

                         Dated as of ____________, 1997



                                   $5,000,000
                           AGGREGATE PRINCIPAL AMOUNT
                               OF PROMISSORY NOTES
                        (SERIES 1997 A-I, A-II AND A-III)

                                TABLE OF CONTENTS



                                                                            PAGE

Preamble - Recitals and Representations......................................3


Article 1 - Definitions......................................................5


Article 2 - Appointment and Acceptance.......................................5


Article 3 - The Notes........................................................7


Article 4 - Covenants of the Corporation.....................................9


Article 5 - Successor Corporation.......................................... 12


Article 6 - Defaults and Remedies...........................................13


Article 7 - Trustee........................................................ 16


Article 8 - Discharge of Indenture......................................... 20


Article 9 - Amendments, Supplements and Waivers............................ 20


Article 10 - Miscellaneous................................................. 21


Signatures................................................................. 26


Exhibit A - Form of Note

      THIS INDENTURE AND CUSTODY AGREEMENT, dated as of ___________, 1997, between FEDERAL MORTGAGE MANAGEMENT II, INC., a Florida corporation (the "Corporation") and MICHAEL HRIC, P.A., a professional association engaged in the practice of law in Sarasota, Florida (the "Trustee").

      Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Corporation's Series 1997 A-I, A-II and A-III Promissory Notes.

                                    PREAMBLE

                          RECITALS AND REPRESENTATIONS

      The Corporation has publicly offered its Series 1997 A-I, A-II and A-III Promissory Notes in aggregate principal amount of $5,000,000 pursuant to a prospectus included in a registration statement on Form SB-2, as filed with the Securities and Exchange Commission, File No. 333-15151 (such prospectus, as amended or supplemented during the offering, is hereinafter referred to as the "Prospectus").

      The Corporation desires to appoint the Trustee as custodian of certain items of Eligible Collateral (as defined below) and the Trustee is willing to act in such capacity upon the terms and conditions herein set forth. The Trustee shall hold at all times Eligible Collateral with an aggregate Unadjusted Value (as defined below) equal to at least 60% of the aggregate outstanding principal balance of the Notes.

      Pursuant to the terms and provisions of this Indenture and Custody Agreement, the Trustee shall act in the collective interests of all of the Note Holders as trustee and agent of all of the Note Holders.

      Accordingly, the Corporation and the Trustee are entering into this Indenture and Custody Agreement as of the date and year first above written.


                             ARTICLE I - DEFINITIONS

SECTION 1.01. DEFINITIONS.

      "Book-Entry Securities" means securities issued by the Treasury of the United States of America and federal agencies of the United States of America which are maintained in the book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, Subpart B of 31 CFR
      Part 350, and the book-entry regulations of federal agencies substantially in the form of Subpart O and the term Book-Entry Account shall mean an account maintained by a Federal Reserve Trustee in accordance with the aforesaid Circular and regulations.

      "Corporation" means Federal Mortgage Management II, Inc., a
      Florida corporation.

      "Default" means any event which is, or after notice or lapse of time or both would be, an Event of Default, as set forth in Section 6.01.

      "Eligible Collateral" means Portfolio Loans and Federal Instruments, as well as the cash proceeds from the sale thereof, Money Market Funds, and any real estate acquired upon foreclosure of a Portfolio Loan.

      "Event of Default" has the meaning set forth in Section 6.01.

      "Federal Instruments" means debt instruments of the United States government and certificates or deposit accounts of state or federally chartered banking institutions with at least $500 million of assets.

      "Holder" or "Note Holder" means the person in whose name a Note is registered on the Corporation's books.

      "Indenture and Custody Agreement" means this Indenture and Custody Agreement, as amended or supplemented from time to time.

      "Money Market Funds" means money market or equivalent funds deposited at a New York Stock Exchange member firm with net assets of at least $200 million.

      "Note" means any of the Series 1997 A-I, A-II or A-III Promissory Notes.

      "Note Rate" means the rate of interest, in the amount and paid at the specified times on the principal of any Note as set forth in the Note.

      "Officer" means the President, any Vice President, the Treasurer or the Secretary of the Corporation.

      "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Corporation.

      "Oral Instructions" means an authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Trustee in person or by telephone, telegram, telecopy or other mechanical or documentary means lacking original signature, by a person or persons reasonably believed in good faith by the Trustee to be a person or persons authorized by a resolution of the Board of Directors of the Corporation to give Oral Instructions on behalf of the Corporation.

      "Portfolio Loan" means a residential real estate mortgage loan secured by a first mortgage.

      "Principal" of a Note means the amount stated as principal on the face of the Note.

      "Registered Note" means the Series 1997 A-I, A-II and A-III Promissory Notes of the Corporation issued by the Corporation and fully registered on the Corporation's books.

      "SEC" means the United States Securities and Exchange Commission.

      "Securities" means promissory notes secured by mortgages on real estate, Federal Instruments and Money Market Funds.

      "Securities Depository" means a system for the central handling of securities where all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.

      "Trust Account" has the meaning set forth in Section 7.01(2).

      "Trustee" means the party named as such in this Indenture and Custody Agreement until a successor replaces it and thereafter means the successor.

      "Unadjusted Value" means: (a) with respect to a Federal Instrument, the cash value of the instrument, (b) with respect to a Portfolio Loan, the outstanding balance due under the loan, (c) with respect to real property owned by the Corporation as a result of the foreclosure of a Portfolio Loan, the lesser of the estimated fair market value of the property as determined by the Corporation and communicated to the Trustee or the principal balance of the loan at the time of foreclosure plus accrued interest and fees and costs incurred by the Corporation in connection with such foreclosure process.

      "Written Instruction" means an authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Trustee in original writing containing original signatures or a copy of such document transmitted by telecopy including transmission of such signature, reasonably believed in good faith by the Trustee to be the signature of a person authorized by a resolution of the Board of Directors of the Corporation to give written Instructions on behalf of the Corporation.

SECTION 1.02. RULES OF CONSTRUCTION.

      Unless the context otherwise requires:

      (1)   a term has the meaning assigned to it;

      (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

      (3)   "or" is not exclusive; and

      (4) words in the singular include the plural, and in the plural include the singular.


                     ARTICLE 2 - APPOINTMENT AND ACCEPTANCE

      The Corporation hereby appoints the Trustee as Trustee and custodian of the Eligible Collateral delivered to Trustee hereunder, to be held by the Trustee and applied as provided in this Indenture and Custody Agreement. The Trustee hereby accepts such appointment subject to the terms and conditions set forth herein. From the date of this Indenture and Custody Agreement and until all Notes are paid, the Trustee, in its capacity as Trustee and agent for the Note Holders, shall physically possess such items of Eligible Collateral and shall deal with the same in accordance with the terms hereof.


                              ARTICLE 3 - THE NOTES

SECTION 3.01. FORM AND DATING.

      The Notes are substantially in the form of Exhibit A. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Corporation shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated as of the date that the subscription therefore has been accepted by the Corporation.

SECTION 3.02. EXECUTION AND ISSUANCE.

      Two Officers or an Officer and an Assistant Secretary shall sign the Notes for the Corporation by original or facsimile signature. The Corporation's seal shall be reproduced on the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $5,000,000.

SECTION 3.03. TRUSTEE AS REGISTRAR.

      The Trustee shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange. The Trustee shall keep a register of the Registered Notes and of their transfer and exchange.

SECTION 3.04. NOTE HOLDER LISTS.

      As the Corporation issues Notes, it shall provide promptly to the Trustee the names, addresses and taxpayer identification numbers of the Note Holders. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names, addresses and taxpayer identification numbers of the Note Holders. The Trustee shall promptly furnish to the Corporation notice of any transfer of a Note by any Note Holder, along with the new Note Holder's complete name, address and taxpayer identification number, as provided by the Note Holder. Further, the Trustee shall furnish to the Corporation at such times as the Corporation may request in writing a list in such form and as of such date as the Corporation may reasonably require of the names, addresses and taxpayer identification numbers of the Note Holders and the Corporation may exclusively rely on the accuracy and completeness of each such list.

SECTION 3.05. REGISTRATION, TRANSFER AND EXCHANGE.

      The Corporation shall issue fully Registered Notes in the form of Exhibit
A.

      When a Registered Note is presented to the Corporation or Trustee with a request to register transfer, the Trustee shall register the transfer as requested if the applicable requirements of the Florida Uniform Commercial Code are met. When Registered Notes are presented to the Trustee with a request to exchange them for an equal principal amount of Registered Notes of other denominations, the Trustee shall make the exchange as requested if the same requirements are met. The Trustee may charge a reasonable fee for any transfer or exchange but not for any exchange pursuant to Section 3.08.

SECTION 3.06. REPLACEMENT NOTES.

      If the Holder of a Note claims that the Note has been lost, destroyed on wrongfully taken, the Trustee shall issue a replacement Note corresponding to the Note that was lost, destroyed or wrongfully taken, if the applicable requirements of the Florida Uniform Commercial Code are met. In the event any lost, destroyed or wrongfully taken Note shall have matured or is about to mature, the Trustee may effect payment of same if the requirements of the Florida Uniform Commercial Code are met. An indemnity bond shall be provided to the Corporation to protect the Corporation from any loss which it may suffer if a replacement Note is issued. The Trustee may charge a Note Holder for its expenses in replacing a Note.

SECTION 3.07. OUTSTANDING NOTES.

      Notes outstanding at any time are all Notes issued by action of the Corporation except for those cancelled by it upon the repayment, exchange or reissuance thereof. Notes outstanding include those held by the Corporation or its affiliates.

SECTION 3.08. CANCELLATION.

      The Trustee at any time may receive Notes for cancellation upon payment or exchange. The Trustee shall promptly advise the Corporation of any such Note cancellation and the Corporation may rely upon such representation. The Trustee and no one else shall cancel and destroy all Notes surrendered for transfer, exchange, payment or cancellation. Neither the Trustee nor the Corporation may issue new Notes to replace Notes that have been paid or cancelled.


                   ARTICLE 4 - COVENANTS OF THE CORPORATION

SECTION 4.01. PAYMENT OF NOTES.

      The Corporation shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes.

      The Corporation shall pay interest on overdue principal at the rate borne by the Notes; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

      In the event that the Corporation desires the Trustee to make any payments due under the Notes, the Corporation shall, at least ten days before the payment date, provide the Trustee with Written Instructions concerning the payments to be made, including a schedule showing the payment to be made to each Note Holder, with the name and address of each Note Holder and whether any Notes must be tendered against payment (such as at maturity), along with a set of checks of the Corporation, drawn on the Trust Account, made payable to the Note Holders who are to be paid on such interest payment date or maturity date and ready for signature by the Trustee. The Corporation shall also provide stamped window envelopes to the Trustee for use in mailing the checks. Provided that the Trustee will hold Eligible Collateral with an aggregate Unadjusted Value equal to at least 60% of the aggregate outstanding principal balance of the Notes following any requested payment, the Trustee shall make such requested payments.

SECTION 4.02. LIEN OF INDENTURE.

      So long as any Note remains unpaid, the obligation of the Corporation represented by the Notes shall be secured by a lien on the Eligible Collateral held by the Trustee effected by this Indenture and Custody Agreement. Such security interest shall be in favor of the Trustee and the Trustee shall act for the collective benefit of Note Holders as provided herein. The lien effected pursuant to this Section 4.02 shall be prior to any other liens which come into existence with respect to the Eligible Collateral held by the Trustee.

SECTION 4.03. WRITTEN AND ORAL INSTRUCTIONS TO TRUSTEE.

      The Corporation shall from time to time file with the Trustee a certified copy of each resolution of its Board of Directors authorizing execution of Written Instructions and the number of signatories required, together with certified signatures of the officers and other signatories authorized to sign, which shall constitute conclusive evidence of the authority of the officers and other signatories designated therein to act, and shall be considered in full force and effect with the Trustee fully protected in acting in reliance thereon until it receives a new certified copy of a resolution adding or deleting a person or persons with authority to give written Instructions. If the certifying officer is authorized to sign Written Instructions, the certification shall also be signed by a second officer of the Corporation.

      The Corporation shall from time to time file with the Trustee a certified copy of each resolution of its Board of Directors authorizing the transmittal of Oral Instructions and specifying the person or persons authorized to give Oral Instructions in accordance with this Agreement. Any resolution so filed with the Trustee shall be considered in full force and effect and the Trustee shall be fully protected in acting in reliance thereon until it actually receives a new certified copy of a resolution adding or deleting a person or persons with authority to give Oral Instructions. If the certifying officer is authorized to give Oral Instructions, the certification shall also be signed by a second officer of the Corporation.

SECTION 4.04. DEPOSIT OF ELIGIBLE COLLATERAL.

      The Corporation shall cause to be transferred and deposited with the Trustee all of the cash held for the Corporation by SouthTrust Asset Management Company of Florida, N.A., Sarasota, Florida, as escrow agent for the offering of the Notes at the time this Agreement becomes effective. The Corporation shall also cause to be deposited with the Trustee all funds which are tendered by subscribers for Notes after the Minimum Condition (as defined in the Prospectus) is achieved upon the acceptance of such subscriptions by the Corporation. Such deposits shall be evidenced by appropriate schedules duly executed by the Corporation and the Corporation agrees that it is solely responsible for the accuracy of said schedules. The Corporation shall cause to be deposited with the Trustee hereunder the net proceeds of all Portfolio Loans sold from time to time. The Corporation shall cause to be deposited with the Trustee additional Securities or cash of the Corporation from time to time so that at all times the Trustee holds Eligible Collateral with an aggregate Unadjusted Value equal to at least 60% of the aggregate outstanding principal balance of the Notes. The Trustee shall deal with such funds as provided in Article 7 hereof. The Trustee shall provide to the Corporation a receipt with respect to the items of Eligible Collateral deposited with the Trustee and copies of such receipt may be provided to the Holders of Notes.

      The Securities held by the Trustee shall, unless payable to bearer or maintained in a Securities Depository or Book-Entry Account pursuant to Section 7.02(1), be registered in the name of the Trustee or in the name of its nominee, or if directed by Written Instructions, in the name of the Corporation or its nominee. Securities, excepting bearer securities, delivered from time to time to the Trustee upon purchase or otherwise shall in all cases be in due form for transfer or already registered as above provided. Such Securities and any cash of the Corporation delivered to the Trustee hereunder shall, however, be and remain the sole property of the Corporation and the Trustee shall have only the bare custody thereof, subject to the lien of this Indenture and Custody Agreement.

SECTION 4.05. CORPORATE EXISTENCE.

      Subject to Article 5, the Corporation covenants and agrees that it will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises; provided, however, that the Corporation shall not be required to preserve any right or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of the Corporation's business and that the loss thereof will not be disadvantageous in any material respect to the holders of Notes. The Trustee shall be under no obligation to investigate the Corporation's compliance with the foregoing covenant.

SECTION 4.06. COMPLIANCE CERTIFICATES.

      On the last day of each calendar month, the Corporation shall calculate the outstanding Unadjusted Value of all items of Eligible Collateral held by the Trustee, as well as the aggregate outstanding principal balance of the Notes. A report of such calculations shall be delivered to the Trustee within two business days of the end of each calendar month. If such report indicates that the aggregate Unadjusted Value of the Eligible Collateral is less than 60% of the aggregate outstanding principal balance of the Notes, the Corporation shall deliver along with such report Federal Instruments or cash in such amount as may be required to restore the ratio of Unadjusted Value of the Eligible Collateral to the outstanding principal balance of the Notes to .6 to 1.

      The Corporation shall deliver to the Trustee within forty-five (45) days after the end of each quarter an Officers' Certificate in a form acceptable to the Trustee, and signed by the President or Vice President of the Corporation, stating whether or not the signer, after having made a diligent investigation, knows of the existence of any Event of Default as set forth in Section 6.01. If so, the Certificate shall describe the default.

SECTION 4.07. SEC REPORTS.

      The Corporation shall provide to the Trustee exact copies of the reports and other documents (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Corporation is required to file with the SEC pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, if any, within fifteen (15) days after it files such reports or documents with the SEC.

SECTION 4.08. NOTICE OF DEFAULT.

      Upon the occurrence of an Event of Default, the Corporation shall immediately provide to the Trustee written notice thereof.


                        ARTICLE 5 - SUCCESSOR CORPORATION

SECTION 5.01. WHEN CORPORATION MAY MERGE, ETC.

      The Corporation shall not consolidate with or merge into, or transfer all or substantially all of its assets to, another corporation unless the resulting, surviving or transferee corporation assumes by appropriate binding instrument all of the obligations of the Corporation under the Notes and this Indenture and Custody Agreement. Thereafter all such obligations of the predecessor corporation shall terminate.

SECTION 5.02. CONTINUATION OF LIEN OF INDENTURE.

      Upon the occurrence of any of the events affecting the Corporation described in Section 5.01 above, the lien of this Indenture and Custody Agreement established by Section 4.02 hereof shall continue unabated and of the same first lien priority. The Corporation shall initiate and complete such action as is required to assure such continuation and priority and shall furnish such evidence of the accomplishment of such as the Trustee may require.


                        ARTICLE 6 - DEFAULTS AND REMEDIES

SECTION 6.01. EVENTS OF DEFAULT.

      An "Event of Default" occurs if:

      (1) the Corporation defaults in the payment of interest on any Note at the Note Rate when the same becomes due and payable and the Default in the payment of such Note interest continues for a period of thirty (30) consecutive days;

      (2) the Corporation defaults in the payment of the principal of any Note when the same becomes due and payable;

      (3) the Corporation or its assets become subject to any voluntary or involuntary proceeding under the Federal Bankruptcy Act or any state statute which relates to credit relief and/or the liquidation of the Corporation, which proceeding remains undismissed for a period of sixty (60) or more days; and/or

      (4) the Corporation fails to perform any of its covenants set forth in Sections 4.04, 4.05, 4.06 or 4.07 hereof, and such failure continues for a period of ten consecutive days.

SECTION 6.02. OTHER REMEDIES.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and Custody Agreement. Such remedial action undertaken by the Trustee and/or any Note Holder shall be initiated in the Circuit Court of the Twelfth Judicial Circuit in and for Sarasota County, Florida and may include action undertaken to effect the liquidation and utilization of the Eligible Collateral held by the Trustee to discharge to the extent possible the payment of the principal and interest obligation of the Notes then subject to the lien effected pursuant to this Indenture and Custody Agreement. The Trustee may use funds received with respect to, or from the sale of, the Eligible Collateral to pursue remedies at law or in equity to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and Custody Agreement.

      A delay or omission by the Trustee or any Note Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.03. CONTROL BY MAJORITY.

      The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture and Custody Agreement, that is unduly prejudicial to the rights of other Note Holders or that may involve the Trustee in personal liability.

SECTION 6.04. LIMITATIONS ON SUITS.

      A Note Holder may not use this Indenture and Custody Agreement to prejudice the rights of another Note Holder or to obtain a preference or priority over the other Note Holders.

SECTION 6.05. RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

      Notwithstanding any other provision of this Indenture and Custody Agreement, the right of any Holder of a Note to receive payment of principal and interest on its Note, to receive payment of interest on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder of the Note.

SECTION 6.06. COLLECTION SUIT BY TRUSTEE.

      If an Event of Default in payment of interest or principal specified in
Section 6.01 occurs and is continuing, the Trustee may recover judgment or obtain settlement in its own name and as trustee of an express trust against the Corporation for the whole amount of principal and interest remaining unpaid along with costs associated with such action as described in Section 6.09.

SECTION 6.07. TRUSTEE MAY FILE PROOFS OF CLAIM.

      The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Note Holders allowed in any judicial proceedings relative to the Corporation, its creditors or its property.

SECTION 6.08. PRIORITIES.

      If the Trustee collects any money pursuant to this Article 6 or any other provision of this Agreement, it shall pay out the money in the following order:

      FIRST:    to the Trustee for all amounts due under Section 6.09 and
      Section 7.05;

      SECOND:   to Note Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

      THIRD:    to the Corporation.

      The Trustee may fix a record date and payment date for any payment to Note Holders.

SECTION 6.09. UNDERTAKING FOR COSTS.

      In any suit for the enforcement of any right or remedy under this Indenture and Custody Agreement or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit. Additionally, the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. Each preceding sentence in this Section 6.09 shall not apply to a suit by the Trustee or a suit by a Holder of Notes as provided in this Article 6. All such costs and fees shall be paid pursuant to Sections 6.08 and 7.05. For purposes of this Section 6.09, attorneys' fees shall include those fees incurred as a result of any trial of any controversy, appeal therefrom, arbitration or mediation process, negotiation process or attorneys' fees incurred as a result of any bankruptcy, receivership or similar proceedings initiated, continuing and effecting the Corporation, the Note Holders and the Eligible Collateral and the lien intended to be established by this Indenture and Custody Agreement. The term

"attorneys' fees" shall also include the fees and costs of paraprofessional personnel and persons performing a similar function.


                               ARTICLE 7 - TRUSTEE

SECTION 7.01. DUTIES OF TRUSTEE.

1)  GENERAL.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers in accordance with Article 6 and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

      (b)   Except during the continuance of an Event of Default:

            (i) The Trustee need perform only those duties that are specifically set forth in this Indenture and Custody Agreement and no others.

            (ii) In the absence of bad faith on its part, for all purposes under this Agreement, the Trustee is authorized to act upon receipt of the first of any Written or Oral Instruction it receives. In cases where the first Instruction is an Oral Instruction that is not in the form of a document or written record, the Corporation shall be responsible for delivering, or having delivered to the Trustee, a confirmatory Written Instruction or Oral Instruction in the form of a document or written record. The Trustee shall be entitled to rely on the first Instruction received, and any reasonable act or omission undertaken in compliance therewith shall be free of liability and fully indemnified and held harmless by the Corporation. The Trustee shall act upon and comply with any subsequent Written or Oral Instruction which modifies such first Instruction. The sole obligation of the Trustee with respect to any follow-up or confirmatory Written Instruction or Oral Instruction in documentary or written form shall be to make reasonable efforts to detect any discrepancy between the original Instruction and such confirmation and to report such discrepancy to the Corporation. The Corporation shall be responsible, at the Corporation's expense, for taking any action, including any reprocessing, necessary to correct any discrepancy or error, and to the extent such action requires the Trustee to act the Corporation shall give the Trustee specific Written Instructions as to the action required.

      (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) The Trustee shall not be liable for any error of business judgment made in good faith by a shareholder or other professional employee of the Trustee.

            (ii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to paragraph (b) of this Section.

      (d) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

      (e) The Trustee shall not be liable for interest on any money received by it except as otherwise provided herein.

      (f) Every provision of this Indenture and Custody Agreement that in any way relates to the Trustee is subject to this paragraph 7.01(1).

2) MAINTENANCE OF SEPARATE BANK ACCOUNT.

      The Trustee shall establish an interest-bearing checking account in the name of the Corporation in a federally insured, Florida state chartered bank or national bank with at least $500,000,000 in deposits, in which the Trustee shall hold all cash of the Corporation to be held by the Trustee hereunder (the "Trust Account"). The Trustee shall be the only person authorized to draw on such account.

3) DEALING WITH PORTFOLIO SECURITIES.

      The Trustee is hereby authorized and directed to deliver Securities of the Corporation from time to time as follows:

      (a) for the purpose of completing sales of Securities sold by the Corporation, upon receipt of both (i) the net proceeds of sale and (ii) Written or Oral Instructions specifying the Securities sold and stating the amount to be received and the broker, banker or other party to or upon whose order the Securities are to be delivered; provided, however, that the Trustee may accept payment owing in connection with the disposition by the Corporation of Securities on deposit with a Securities Depository and Book-Entry Securities, by means of a credit in the appropriate amount to the account described in Section 5 hereof.

      (b) for the purpose of exchanging Securities for other Securities and/or cash upon timely receipt of (i) Written or Oral Instructions stating the Securities to be delivered and the Securities and/or cash to be received in exchange and the manner in which the exchange is to be made, and (ii) against receipt of the other Securities and/or cash as specified in the Written or Oral Instructions;

      (c) for the purpose of presenting Securities for payment which have matured.

      The lien of this Indenture and Custody Agreement shall be released by the Trustee and discharged with respect to any Security constituting an item of Eligible Collateral which is

      (A) completely paid with respect to the principal and interest obligation thereof; or

      (B) sold in a transaction in which all interests therein become vested in a person or entity other than the Corporation or the Trustee.

      With respect to items of Eligible Collateral which achieve the status described in subparagraph (A) above, the Trustee shall deliver to such party as the Corporation may specify all documents and evidence of such Security upon receipt of Written Instructions from the Corporation. With respect to items of Eligible Collateral which achieve the status described in paragraph (B) above, the Trustee shall deliver to such party as the Corporation may specify all documents and evidence of such Security upon the payment of the purchase price therefor, delivered to the Trustee. If requested by the Corporation, the Trustee shall also deliver an instrument(s) of release sufficient to completely discharge the items of Eligible Collateral which are being delivered hereunder from the lien of this Indenture and Custody Agreement.

4)  DISBURSEMENTS.

      The Trustee is hereby authorized and directed to disburse cash on hand in the Trust Account from time to time as follows:

      (a) for the purpose of payment for the purchase of Securities purchased by the Corporation, upon receipt by the Trustee of both (i) Written or Oral Instructions specifying the Securities and stating the purchase price, and the name of the broker, banker or other party to or upon whose order the purchase price is to be paid, and (ii) the Securities so purchased in due form for transfer or already registered as provided in Section 4.04, provided, however, that the Trustee may make payment for Securities on deposit with a Securities Depository and Book-Entry Securities at such times as the Trustee enters a credit in the account it maintains for the Corporation to the effect that it has accepted delivery of such Securities on behalf of the Corporation;

      (b) for the purpose of paying principal or interest due on the Notes, upon receipt by Trustee of Written Instructions to pay a specified amount of interest to a Note Holder, or to repay a specified amount of principal to a Note Holder and stating the Notes to be tendered against payment; and

      (c) for the purpose of reimbursing the Corporation for other corporate expenditures, such as management or supervisory fees, administration, compensation of personnel, compensation of the Trustee, or operating expenses (including, without limitation, fees for legal, accounting and auditing services), and to disburse cash for other corporate purposes upon receipt of Written Instructions stating that such expenditures were authorized by resolution of the Board of Directors of the Corporation and are or were for corporate purposes, and specifying the amount of payment, the purpose for which such payment is to be made, and naming the person or persons to whom payment is to be made;

provided, however, that in the case of disbursements under subparagraphs (b) and
(c) above, such disbursements shall only be made to the extent that the Trustee would continue to hold Eligible Collateral with an aggregate Unadjusted Value equal to at least 60% of the aggregate outstanding principal balance of the Notes following such disbursement.

      Before making any payment or disbursement under subparagraphs (b) or (c) above, however, the Corporation shall provide the Trustee with Written Instructions concerning the payments to be made at least 10 days before such payments are to be sent, including a schedule showing the payments to be made with the name and address of each payee and whether any goods must be tendered against payment, along with a set of checks of the Corporation, drawn on the Trust Account, made payable to the payees who are to be paid and ready for signature by the Trustee. The Corporation shall also provide stamped window envelopes to the Trustee for use in mailing the checks. Such Written Instructions shall state that the disbursement is for one or more of the purposes hereinabove enumerated, and if such payment or disbursement is for any purpose specified in subparagraph (c) above, the Written Instructions shall state that such payment or disbursement was authorized by resolution of the Board of Directors of the Corporation and is for a proper corporate purpose. Simultaneous with the delivery of the

Written Instructions, the Corporation shall provide to the Trustee the calculations of the Unadjusted Value of all items of Eligible Collateral which will continue to be held by the Trustee after such disbursement, as well as the aggregate outstanding principal balance of the Notes after such disbursement.

5)  FIDELITY BOND.

      Upon the request of the Corporation, the Trustee shall procure a fidelity bond in favor of the Corporation in an amount equal to the outstanding balance due under the Notes, it being understood that so long as any Note is outstanding, any proceeds from a claim under such bond shall be covered by the lien of this Indenture and Custody Agreement as between the Corporation and the Note Holders. The Corporation shall reimburse the Trustee for the actual cost of such bond.

SECTION 7.02. RIGHTS OF TRUSTEE.

1) SECURITIES DEPOSITORY. The Corporation hereby authorizes the Trustee to (a) deposit in its account(s) with any Securities Depository registered as a Clearing Agency under Section 17A of the Securities Exchange Act of 1934, all or any part of the Securities as may from time to time be held for the Corporation, and (b) deposit Book-Entry Securities belonging to the Corporation in a Book-Entry Account which is maintained for the Trustee by a Federal Reserve Trustee. So long as any deposit referred to in (a) and (b) above is maintained for the Corporation, the Trustee:

                (i) shall deposit the Securities in an account that includes only assets held by it for the Corporation;

               (ii) shall send the Corporation a confirmation (i.e. an advice or notice of a transaction) of any transfers to or from the account of the Corporation;

              (iii) shall, with respect to Securities transferred to the account of the Corporation, identify as belonging to the Corporation a quantity of securities in a fungible bulk of securities (i) registered in the name of the Trustee or its nominee, or (ii) shown on the Trustee's account on the books of the Securities Depository, the Book-Entry System, or the Trustee's agent; and

               (iv) shall send to the Corporation such reports of the systems of internal accounting control of the Trustee and its agents through which such Securities are deposited as are available and as the Corporation may reasonably request from time to time.

2)    RIGHT TO FURTHER ASSURANCES.

      Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or opinion of counsel for the Corporation or an opinion of counsel selected by the Trustee. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or opinion.

3)    USE OF AGENTS.

      The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

4)    LIABILITY OF TRUSTEE.

      The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

SECTION 7.03. TRUSTEE'S DISCLAIMER.

      The Trustee makes no representation as to the validity or adequacy of this Indenture and Custody Agreement or the Notes and it shall not be accountable for the Corporation's use of the proceeds from the Notes, nor shall it be responsible for any statement in the Notes or the Prospectus used in the sale of the Notes.

SECTION 7.04. NOTICE OF DEFAULT.

      If an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail and first publish as provided in Section 10.02 notice of the Event of Default within ten (10) days after such Default occurs. Except in the case of a Default in payment on any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Note Holders.

SECTION 7.05. COMPENSATION AND INDEMNITY.

      The Corporation shall pay to the Trustee from time to time reasonable compensation for its services. The Corporation shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses may include the reasonable compensation and expenses of the Trustee's agents and attorneys, as defined in Section 6.09. The Corporation shall indemnify the Trustee against any loss or liability incurred by it. The Trustee shall notify the Corporation promptly of any claim for which it may seek indemnity. The Corporation shall defend the claims and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Corporation shall pay the reasonable fees and expenses of such counsel. The Corporation need not pay for any settlement made without its consent. The Corporation need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through gross negligence or bad faith.

SECTION 7.06. REPLACEMENT OF TRUSTEE.

      The Trustee may resign by so notifying the Corporation. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the removed Trustee and may appoint a successor Trustee by so notifying the removed Trustee and may appoint a successor Trustee with the Corporation's consent. The Corporation may remove the Trustee if:

      (1)   the Trustee is adjudged a bankrupt or an insolvent;

      (2) a receiver or other public officer takes charge of the Trustee or its property; or

      (3)   The Trustee otherwise becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Corporation shall promptly appoint a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Corporation. Immediately after that, the retiring Trustee shall transfer all property, if any, held by it as Trustee under this Indenture and Custody Agreement to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all of the rights, powers and duties of the Trustee under this Indenture and Custody Agreement. A successor Trustee shall give notice of its succession to each Note Holder as provided in Section 10.02.

      If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Corporation or the Holders of a majority in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

SECTION 7.07. SUCCESSOR TRUSTEE BY MERGER, ETC.

      If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate assets to another professional association, the resulting, surviving or transferee professional association, without any further act, shall be the successor Trustee.

SECTION 7.08. FAILURE TO DEPOSIT.

      The Trustee assumes no duty, obligation or responsibility whatsoever with respect to items of Eligible Collateral not deposited with the Trustee. Eligible Collateral shall not be considered deposited with the Trustee until physically received by, or registered in the name of, the Trustee in accordance with the provisions of this Agreement.

SECTION 7.09. BOOKS AND RECORDS.

      The Trustee acknowledges and agrees that all books and records maintained for the Corporation in any capacity under this Agreement are the property of the Corporation and may be inspected by the Corporation, or any authorized regulatory agency, at any reasonable time, and that upon request they shall be surrendered promptly to the Corporation.

SECTION 7.10. INDEMNIFICATION.

      The Trustee assumes only the usual duties and obligations normally performed by Trustees under trust indentures and custodians of Securities. It specifically assumes no responsibility for the management, investment or reinvestment of the Securities from time to time owned by the Corporation whether or not on deposit hereunder, it being understood that the responsibility for the proper and timely management, investment and reinvestment of said Securities shall be that of the Corporation.

      The Trustee shall not be liable for any taxes, assessments or governmental charges which may be levied or assessed upon the Securities held by it hereunder, or upon the income therefrom or otherwise whatsoever. The Trustee may pay any such tax, assessment or charge and reimburse itself out of the moneys of the Corporation or out of the cash held hereunder; provided, however, the Trustee shall advise the officers of the Corporation before making any such payment.

      The Trustee may rely upon the advice of counsel, who may be counsel for the Corporation or for the Trustee, and upon statements of accountants, brokers or other persons reasonably believed by it in good faith to be expert in the matters upon which they are consulted; and for any reasonable action taken or suffered in good faith based upon such advice or statements the Trustee shall not be liable to anyone. The Trustee shall not be liable for any reasonable act or omission done in good faith in accordance with any Written or Oral Instructions, request or advice of, or based upon information furnished by, the Corporation or its officers. The Trustee is authorized to accept a certificate of the President, Secretary or Assistant Secretary of the Corporation to the effect that a resolution in the form submitted has been duly adopted by its Board of Directors, as conclusive evidence that such resolution has been duly adopted and is in full force and effect. The Trustee shall not be liable for any reasonable action done in good faith and reasonably believed to be within the powers conferred upon it by this Agreement.

      No liability of any kind other than to the Corporation shall be attached to the Trustee by reason of its custody of the Securities and funds on deposit with it from time to time under this Agreement or otherwise by reason of its administration of its custodianship, except such as shall result from its own gross negligence or willful misconduct or that of its officers, agents or employees.


                       ARTICLE 8 - DISCHARGE OF INDENTURE

      The Notes which are the subject of this Indenture and Custody Agreement may not be prepaid by the Corporation prior to maturity. The obligations of the Corporation under this Indenture and Custody Agreement and the obligations of the Trustee hereunder shall be fully discharged when each and every Note which is the subject of this Indenture and Custody Agreement is fully paid with respect to the principal obligation of such Notes and the accrued interest thereon. At the time that the principal of and interest on the Notes have been fully paid by the Corporation in accordance with the terms of each such Note, the Corporation and the Trustee shall acknowledge in writing the termination of their respective obligation under this Indenture and Custody Agreement, and the Trustee shall transfer custody of all items of Eligible Collateral to the Corporation, and shall execute any instruments or documents deemed reasonably necessary or advisable by the Corporation to evidence such transfer and the ownership of complete title of all items of Eligible Collateral by the Corporation.


                ARTICLE 9 - AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. WITHOUT CONSENT OF HOLDERS.

      The Corporation may amend or supplement this Indenture and Custody Agreement or the Notes without notice to or consent of any Note Holder:

      (1)   to cure any ambiguity, omission, defect or inconsistency;

      (2)   to comply with Article 5;

      (3) to make any change that does not adversely affect the rights of the Trustee or any Note Holder.

SECTION 9.02. NOTATION ON OR EXCHANGE OF SECURITIES.

      If an amendment, supplement or waiver changes the terms of a Note, the Corporation may require the Holder of the Note to deliver it to the Corporation. The Corporation may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Corporation so determines, the Corporation, in exchange for the Note, shall issue a new Note that reflects the changed terms.

SECTION 9.03. TRUSTEE TO SIGN AMENDMENTS, ETC.

      The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights of the Trustee or any Note Holder. The Corporation may not sign an amendment or supplement until the Board of Directors of the Corporation approves it. The foregoing provisions of this Section 9.03 notwithstanding, no amendment, supplement or waiver authorized pursuant to this
Article 9 shall have the affect of increasing the rights, duties and responsibilities of the Trustee without the explicit written consent of the Trustee.


                            ARTICLE 10 MISCELLANEOUS

SECTION 10.01. TRUST INDENTURE ACT.

      The Corporation and the Trustee acknowledge that this Indenture and Custody Agreement and the Trustee with respect to its service as Trustee under this Indenture and Custody Agreement are not subject to the provisions of the Trust Indenture Act of 1939 (the "TIA"). If this Indenture and Custody Agreement and the Trustee's service hereunder subsequently become subject to the TIA, this Indenture and Custody Agreement shall be appropriately amended to accomplish any necessary compliance.

SECTION 10.02. NOTICES.

      Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail addressed as follows:

      If to the Corporation:

            Federal Mortgage Management II, Inc.
            1800 Second Street, Suite 780
            Sarasota, Florida 34236
            Attention: President

      If to the Trustee:

            Michael Hric, P.A.
            2801 Fruitville Road, Suite 100
            Sarasota, Florida 34237
            Attention: Michael Hric, Esq.

      The Corporation or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

      Any notice or communication to Note Holders shall be sufficiently given if mailed by first class mail to each Note Holder at the address of each such Note Holder as such appears on the lists or registration books of the Corporation acting as Registrar. Any notice or communication mailed to a Note Holder at his address as it appears on the lists or registration books of the Corporation shall be sufficiently given to him if so mailed within the time prescribed.

      Failure to give notice or communication to a Note Holder or any defect in the notice given shall not affect its sufficiency with respect to other Note Holders. If a notice or communication is mailed and, if required, published in the manner provided above, it is duly given, whether or not the Note Holder receives it or reads it.

SECTION 10.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

      Note Holders may communicate with other Note Holders with respect to their rights under this Indenture and Custody Agreement or the Notes.

SECTION 10.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

      Upon any request or application by the Corporation to the Trustee to take any action under this Indenture and Custody Agreement, the Corporation shall furnish to the Trustee:

      (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture and Custody Agreement relating to the proposed action have ben complied with; and

      (2) an opinion of counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

      Each opinion of counsel shall be in writing. The legal counsel who renders it may be an employee of or counsel to the Corporation. The legal counsel shall be acceptable to the Trustee.

SECTION 10.05. STATEMENTS REQUIRED IN CERTIFICATE OF OPINION.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture and Custody Agreement shall include:

      (1) a statement that the person making such certificate or opinion has read such covenant or condition;

      (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

      (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 10.06. RULES BY TRUSTEE.

      The Trustee may make reasonable rules for the administration of this Indenture and Custody Agreement. Such rules may cover matters relating to action by or a meeting of Note Holders.

SECTION 10.07. DAYS OF SERVICE.

      Nothing contained in this Agreement is intended to or shall require the Trustee in any capacity hereunder to perform any functions or duties on any holiday, day of special observance or any other day on which the Trustee or Florida state chartered banks are closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next succeeding business day on which both Florida state chartered banks and the Trustee are open.

SECTION 10.08. GOVERNING LAW.

      This Indenture and Custody Agreement and the Notes shall be governed by the laws of the State of Florida.

SECTION 10.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

      This Indenture and Custody Agreement may not be used to interpret another indenture, loan or debt agreement of the Corporation. Any such Indenture, loan or debt agreement may not be used to interpret this Indenture and Custody Agreement.

SECTION 10.10. NO RECOURSE AGAINST OTHERS.

      A director, officer, employee or stockholder, as such, of the Corporation shall not have any liability or any obligations of the Corporation under the Notes or this Indenture and Custody Agreement or for any claim based on, in respect of or by reason of such obligations or their creation.

SECTION 10.11. SUCCESSORS.

      All agreements of the Corporation in this Indenture and Custody Agreement and the Notes shall bind its successor. All agreements of the Trustee in this Indenture and Custody Agreement shall bind its successor.

SECTION 10.12. DUPLICATE ORIGINALS.

      The parties may sign any number of copies of this Indenture and Custody Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

      IN WITNESS WHEREOF, the Corporation and the Trustee have caused this Agreement to be signed by their respective Presidents as of the day and year first above written.


                                    FEDERAL MORTGAGE MANAGEMENT II, INC.

                                    By____________________________
                                    Guy S. Della Penna, President


                                    MICHAEL HRIC, P.A.

                                    By____________________________
                                    Michael Hric, President

                                    EXHIBIT A

                                  FORM OF NOTE

$__________________                                                    NO._____

                      FEDERAL MORTGAGE MANAGEMENT II, INC.

                 Promissory Note - Series 1997 [A-I/A-II/A-III]


                               0 B L I G A T I 0 N

      FEDERAL MORTGAGE MANAGEMENT II, INC., a corporation organized and existing under the laws of the State of Florida (the "Corporation"), for value received hereby promises to pay to the registered holder of this Note the principal sum of $______________________, together with interest thereon at the annual rate of _______% (the "Note Rate"). Payment of the principal of this Note in the amount of $________________ shall occur on September 30, 20__. Interest on the unpaid principal amount of this Note at the Note Rate shall accrue from the date of acceptance by the Corporation of the Payee's subscription to the Note herein and shall be paid on a date within thirty (30) days after attainment of the Minimum Requirement, as such Minimum Requirement is established and described in the Prospectus relating to this Note and other Notes of like Series, which Prospectus is dated _________________, 1997 (the "Note Prospectus"). Thereafter, interest shall be paid on the first day of each month that this Note is outstanding at the Note Rate until maturity.

      The Corporation shall establish and maintain a Note register which shall reflect the record holders of the Notes and any transfer of such Notes which may occur. When permitted, title to this Note and all other Notes of this Series may only be transferred by delivery of this Note or other Notes of the same Series duly endorsed by the registered holder, and any transfer or attempted transfer shall, in all events, be subject to the right of the Corporation to request such assurances and appropriate documents from the intended transferee to permit the Corporation to determine that any such proposed transferee is a suitable holder of a Note of this Series. The right of the Corporation to determine such suitability of any transferee of a Note shall not apply to transferees who are members of the original Note holder's immediate family. The term "immediate family" shall include a spouse and/or an adult child. The Corporation shall be entitled to rely upon the information reflected in the Note register and to treat the registered holder of this Note as reflected in such register as the owner of this Note for all purposes, including, without limitation, the payment of obligations arising ereunder and the carrying out of transfer instructions with respect thereto.

                                   PREPAYMENT

      The principal amount of this Note may not be prepaid in whole or in part by the Corporation at any time.

                        NOTE OBLIGATION PARTIALLY SECURED

      This Note has been issued under that certain Indenture and Custody Agreement, dated as of _________________, 1997 (the "Agreement"), which Agreement provides for the deposit of certain assets of the Corporation with a trustee as collateral which partially secures the repayment of the obligations of the Corporation represented by the Series 1997 A Notes. All of the covenants, conditions and agreements contained in such Agreement are hereby made a part of this instrument. A copy of the Agreement may be obtained from the Corporation at its principal business office at 1800 Second Street, Suite 780, Sarasota, Florida 34236, or from the Trustee, Michael Hric, P.A., 2801 Fruitville Road, Suite 100, Sarasota, Florida 34237.

                               DEFAULT - REMEDIES

      The Corporation shall be deemed to be in Default with respect to its obligations under this Note and all like Notes of the 1997 A Series if:

      (1) the Corporation defaults in the payment of interest on any Note at the Note Rate when the same becomes due and payable and the Default in the payment of such Note interest continues for a period of thirty (30) consecutive days;

      (2) the Corporation defaults in the payment of the principal of any Note when the same becomes due and payable;

      (3) the Corporation or its assets become subject to any voluntary or involuntary proceeding under the Federal Bankruptcy Act or any state statute which relates to credit relief and/or the liquidation of the Corporation, which proceeding remains undismissed for a period of sixty (60) or more days; and/or

      (4) the Corporation fails to perform any of its covenants set forth in Sections 4.04, 4.05, 4.06 or 4.07 hereof, and such failure continues for a period of ten consecutive days.

In the event of the occurrence of any of the foregoing Events of Default which are continuing, the trustee under the Agreement may initiate, on behalf of all of the registered holders of the Series 1997 A Notes, such action at law or in equity as may be appropriate to timely cure such Default.

      In the event of default in the payment of this promissory note, and if the same is collected by an attorney-at-law, the undersigned hereby agrees to pay all costs of collection, including a reasonable attorney's fee for collection, trial or appellate service.

      Presentment for payment, notice of dishonor, notice of non-payment, protest and notice of protest are hereby waived by the undersigned and any and all others who may at any time become liable for payment of all or any part of this obligation.

      IN WITNESS WHEREOF, the Corporation has caused this Note to be signed and imprinted with its corporate seal, and to be dated _______________, 199_.

                                    FEDERAL MORTGAGE MANAGEMENT, INC.

ATTEST:
By________________________
                                    By:_______________________________
Secretary                                Guy S. Della Penna, President


(CORPORATE SEAL)

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 607.0831 of the Florida Business Corporation Act ("FBCA") limits the liability of directors of Florida corporations. Section 607.0831 provides as follows:

                  1. A director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless:

                            a. The director breached or failed to perform his duties as a director; and

                            b. The director's breach of, or failure to perform, those duties constitutes:

                                   (1) A violation of the criminal law, unless
                            the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he had reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe that his conduct was unlawful;

                                   (2) A transaction from which the director
                            derived an improper personal benefit, either directly or indirectly;

                                   (3) A circumstance under which the liability
                            provisions of Florida Statutes ss.607.0834 are applicable;

                                   (4) In a proceeding by or in the right of the
                            corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or

                                   (5) In a proceeding by or in the right of
                            someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

                  2. For the purposes of this section, the term "recklessness" means the action, or omission to act, in conscious disregard of a risk;

                            a. Known, or so obvious that it should have been
                  known to the director; and

                            b. Known to the director, or so obvious that it
                  should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

                  3. A director is deemed not to have derived an improper personal benefit from any transaction if the transaction and the nature of any personal benefit derived by the director are not prohibited by state or federal law or regulation and, without further limitation:

                            a. In an action other than a derivative suit
                  regarding a decision by the director to approve, reject, or otherwise affect the outcome of an offer to purchase the stock of, or to effect a merger of, the corporation, the transaction and the nature of any personal benefits derived by a director are disclosed or known to all directors voting on the matter, and the transaction was authorized, approved or ratified by at least two directors who comprise a majority of the disinterested directors (whether or not such disinterested directors constitute a quorum);

                            b. The transaction and the nature of any personal
                  benefits derived by a director are disclosed or known to the shareholders entitled to vote, and the transaction was authorized, approved, or ratified by the affirmative vote or written consent of such shareholders who hold a majority of the shares, the voting of which is not controlled by directors who derived a personal benefit from or otherwise had a personal interest in the transaction; or

                            c. The transaction was fair and reasonable to the
                  corporation at the time it was authorized by the board, a committee, or the shareholders, notwithstanding that a director received a personal benefit.

                  4. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors which authorizes, approves, or ratifies such a transaction.

                  5. The circumstances set forth in subsection 3 are not exclusive and do not preclude the existence of other circumstances under which a director will be deemed not to have derived an improper benefit.

         Section 607.0850 of the FBCA empowers a Florida corporation, subject to certain limitations, to indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated costs and expenses to be borne by the Company in connection with the offering described in the Registration Statement, other than underwriting commissions and discounts. All of such expenses will be borne by the Company.

         SEC Registration Fees..................................... $  1,515
         NASD Registration Fees....................................    1,000
         Blue Sky Registration Fees................................    3,500
         Legal Fees................................................   60,000
         Documentary Stamp Taxes on Notes..........................   17,500
         Auditors' Fees............................................    5,000
         Fee of Kashner Davidson Securities Corporation............   15,000
         Printing and Engraving Expenses...........................    5,000
         Fees to Excrow Agent......................................    2,800
         Miscellaneous.............................................    8,000
                                                                    --------
              Total................................................ $119,315
                                                                    ========
--------------------------------------------------------------------------------
All of the above items are estimated except the SEC, NASD and Blue Sky Registration Fees, and the fee to Kashner Davidson Securities Corporation.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         In November 1995, the Company issued 100 shares of its Common Stock to Guy Della Penna in consideration of the payment of $1,000. The Company relied upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. There were no underwriters involved in the foregoing transaction.

ITEM 27. EXHIBITS.

     EXHIBIT
     NUMBER     EXHIBIT DESCRIPTION
     ------     -------------------
      1.1*      Form of Distribution Agreement between Executive Wealth
                Management Services, Inc. and the Registrant.

      1.2* Form of Selected Dealer Agreement to be used by Executive Wealth Management Services, Inc.

      3.1*      Articles of Incorporation of the Registrant.

      3.2*      Bylaws of the Registrant.

      4.1*      Form of Promissory Note.

      4.2* Form of Indenture and Custody Agreement between the Registrant and Michael Hric, P.A., Trustee (included as Exhibit B to the Prospectus contained in this Registration Statement).


       5** Opinion of Shumaker, Loop & Kendrick, LLP regarding the Notes being issued.

     10* Form of Escrow Agreement between the Registrant, SouthTrust Asset Management Company of Florida and Executive Wealth Management Services, Inc.

     23.1** Consent of Shumaker, Loop & Kendrick, LLP (included in the opinion filed as Exhibit 5).

     23.2 Consent of Bobbitt, Pittenger & Co., P.A., independent certified public accountants.

     23.3**     Consent of Kashner Davidson.

     27.1**     Financial Data Schedule for year ended December 31, 1996.

     27.2**     Financial Data Schedule for quarter ended March 31, 1997.
         ---------------------
         *      Previously filed in the Company's Registration Statement on
                Form SB-2 filed on October 31, 1996 (File No. 333-15151).

         ** Previously filed in Amendment No. 1 to the Company's Registration Statement on Form SB-2 filed on June 10, 1997 (File No. 333-15151).


ITEM 28.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registratio statement; and (iii) include any additional or changed material information on the plan of distribution.

                  (2) That for purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida on July 10, 1997.


                      FEDERAL MORTGAGE MANAGEMENT II, INC.

                           By: /s/ GUY S. DELLA PENNA
                           -------------------------------
                             Guy S. Della Penna, President


         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 10, 1997.


SIGNATURE                           TITLE

/s/ GUY S. DELLA PENNA
----------------------
Guy S. Della Penna          Director, President, Chief Executive Officer, Chief
                            Financial Officer and Principal Accounting Officer

                                  EXHIBIT INDEX

EXHIBIT
NUMBER     EXHIBIT DESCRIPTION
------     -------------------
 1.1* Form of Distribution Agreement between Executive Wealth Management Services, Inc. and the Registrant.

 1.2* Form of Selected Dealer Agreement to be used by Executive Wealth Management Services, Inc.

 3.1*      Articles of Incorporation of the Registrant.

 3.2*      Bylaws of the Registrant.

 4.1*      Form of Promissory Note.

 4.2* Form of Indenture and Custody Agreement between the Registrant and Michael Hric, P.A., Trustee (included as Exhibit B to the Prospectus contained in this Registration Statement).


 5** Opinion of Shumaker, Loop & Kendrick, LLP regarding the Notes being issued.

10* Form of Escrow Agreement between the Registrant, SouthTrust Asset Management Company of Florida and Executive Wealth Management Services, Inc.

23.1** Consent of Shumaker, Loop & Kendrick, LLP (included in the opinion filed as Exhibit 5).

23.2 Consent of Bobbitt, Pittenger & Co., P.A., independent certified public accountants.

23.3**     Consent of Kashner Davidson.

27.1**     Financial Data Schedule for year ended December 31, 1996.

27.2**     Financial Data Schedule for quarter ended March 31, 1997.

---------------------
  * Previously filed in the Company's Registration Statement on Form SB-2 filed on October 31, 1996 (File No. 333-15151).
  ** Previously filed in Amendment No. 1 to the Company's Registration Statement on Form SB-2 filed on June 10, 1997 (File No. 333-15151).